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                                                                   EXHIBIT 10.23






                                  VELOCOM INC.


                      SUPPLEMENTAL SERIES B PREFERRED STOCK
                               PURCHASE AGREEMENT





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                                TABLE OF CONTENTS

1.  Agreement To Sell And Purchase................................................................................1

    1.1 Authorization of Shares ..................................................................................1

    1.2 Sale and Purchase ........................................................................................1

2.  Closing, Delivery And Payment.................................................................................1

    2.1 Closing ..................................................................................................1

    2.2 Certificates; Payment ....................................................................................2

3.  Representations And Warranties Of The Company.................................................................2

    3.1 Organization and Standing. ...............................................................................2

    3.2 Capitalization of the Company ............................................................................2

    3.3 Authority ................................................................................................3

    3.4 Consents and Approvals ...................................................................................4

    3.5 Compliance with Laws .....................................................................................4

    3.6 Trademarks, Patents, Trade Names, etc ....................................................................5

    3.7 Actions Pending ..........................................................................................5

    3.8 Contracts ................................................................................................5

    3.9 Investments in United States Real Property Interests .....................................................6

    3.10 Unrelated Business Taxable Income .......................................................................6

    3.11 Not a Qualified Small Business ..........................................................................6

    3.12 Subsidiaries ............................................................................................7

    3.13 Capitalization of the Company's Subsidiaries ............................................................7

    3.14 Share Ownership .........................................................................................7

    3.15 Financial Statements ....................................................................................7

    3.16 Material Changes ........................................................................................8

    3.17 Title ...................................................................................................8


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
    3.18 Licenses ................................................................................................8

    3.19 Insurance ...............................................................................................8

    3.20 Liabilities .............................................................................................9

    3.21 Taxes ...................................................................................................9

    3.22 Collective Bargaining Agreements, Employment Agreements and Employee Relations ..........................9

    3.23 Employee Benefits ......................................................................................10

    3.24 Recordkeeping Compliance ...............................................................................10

    3.25 Condition of the Companies; Operation of Business in the Ordinary Course ...............................10

    3.26 Y2K Compliance .........................................................................................11

    3.27 Broker's Fees. .........................................................................................11

    3.28 Foreign Corrupt Practices Act ..........................................................................11

    3.29 Offering ...............................................................................................11

    3.30 Spectrum Allocation ....................................................................................11

4.  Representations And Warranties Of The Purchasers.............................................................12

    4.1 Requisite Power and Authority ...........................................................................12

    4.2 Investment Representations ..............................................................................12

    4.3 Broker's Fees ...........................................................................................13

5.  Conditions Precedent To Purchasers' Obligations..............................................................13

    5.1 Conditions to Closing ...................................................................................13

6.  Use of Proceeds..............................................................................................14

7.  Miscellaneous................................................................................................14

    7.1 Governing Law ...........................................................................................14

    7.2 Survival ................................................................................................14

    7.3 Successors and Assigns ..................................................................................14


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
    7.4 Entire Agreement; Amendment and Waiver ..................................................................14

    7.5 Specific Enforcement ....................................................................................15

    7.6 Severability ............................................................................................15

    7.7 Notices .................................................................................................15

    7.8 Counterparts; Facsimile .................................................................................15

    7.9 Future Financings; Purchaser Obligations ................................................................15

8.  Certain Definitions..........................................................................................16


EXHIBITS:

Exhibit A       Schedule of Purchasers

Exhibit B       Second Amended and Restated Certificate of Incorporation,
                together with Form of Certificate of Amendment

Exhibit C       Form of Warrant Agreement

Exhibit D       Capitalization Chart

Exhibit E       Form of First Amendment to Third Amended and Restated Investors
                Agreement

Exhibit F       Form of Legal Opinion


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


                                  VELOCOM INC.

                         SUPPLEMENTAL SERIES B PREFERRED
                  STOCK PURCHASE AGREEMENT (INTEL CORPORATION)

         This Supplemental Series B Preferred Stock Purchase Agreement (this "Agreement") is entered into as of January 8, 2000, by and among VELOCOM INC., a Delaware corporation (the "Company"), and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (collectively the "Purchasers" and individually a "Purchaser").

         NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.       AGREEMENT TO SELL AND PURCHASE

         1.1 Authorization of Shares. On or prior to the Closing Date (as defined in Section 2 below), the Company shall have authorized the sale and issuance to the Purchasers of (i) the shares (the "Shares") of its Series B Preferred Stock, $.0001 par value per share (the "Series B Preferred") described in Section 2 below having the rights, preferences, privileges and restrictions set forth in the Third Amended and Restated Certificate of Incorporation, as amended, a copy of which is attached hereto as Exhibit B (the "Certificate of Incorporation"), and (ii) certain warrants to purchase shares of the Company's Common Stock, $.0001 par value per share (the "Common Stock") having the terms and conditions set forth in the form of Warrant Agreement attached hereto as Exhibit C (the "Warrant Agreement").

         1.2 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing (as defined in Section 2 below) the Company hereby agrees to issue and sell to each Purchaser and each Purchaser severally and not jointly agrees to purchase from the Company, (i) the aggregate number of Shares set forth opposite such Purchaser's name on Exhibit A and (ii) the number of warrants set forth opposite such Purchaser's name on Exhibit A (the "warrants"), for the aggregate purchase price set forth on Exhibit A.

2.       CLOSING, DELIVERY AND PAYMENT

         2.1 Closing. Subject to satisfaction of the conditions to closing set forth in Section 5, the closing of the sale and purchase of the Shares and Warrants under this Agreement (the "Closing") shall take place at 9:00 a.m. on February 11, 2000, at the offices of Holland & Hart LLP, 555 Seventeenth Street, Suite 3200, Denver, CO 80202 or at such other time or place as the Company and the Purchasers may mutually agree (such date is hereinafter referred to as the "Closing Date").

         2.2 Certificates; Payment. On the Closing Date, the Company shall deliver to each Purchaser (i) a certificate (or certificates in denominations reasonably designated by Purchaser) representing all of the Shares purchased by such Purchaser at the Closing


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and (ii) a Warrant Agreement representing the number of Warrants to be purchased at the Closing by the Purchaser, against payment of the purchase price therefor by certified check or wire transfer of immediately available funds.

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except for the representations and warranties of the Company set forth in Sections 3.12, 3.13 and 3.14, all representations and warranties made by the Company pursuant to this Section 3 regarding the Brazilian Companies and the Acquired Subsidiaries shall be made to the knowledge of the Company. The Company hereby represents and warrants to each Purchaser as of the date hereof, as follows:

         3.1 Organization and Standing. Each of the Companies is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Companies has all requisite corporate power and authority to own and operate its properties and assets and to carry on its businesses as presently conducted and as presently proposed to be conducted. Each of the Companies is qualified to do business in each jurisdiction where the failure to be so qualified would result in a material adverse effect on the business, operations, assets, prospects or condition (financial or otherwise) of any of the Companies (a "Material Adverse Effect"). The copies of the Company's and each Subsidiaries' charter documents and by-laws or other constituent documents which have been furnished to the Purchasers' special counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

         3.2 Capitalization of the Company. The authorized capital stock of the Company, immediately prior to the Closing Date, shall consist of (a) one hundred nine million seven hundred fifty nine thousand four hundred twenty one (109,759,421) shares of Common Stock, of which (i) one hundred seven million seven hundred ninety one thousand six hundred sixty seven (107,791,667) will be designated as Voting Common Stock, eleven million two hundred eighty three thousand eight hundred twenty six (11,283,826) of which will be issued and outstanding immediately prior to the Closing Date, and (ii) one million nine hundred sixty seven thousand seven hundred fifty four (1,967,754) will be designated as Non-Voting Common Stock, none of which will be issued and outstanding immediately prior to the Closing Date, and (b) seventy nine million six hundred thirty four thousand four hundred twenty one (79,634,421) shares of Preferred Stock, of which (i) thirty-one million (31,000,000) will be designated as Series A Preferred Stock, thirty million seven hundred six thousand three hundred thirty-three (30,706,333) of which will be issued and outstanding immediately prior to the Closing Date, (ii) forty two million six hundred sixty six thousand six hundred sixty seven (42,666,667) will be designated as Series B Preferred Stock, of which nineteen million three hundred three thousand seventy eight (19,303,078) will be issued and outstanding immediately prior to the Closing Date, and an additional twenty million three hundred ninety five thousand eight hundred thirty four (20,395,934) shares of which will have been committed to be


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sold by the Company immediately prior to the Closing Date and (iii) one million nine hundred sixty seven thousand seven hundred fifty four (1,967,754) will be designated as Series B-1 Preferred Stock, all of which will be issued and outstanding immediately prior to the Closing Date. All issued and outstanding shares of the Company's Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock have been duly authorized, validly issued and are fully paid and non-assessable. Except for (i) the six million two hundred thirty three thousand three hundred thirty three (6,233,333) options outstanding immediately prior to the Closing Date, (ii) the conversion privileges of the Series A Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock, (iii) the shares of Series B Preferred Stock to be purchased pursuant to the Series B Preferred Stock Purchase Agreement dated as of December 6, 1999 among the Company and the Purchasers listed on the Schedule of Purchasers attached thereto, as amended by Amendment No. 1 thereto, dated as of December 31, 1999, (iv) the shares of Series B Preferred Stock and Series B-1 Preferred Stock to be purchased pursuant to the Follow-On Series B/B-1 Preferred Stock Purchase Agreement dated as of December 20, 1999 among the Company and the Purchasers listed on the Schedule of Purchasers attached thereto, and (v) as contemplated by this Agreement or in the exhibits or schedules attached hereto, there will be no options, warrants or other rights to purchase from the Company any of its equity securities that are outstanding immediately prior to the Closing Date. The Company will not have in place any stock appreciation rights or phantom stock plans immediately prior to the Closing Date. A chart showing the accurate and complete capitalization of the Company immediately prior to and immediately after the Closing Date is attached hereto as Exhibit D.

         3.3 Authority.


               (a) The Company has full power, right and authority to execute the Transaction Documents and to perform all of its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents by the Company has been, and consummation by the Company of the transactions contemplated thereby has been, duly authorized by all necessary action of the Company. The Transaction Documents have been duly and validly executed and delivered by the Company and constitute the legal, valid, binding and enforceable obligation of the Company subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The execution, delivery and performance by the Company of the Transaction Documents and the consummation of the transactions contemplated thereby will not (i) conflict with or violate any Contracts or Permits to which the Companies are a party or bound and, in particular, will not cause prepayment of any banking or other indebtedness of any of the Companies and will not otherwise give any other Person the right to accelerate, renegotiate or terminate or receive any payment and will not constitute a default, event of default or an event which with the passage of time or lack of notice, or both, would constitute a default or event of default


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under such Contract, (ii) conflict with or violate any provision of any applicable Legal Requirement to which any Company is subject, (iii) conflict with or violate any Judgment applicable to any of the Companies, or (iv) conflict with, or result in a breach or default under, any term or condition of the constituent documents of the Companies.

               (b) When issued in compliance with the provisions of this Agreement and paid for by each Purchaser, the Shares, the Warrants, the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") and the shares of Common Stock issuable upon conversion of the Shares (the "Conversion Shares"), will be validly issued, fully paid and nonassessable and will not have been issued in violation of any preemptive rights. The Shares will have the benefit of the terms and provisions of the Certificate of Incorporation.

         3.4 Consents and Approvals. Except as set forth on Schedule 3.4, no consent, license, approval, waiver, expiration of waiting period or authorization of, or registration or declaration with, any municipal, local, state, federal, domestic or foreign governmental authority, agency, bureau or commission, or any other Person (a "Consent"), is required to be obtained or made by the Companies, in connection with its execution, delivery, performance of the Transaction Documents and enforceability of its respective obligations under the Transaction Documents and the transactions contemplated thereby.

         3.5 Compliance with Laws.

               (a) Except as set forth on Schedule 3.5(a), each of the Companies has been and is currently in compliance in all material respects with all (i) Environmental Laws, (ii) applicable telecommunications Laws, and (iii) material Legal Requirements. None of the Companies has received (A) any citations, notices of violations, complaints, consent orders (or amendments to or modifications of such orders), compliance schedules or other similar enforcement orders, or (B) any written notice in any form, including inspection reports, from any governmental entity or any other Person which in any case would indicate that there was not then or is not currently such compliance with all such Legal Requirements.

               (b) Schedule 3.5(b) sets forth an accurate and complete list of all material Permits which are used or held by each of the Companies in connection with the operation of its business. The Company represents that (i) all material Permits of each of the Companies are in full force and effect, (ii) any applications for renewal of any material Permit due prior to the Closing have been, or will be, timely filed prior to the Closing, (iii) no proceeding or other legal action to modify, suspend, revoke, withdraw, terminate or otherwise limit any such material Permit is pending or, to the knowledge of the Company, threatened, and (iv) each of the Companies has made all payments required to be made under all material Permits, including, without limitation, in respect of any Licenses.


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         3.6 Trademarks, Patents, Trade Names, etc.

               (a) Schedule 3.6 contains a listing of all patents, know-how, trademarks, trade names, service marks, service names, copyrights and other intellectual or proprietary property used in the conduct of each of the Companies' businesses (the "Patent and Trademark Rights"). Except as set forth on Schedule 3.6, none of the Companies has received any notice from any other Person challenging the right of any of them to use any such Patent and Trademark Rights owned or used by or licensed to each of the Companies. The Company has no knowledge that any Patent and Trademark Right is being infringed upon or appropriated by others, and none is subject to any outstanding Judgment affecting the scope of the free and unrestricted use by any of the Companies or is used contrary to the provisions of any licensing or other agreement. The Company has no knowledge that there are any geographic restrictions on the use by any of the Companies of the Patent and Trademark Rights.

               (b) The Companies have not entered into any agreement or arrangement for the provision or acquisition of any Patent and Trademark Rights.

         3.7 Actions Pending. There is no suit, action, claim, arbitration or similar proceeding or investigation pending or, to the Company's knowledge, threatened against any of the Companies (i) which, if adversely resolved, would be reasonably likely to have a Material Adverse Effect, (ii) with respect to which there is a reasonable likelihood of a determination which would prevent the Company from consummating the transactions contemplated by the Transaction Documents, or (iii) which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated by the Transaction Documents. None of the Companies is a party to or is bound by any Judgment of any governmental authority, arbitrator or any other Person. None of the Companies has compromised, settled or lost any arbitration or judicial or administrative proceeding.

         3.8 Contracts.

               (a) Schedule 3.8 contains an accurate and complete list of all Contracts to which any of the Companies is a party or by which any of such Companies' assets or properties are bound or affected and which (i) involve the obligation (including contingent obligations) to pay by or to any of such Companies amounts in excess of US$100,000 in the aggregate in respect of the Company and the Subsidiaries and amounts in excess of US$1,000,000 in the aggregate in respect of the Brazilian Companies, (ii) are Contracts with any stockholder or member or any Affiliate of any stockholder or member, (iii) are Contracts with governmental entities, or (iv) were not entered into in the ordinary course of business of any of such Companies.

               (b) All Contracts are valid, binding and enforceable by each of the respective Companies in accordance with their respective terms and none of such Companies is in default in any material respect under any of such Contracts nor, to the


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knowledge of the Company, is there any basis for any valid claim of default or violation under any Contract. To the knowledge of the Company, no other party to any of such Contracts is in default in any material respect thereunder nor does there exist any event or condition, which upon the giving of notice or the lapse of time or both, would (i) constitute a default in any material respect or event of default thereunder or (ii) entitle any other party thereto to terminate such Contract.

               (c) None of the Companies is a party to any Contract containing an undertaking on its part not to compete in any business, industry or geographical area except as set forth in the Licenses.

         3.9 Investments in United States Real Property Interests. The Company's capital stock does not, and the Company shall use its reasonable commercial efforts to ensure that its capital stock will not, constitute a United States real property interest as that term is defined in Section 897(c)(1)(A)(ii) of the Internal Revenue Code of 1986, as amended (the "Code"). The preceding representation is based on a determination by the Company that the Company is not and has not been a United States real property holding corporation (as that term is defined in Section 897(c)(2) of the Code) ("USRPHC") during the five (5) year period preceding the date of this Agreement. From time to time, upon the request of any Purchaser, the Company shall make a determination as to its status as a USRPHC. If at any time in the future the Company should become a United States real property holding corporation, the Company shall, as promptly as possible, notify each Purchaser of such change in status.

         3.10 Unrelated Business Taxable Income. The Company shall use its reasonable commercial efforts to ensure that any gross income derived by a Purchaser from the Company shall be in the form of dividends, interest, capital gains and losses from the disposition of property, and rents and royalties, but only such rents and royalties as are excluded pursuant to Code Sections 512(b)(2) and 512(b)(3), respectively, in calculating unrelated business taxable income and only such dividends, interest, capital gains and losses, and rents and royalties that are not included under Section 512(b)(4) of the Code in calculating unrelated business taxable income.

         3.11 Not a Qualified Small Business. The Company does not qualify as a "Qualified Small Business" as defined in Section 1202(d) of the Code.

         3.12 Subsidiaries. Schedule 3.12 sets forth the ownership structure of the Company and its Subsidiaries.

         3.13 Capitalization of the Company's Subsidiaries Schedule 3.13 sets forth the outstanding capital of each of the Companies (other than the Company), the number of their authorized and issued shares or equity interests and their nominal value. All of the shares or equity interests of the Companies (other than the Company) have been duly authorized, validly issued and are fully paid and non-assessable. The Companies (other than the Company) have no other shares or equity interests of any kind authorized or outstanding, no outstanding securities convertible into or exchangeable for or carrying the right to acquire any equity security of any of the Companies (other than the Company) and no outstanding options, warrants or other agreements or commitments under which any of the Companies (other than the Company) are obligated to issue any additional shares or equity interests. None of the shares of the Companies (other than the Company) is subject to any Encumbrances except as set forth on Schedule 3.13.

         3.14 Share Ownership.


               (a) Schedule 3.14(a) sets forth a true and correct list of the stockholders of the Company, the number of shares owned by the stockholders of the Company and the percentage ownership represented by each such stockholding.

               (b) Schedule 3.14(b) sets forth a true and complete list of (i) all stockholders agreements, limited liability company agreements or other agreements in respect of or relating to the equity interests in the Companies to which the Company or any of its Subsidiaries is a party, and (ii) all Contracts relating to the purchase, sale, transfer or other disposition of any securities or equity interests of any of the Companies to which the Company or any of its Subsidiaries is a party.

         3.15 Financial Statements. The Company has delivered to each Purchaser unaudited balance sheets and the related unaudited income statement and retained earnings statements for the periods set forth therein of (x) the Company at December 31, 1998 and September 30, 1999, (y) MegaTel do Brasil S.A., Telelatina Management Company, Smartel S.A., Formus S.A. and Telelatina S.A. at June 30, 1999 and (z) Vesper S.A. at May 31, 1999 (the items referred to in (x), (y) and
(z) are referred to herein collectively as the "Financial Statements"). Except as may be otherwise noted therein, the Financial Statements present fairly, in all material respects in accordance with generally accepted accounting principles then in effect, the financial position of each of the Companies as of the date set forth therein and the results of operations of each of such Companies for the periods set forth therein, except that the Financial Statements (i) do not have all footnotes required by generally accepted accounting principles and (ii) are subject to normal, year-end adjustments.

         3.16 Material Changes. Except as set forth in the Financial Statements, since the date of the latest respective Financial Statements (i) there have been no changes in the business, operations, assets or liabilities of any of the respective Companies which, individually or in the aggregate, has had or would be reasonably likely to have, a Material Adverse Effect; (ii) none of such Companies has made or declared any dividend or declared, made or paid any other distribution in respect of its capital stock; (iii) none of such Companies has suffered any casualty which resulted in damage, destruction or loss (whether or not covered by insurance); and (iv) none of such Companies has suffered any strike or other work stoppage.


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


         3.17 Title. Each of the Companies has (i) with respect to real property which is leased and used by it in its business, valid and subsisting leasehold interests and (ii) with respect to the owned or leased personal property and assets used by it in its business, good title or valid leasehold interests, in each instance, free and clear of any Encumbrances, except Permitted Encumbrances or any Encumbrances reflected on the Financial Statements.

         3.18 Licenses.

               (a) Schedule 3.18 sets forth a complete list of all of the telecommunications licenses held by the Companies (the "Licenses"). Each of the Licenses listed in Schedule 3.18 was duly authorized, granted and delivered by the appropriate governmental entity or an instrumentality thereof to such of the Companies identified in Schedule 3.18 as holding such License and recorded with the appropriate government entity in accordance with all applicable Legal Requirements. Each of the Licenses is held by such of the Companies identified in Schedule 3.18 as holding such License, free and clear of any Encumbrance or other attachments and duties of any kind except as set forth in the relevant License. There are no restrictions or limitations on the use of the rights granted by the Licenses except for those expressly set forth in each of the Permits, Licenses and applicable Law.

               (b) Since the award of the Licenses, each of the Companies holding a License has complied in all material respects with the terms and conditions of the License held by it and with the applicable telecommunications Laws (including any required build-out deadlines and notice or filing obligations) and has made all necessary payments required to be made thereunder. None of the transactions contemplated hereby will result or has resulted in the termination, modification, suspension or revocation of any License.

         3.19 Insurance. Each of the Companies has in place adequate and appropriate insurance policies, given its industry and its current stage of development. None of the Companies has been notified of any cancellation of or any refusal of any insurance coverage relating to its operations by any insurance carrier to which it has applied for insurance since its formation. Each of the Companies is in compliance in all material respects with such insurance policies and has paid all outstanding premiums when and as due. There is no pending claim under any insurance policy to which any of the Companies is an insured or beneficiary or any fact or circumstance reasonably likely to give rise to such a claim.

         3.20 Liabilities. Except as set forth in the Financial Statements, on
Schedule 3.20, or in the Licenses or Contracts, none of the Companies has incurred any outstanding material obligation, debt or liability, fixed or contingent ("Liabilities") to any Person.

         3.21 Taxes.

               (a) The Companies have filed all federal, state, departmental, municipal and foreign Tax returns required by law to be filed by them other than such filings, the failure of which to have been made, would not reasonably be likely to result in the imposition of significant penalties on any of the Companies. Except as set forth on the Financial Statements, and except for taxes the failure of which to pay would not reasonably be likely to result in the imposition of significant penalties on any of the Companies, each of the Companies has paid all such taxes that have already become due and payable. The provisions shown on the Financial Statements are adequate to reflect any material amount of unpaid Taxes of the Companies due or to become due with respect to fiscal periods ended on or before the date of the Financial Statements. As of the date hereof, there is no claim or assessment pending against the Company or any of the other Companies, based on a failure to pay Taxes and no basis exists for any such claim.

               (b) The Company is not aware of and, to the Company's knowledge, there are no circumstances which, either by passage of time or issuance of an assessment binding on any of the Companies to pay any Tax or contribution, may give rise to any type of dispute with any Tax authority in relation to any Tax obligation or liability.

         3.22 Collective Bargaining Agreements, Employment Agreements and Employee Relations.

               (a) Except as set forth on Schedule 3.22(a), none of the Companies has in effect any collective bargaining agreement or employment agreement which is not terminable at will in accordance with the laws of the jurisdictions in which it operates. Except as set forth on Schedule 3.22(a), there are no disputes currently subject to any grievance procedure, arbitration or litigation under such collective bargaining agreements or employment agreements nor is there any default under any such agreements, by any of the Companies or to the knowledge of the Company, any other party thereto.

               (b) Schedule 3.22(b) sets forth all employees and directors of the Company and their remuneration rates, applicable benefits and the applicable term of their employment.

         3.23 Employee Benefits.

               (a) Except as set forth on Schedule 3.23, the Companies do not maintain or contribute to or have any liability with respect to (i) any incentive, bonus, commission or deferred compensation or severance or termination pay plan, agreement or arrangement for the benefit of employees employed by it or any director, (ii) any pension, profit-sharing, stock purchase, stock option, group life insurance, hospitalization insurance, disability, retirement or any other employee benefit plan, agreement or arrangement, for the benefit of employees employed by it or any director or (iii) any fringe benefit plan, agreement or arrangement for the benefit of employees employed by it or any director (the items referred to in (i), (ii), and (iii) above are hereinafter referred to collectively as, the "Plans" and individually as a "Plan").

               (b) There are no scheduled or agreed-upon future increases of benefit levels for employees employed by any of the Companies, and no increases in benefits have (i) been proposed by any of the Companies for the benefit of its employees or any director, (ii) been made the subject of representation or similar communication by any of the Companies to their employees or directors or
(iii) to the knowledge of the Company, been requested or demanded by employees employed by any of the Companies under circumstances which make it reasonable to expect that such increase will be granted.

               (c) Each of the Companies has made all requisite pension and other governmental and/or social security contributions on its own behalf and on behalf of its employees and is in compliance in all material respects with all labor and social security obligations pursuant to the applicable Laws and Legal Requirements.

         3.24 Recordkeeping Compliance. Except as set forth on Schedule 3.24, each of the Companies has maintained its books and records and accounts in accordance with all applicable Legal Requirements, and all corporate and other documents required to be submitted to relevant federal, state, departmental and municipal authorities by each of such Companies have been duly and punctually submitted and have been true and correct in all material respects.

         3.25 Condition of the Companies; Operation of Business in the Ordinary Course. All of the material equipment, buildings and other assets of each of the Companies used in connection with the operation of its businesses are in good, workmanlike condition and fit for use for its intended purpose, ordinary wear and tear excepted.

         3.26 Y2K Compliance. Each of the Companies has taken steps to verify from vendors that on and following January 1, 2000, (i) its computer systems and
(ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the systems of such Company interface) will function properly. The cost to each of the Companies of the reasonably foreseeable consequences of the Year 2000 to the respective company resulting from the failure of its systems cannot be reasonably expected to have a Material Adverse Effect. Each of the Companies has complied with the Year 2000 requirements, if any, established by the corresponding authorities.

         3.27 Broker's Fees. Except for any fees owed to Lehman Brothers, Donaldson Lufkin & Jenrette and TD Securities, for which the Purchasers have no liability, the Company has not employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by the Transaction Documents that would be entitled to a broker's, finder's or similar fee or commission in connection therewith.

         3.28 Foreign Corrupt Practices Act. The Company represents that (i) it has not taken any action which is or could be deemed to be a violation of the Foreign Corrupt Practices Act in respect of any of the Companies; (ii) it is not aware of any action or conduct which could be deemed to be a violation of the Foreign Corrupt Practices Act in respect of any of the Companies and (iii) none of its managers, officers, directors, employees, stockholders, members, agents or representatives has offered, given, paid, authorized the payment of, or promised, directly or indirectly, any money, gift, promise or other thing of value to any Foreign Official (or to any other Person while knowing it will be offered, given or promised to a Foreign Official) for any purpose including, by way of example but not limitation, influencing any act or decision of such Person acting in their official capacity, inducing such Person to do or omit to do any action in violation of their lawful duty, inducing such Person to use their influence with the government of the Republic of Argentina, the Republic of Peru, the Republic of Colombia, the Republic of Venezuela, the Republic of Uruguay, the Republic of Chile, the Federative Republic of Brazil or any other government or any instrumentality thereof to affect or influence any act or decision of such government or instrumentality, in order to assist any of the Companies or their stockholders or members to obtain or retain business for or with, or in directing business to, any Person.

         3.29 Offering. Subject to the accuracy of the Purchasers' representations in Section 4 hereof, the offer, sale and issuance of the Shares, the Warrants, the Warrant Shares and the Conversion Shares constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act") and state Blue Sky laws.

         3.30 Spectrum Allocation. The spectrum allocation held by or available for use by each of the Companies is reasonably sufficient to enable such of the Companies to satisfy its current business plan as presented to the Purchasers except where the failure to have such allocation will not have a Material Adverse Effect on such of the Companies; provided that in respect of the Brazilian Companies, in the event any such Brazilian Company needs additional spectrum to satisfy its current business plan objectives, the Company reasonably believes that such spectrum should be available from ANATEL so long as such Brazilian Company has complied with its existing license obligations.

4.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each Purchaser severally and not jointly hereby represents and warrants to the Company, as of the date hereof, as follows:

         4.1 Requisite Power and Authority. Such Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this

Agreement and to carry out its provisions. All actions on such Purchaser's part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Closing.

         4.2 Investment Representations. Such Purchaser understands that none of the Shares, the Warrants, the Warrant Shares or the Conversion Shares has been registered under the Securities Act. Such Purchaser also understands that the Shares and the Warrants are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser's representations contained in this Agreement.

               (a) Purchaser Bears Economic Risk. Such Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Such Purchaser must bear the economic risk of this investment indefinitely unless the Shares, the Warrants, the Warrant Shares and/or the Conversion Shares are registered pursuant to the Securities Act, or an exemption from registration is available. Such Purchaser understands that the Company has no present intention of registering the Shares, the Warrants, the Warrant Shares and/or the Conversion Shares or any shares of its Common Stock. Such Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Purchaser to transfer all or any portion of the Shares, the Warrants, the Warrant Shares and/or the Conversion Shares under the circumstances, in the amounts or at the times such Purchaser might propose.

               (b) Acquisition for Own Account. Such Purchaser is acquiring the Shares, the Warrants, the Warrant Shares and/or the Conversion Shares for its own account for investment only, and not with a view towards their distribution in violation of applicable securities laws.

               (c) Purchaser Can Protect Its Interest. Such Purchaser represents that, by reason of its or of its management's business or financial experience, such Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement.

               (d) Accredited Investor. Such Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

               (e) Company Information. Such Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company. Such Purchaser has also had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of this investment.

               (f) Rule 144. Such Purchaser acknowledges and agrees that the Shares, the Warrants, the Warrant Shares and/or the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Such Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the number of shares being sold during any three-month period not exceeding specified limitations.

         4.3 Broker's Fees. None of the Purchasers has employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by the Transaction Documents that would be entitled to a broker's, finder's or similar fee or commission in connection therewith.

5.       CONDITIONS PRECEDENT TO PURCHASERS' OBLIGATIONS

         5.1 Conditions to Closing. The obligation of each Purchaser to purchase and pay for the Shares to be delivered to it at the Closing shall be subject to the satisfaction of the following conditions as of the Closing Date:

               (A) concurrent with the Closing, the Company, the Purchasers and the required number of other signatories to the Third Amended and Restated Investors Agreement shall have entered into the First Amendment to the Third Amended and Restated Investors Agreement in the form attached hereto as Exhibit E;

               (B) each Purchaser shall have received from Holland & Hart LLP, counsel for the Company, an opinion in substantially the form attached hereto as Exhibit F, dated as of the Closing Date;

               (C) The Company's stockholders shall have approved the Certificate of Amendment of Second Amended and Restated Certificate of Incorporation, a copy of which is included in Exhibit B attached hereto (the "Certificate of Amendment"); and

               (D) The Company shall have filed the Certificate of Amendment with the Delaware Secretary of State.

6.       USE OF PROCEEDS

         The Company shall use the proceeds from the sale of the Shares and Warrants to finance its commitments to the Brazilian Companies and the Subsidiaries, to fund general corporate purposes including development activities, and to cover fees and expenses related to the sale of the Shares.

7.       MISCELLANEOUS

         7.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Colorado as such laws are applied to agreements between Colorado residents entered into and performed entirely in Colorado, except that the General Corporation Law of the State of Delaware shall govern as to matters of corporate law.

         7.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

         7.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         7.4 Entire Agreement; Amendment and Waiver. This Agreement, the Exhibits, Schedules and the other documents expressly delivered pursuant hereto, including the Investors Agreement, supersede any other agreement, whether written or oral, that may have been made or entered into by the parties hereto relating to the matters contemplated hereby and constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Company and the holders of a majority of the Shares held by the Purchasers, and any such amendment, waiver, discharge or termination shall be binding on all Purchasers, except that if such amendment, waiver, discharge or termination creates an obligation by any Purchaser, or if it adversely affects a particular Purchaser in a manner different from the other Purchasers, the consent of the affected Purchaser shall be required.

         7.5 Specific Enforcement. Any Purchaser shall be entitled to specific enforcement of its rights under this Agreement. The parties acknowledge that money damages would be an inadequate remedy for its breach of this Agreement and consent to an action for specific performance or other injunctive relief in the event of any such breach.

         7.6 Severability. Unless otherwise expressly provided herein, a Purchaser's rights hereunder are several rights, not rights jointly held with any of the other Purchasers. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         7.7 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, special next day delivery, with verification of receipt. All communications shall be sent to the Company at 6400 South Fiddlers Green Circle, Suite 710, Englewood, CO 80111, Attention: Vice President - Strategic and Legal Affairs, with a copy to Holland & Hart LLP, 555 17th Street, Suite 3200, Denver, CO 80202, Attention: Mark D. Ebel, and to a Purchaser at the address set forth on Exhibit A attached hereto or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

         7.8 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed and delivered by facsimile.

         7.9 Future Financings; Purchaser Obligations. Nothing contained in this Agreement or any Purchaser's prior dealings with the Company shall be deemed to constitute a commitment on the part of any Purchaser to participate in any future financings by the Company. In connection with any merger involving the Company, the indemnification obligations of each Purchaser (if any) shall be several and not joint, and shall in no event exceed the amount of consideration to be received by such Purchaser in the merger.

8.       CERTAIN DEFINITIONS.

         "Acquired Subsidiaries" means Smartel S.A., PCN Investments S.A., Interloop Americas Inc., Telelatina S.A., Formus S.A., Telelatina Management Company, Formus Communications Latin America LLC, Formus Communications Argentina LLC, Formus Communications Bolivia LLC, Formus Communications Colombia LLC, Formus Communications Peru LLC, Formus Communications Venezuela LLC, Formus S.A., Formus Bolivia S.A., Formus Comunicaciones de Chile Limitada, Formus Colombia S.A. E.S.P., Formus Peru S.A. and Telecomunicaciones Interactivas de Venezuela C.A..

         "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person; for purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

         "Brazilian Companies" shall mean Vesper S.A., Vesper Holding S.A., Vesper Sao Paulo Holding S.A. and MegaTel do Brasil S.A., each of which is a sociedade anonima formed under the Laws of the Federative Republic of Brazil.

         "Companies" shall mean the Company, the Brazilian Companies and the Subsidiaries (including the Acquired Subsidiaries).

         "Contracts" shall mean any and all written contracts, agreements, obligations, franchises, warranties, guaranties, undertakings, commitments, understandings, arrangements, leases, licenses, registrations, easements, rights-of-way, mortgages, bonds, notes and other instruments and obligations and interests therein or rights thereunder, excluding any Permits, in each case which are material to the business of any of the Companies, as the case may be.

         "Encumbrances" shall mean any mortgage, imperfection of title, lien, pledge, option, security interest, claim, charge or other encumbrance of any kind whatsoever.

         "Environmental Laws" shall mean any Laws or Legal Requirements relating to human health and safety, pollution, protection or cleanup of the environment (including, but not limited to, ambient air, surface water, groundwater, land surface or subsurface strata and flora or fauna) and such other Laws or Legal Requirements relating to the release, containment, removal, remediation, response, cleanup or abatement of any sort of chemical or hazardous substance.

         "Foreign Corrupt Practices Act" shall mean the Foreign Corrupt Practices Act of the United States of America (15 U.S.C.A. Section 78dd) and any successor statute or legislation.

         "Foreign Official" means (i) an officer or employee of any government other than the U.S. including but not limited to the Republic of Argentina, the Republic of Peru, the Republic of Colombia, the Republic of Venezuela, the Republic of Uruguay, the Republic of Chile or the Federative Republic of Brazil or any political subdivision, department, agency or instrumentality thereof;
(ii) a Person acting in an official capacity for or on behalf of any such government or department, agency or instrumentality; (iii) a member or official of a political party in the Republic of Argentina, the Republic of Peru, the Republic of Colombia, the Republic of Venezuela, the Republic of Uruguay, the Republic of Chile or the Federative Republic of Brazil; (iv) a candidate for political office in the Republic of Argentina, the Republic of Peru, the Republic of Colombia, the Republic of Venezuela, the Republic of Uruguay, the Republic of Chile or the Federative Republic of Brazil or (v) any other meanings or interpretations given to the term under the Foreign Corrupt Practices Act as it applies to any of the Companies.

         "Investors Agreement" shall mean the Third Amended and Restated Investors Agreement dated as of the Closing Date, among the Company, the Purchasers and certain other stockholders of the Company, as amended by the First Amendment thereto dated as of the Closing Date, a copy of which is attached hereto as Exhibit D.

         "Judgments" shall mean any and all judgments, orders, directives, rulings, decisions, injunctions, decrees or awards of any federal, state, municipal, departmental or foreign court, arbitrator or administrative or governmental authority, bureau or agency.

         "Laws" shall mean all laws (whether statutory or otherwise), rules and regulations of all governmental, judicial, legislative, executive, administrative or regulatory authorities (federal, state, municipal, departmental, foreign or otherwise).

         "Legal Requirements" shall mean any and all applicable (i) Permits,
(ii) Laws, (iii) Judgments, and (iv) contracts with any federal, state, municipal or departmental or foreign court, arbitrator or administrative or governmental authority, bureau or agency relating to compliance with matters described in (ii) and (iii) above.

         "Liabilities" shall have the meaning set forth in Section 3.20 of this Agreement.

         "Licenses" shall have the meaning set forth in Section 3.18 of this Agreement.

         "Material Adverse Effect" shall have the meaning set forth in Section
3.1 of this Agreement.

         "Permits" shall mean any and all permits, authorizations, approvals, registrations, waivers, variances and licenses (i) under any (x) Laws or (y) Judgments with any federal, state, municipal or departmental court, arbitrator or administrative or governmental authority, bureau or agency relating to compliance with the matters described in (x) above or (ii) granted by any federal, state, municipal or departmental administrative or governmental authority, bureau or agency (whether domestic or foreign).

         "Permitted Encumbrances" shall mean undetermined or inchoate liens arising or potentially arising under statutory provisions which have not at the time been filed and of which written notice has not been served pursuant to Laws or which relate to obligations not overdue or delinquent, minor imperfections in title, if any, not material in nature and which, individually and in the aggregate, do not materially interfere with or affect the conduct of the Companies' businesses.

         "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other similar entity or any government or political subdivision or any agency, department or instrumentality thereof.

         "Subsidiaries" or "Subsidiary" shall mean any subsidiary of the Company over which the Company exercises control. For purposes of this definition, "control" shall mean the direct or indirect ownership by the Company of 50% or more of the voting securities of such subsidiary.

         "Tax" and "Taxes" shall mean (i) all taxes, assessments, levies, imports, duties, license fees, registration fees or other similar governmental charges including, without limitation, income taxes, franchise taxes, transfer taxes or fees, value added taxes, sales taxes, excise taxes, ad valorem taxes, withholding taxes, minimum taxes and social security or other employee-related taxes and (ii) any interest, penalties or additions to tax imposed on a tax described in clause (i) hereof imposed by any federal, state, municipal, departmental or foreign governmental agency or political subdivision.

         "Transaction Documents" shall mean this Agreement, the Warrant Agreement and the First Amendment to the Third Amended and Restated Investors Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Supplemental Series B Preferred Stock Purchase Agreement as of the date set forth in the first paragraph hereof.

                                           COMPANY:

                                           VELOCOM INC.


                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:


                                           PURCHASERS:

                                           INTEL CORPORATION


                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:

                 SUPPLEMENTAL SERIES B STOCK PURCHASE AGREEMENT

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS


                                               NUMBER OF
                                            SHARES OF SERIES B                                       AGGREGATE PURCHASE
NAME AND ADDRESS                              PREFERRED STOCK            NUMBER OF WARRANTS                PRICE
----------------                            ------------------           ------------------          ------------------
Intel Corporation
2200 Mission College Blvd.
SC4-203
Santa Clara, CA 95052                            833,333                      125,000                     $4,999,998
                                                 -------                      -------                     ----------
TOTAL                                            833,333                      125,000                     $4,999,998

            SUPPLEMENTAL FOLLOW-ON SERIES B STOCK PURCHASE AGREEMENT

                                    EXHIBIT B

            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION,
                 TOGETHER WITH FORM OF CERTIFICATE OF AMENDMENT

            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                  VELOCOM INC.
                    (Pursuant to Section 242 and Section 245)

     VELOCOM INC., originally filed in the state of Delaware as WLL International, Inc., hereby certifies as follows:

     1. The name of the corporation is VELOCOM INC. (the "Corporation"). The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was April 29, 1998, and the Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on December 3, 1999.

     2. This Second Amended & Restated Certificate of Incorporation restates and amends the original Certificate of Incorporation, the Amended and Restated Certificate of Incorporation and all amendments and certificates thereto.

     3. This Second Amended & Restated Certificate of Incorporation (the "Certificate of Incorporation") has been duly adopted in accordance with Section 242 and Section 245 of the Delaware General Corporation Law.

                                  ARTICLE ONE.


     The name of this corporation is VELOCOM INC.

                                  ARTICLE TWO.

     The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at such address is Corporation Service Company.

                                 ARTICLE THREE.

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR.

SECTION 4.1 AUTHORIZED CAPITAL.

          (a) The Corporation shall be authorized to issue two classes of stock to be designated respectively "Common Stock" and "Preferred Stock." The aggregate number of shares which the Corporation shall have the authority to issue is one hundred eighty seven million two hundred sixty eight thousand eight hundred forty two (187,268,842); the total number of shares of Common Stock shall be one hundred eight million six hundred thirty four thousand four hundred twenty one (108,634,421), with a par value of $.0001 per share, and the total number of shares of Preferred Stock shall be seventy eight million six hundred thirty four thousand four hundred twenty one (78,634,421), with a par value of $.0001 per share. Such Preferred Stock may be issued in series.

          (b) Subject to the voting requirements set forth in Section 4.2(b)(iii), the Corporation's board of directors shall have the authority, without stockholder action, to determine the preferences, limitations and relative rights of any Preferred Stock (whether in a series or as a class), including without limitation the following: (i) the designation of any series of Preferred Stock; (ii) unlimited, special, conditional, or limited voting rights, or no right to vote; except that no condition, limitation, or prohibition on voting shall eliminate any right to vote provided by the Delaware General Corporation Law; (iii) redemption rights; (iv) conversion rights, (v) distribution or dividend rights, including the determination of whether such rights are cumulative, non-cumulative or partially cumulative, and (vi) preference rights over any other class or series of shares with respect to distributions, including dividends and distributions upon the dissolution of the Corporation.

          (c) Common Stock shall be divided into one hundred six million six hundred sixty six thousand six hundred sixty seven (106,666,667) shares of voting common stock (the "Voting Common Stock") and one million nine hundred sixty seven thousand seven hundred fifty four (1,967,754) shares of non-voting Common Stock (the "Non-Voting Common Stock, and together, the "Common Stock"). Except as otherwise required by law, the Non-Voting Common Stock shall not be entitled to vote on any matter on which the Stockholders of the Corporation shall be entitled to vote; and shares of Non-Voting Common Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters. Except for the difference in voting rights, both the Voting Common Stock and the Non-Voting Common stock shall be identical in their rights.

SECTION 4.2 DESIGNATION OF PREFERRED STOCK.

     Thirty one million (31,000,000) of the authorized shares of Preferred Stock are hereby designated as "Series A Preferred Stock" (the "Series A Preferred"), forty one million six hundred sixty six thousand six hundred sixty seven (41,666,667) of the authorized shares of Preferred Stock are hereby designated as "Series B Preferred Stock" (the "Series B Preferred") and one million nine hundred sixty seven thousand seven hundred fifty four (1,967,754) of the authorized shares of Preferred Stock are hereby designated as "Series B-1 Preferred Stock" (the "Series B-1 Preferred," and together with the Series B Preferred, the "Series B/B-1 Preferred"). Except for the differences in voting and conversion rights set forth herein, both the Series B Preferred and the Series B-1 Preferred shall be identical in their rights. The Series A Preferred and the Series B/B-1 Preferred are hereinafter collectively referred to as the "Series Preferred." The rights, preferences, privileges, restrictions and other matters relating to the Series Preferred are as follows:

          (a) DIVIDEND RIGHTS.

               (i) Declared Dividends. Holders of the Series Preferred, in preference to the holders of Common Stock and any other stock of the Corporation that is not by its terms expressly senior in right of payment to the Series Preferred (collectively, "Junior Stock"), shall be entitled to receive dividends, when and as declared by the board of directors, but only out of funds that are legally available therefor. In addition, in the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Stock, the Corporation shall also declare and pay to the holders of the Series Preferred at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series Preferred had all of the outstanding Series Preferred been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined. The Corporation shall not declare dividends on one Series of Preferred Stock and not on each other Series of Preferred Stock.

               (ii) Preference. So long as any of the Series Preferred remains outstanding, without the prior written consent of the holders of sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of the Series Preferred (the "Required Holders"), the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Stock, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Stock. The provisions of this Section 4.2(a)(ii) shall not, however, apply to (i) the acquisition of shares of any Junior Stock in exchange for shares of any other Junior Stock,
(ii) the payment of cash dividends on the Common Stock to the extent that equivalent dividends are paid on the Series Preferred as provided above, or
(iii) any repurchase of any Reserved Employee Stock from former employees, directors or consultants in connection with termination of employment or service as a director or consultant that is approved by the Corporation's board of directors.

          (b) VOTING RIGHTS.

               (i) Generally. Except as otherwise provided herein or as required by law, the Series Preferred shall vote with the shares of the Common Stock of the Corporation (and not as a separate class) at any annual or special meeting of stockholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each holder of shares of the Series Preferred shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of the Series Preferred are convertible (pursuant to Section 4.2(e) below) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

               (ii) Except as specifically set forth in this Article Four, or as otherwise required by law, each outstanding share of Series B-1 Preferred shall not be entitled to vote on any matter on which the stockholders of the Corporation shall be entitled to vote; and shares of Series B-1 Preferred shall not be included in determining the number of shares voting or entitled to vote on any such matters.

               (iii) Class Vote Requirement. Without the affirmative vote of the Required Holders, the Corporation shall not (i) create, issue or authorize the issuance of any additional Common Stock or Preferred Stock or create or authorize any new class or series of the Corporation's capital stock (except for issuances of Reserved Employee Stock, issuances upon conversion of Preferred Stock, and issuances in connection with strategic transactions involving the Corporation and the non-affiliates of the Corporation approved by the Corporation's board of directors, the primary purpose of which is other than to raise funds for the Corporation (including (1) joint ventures, manufacturing, marketing or distribution arrangements or (2) technology transfer or development arrangements)); (ii) amend this Certificate of Incorporation or the Corporation's Bylaws; (iii) engage in (1) any merger, consolidation, business combination, recapitalization, or reorganization in which (A) the stockholders of the Corporation immediately prior to such transaction own capital stock representing less than seventy percent (70%) of the surviving company's voting power in the election of directors immediately after such transaction or (B) the stockholders of the Corporation immediately prior to such transaction do not own substantially the same proportion of capital stock of the surviving company after the transaction as they owned of the Corporation immediately prior to the transaction (a "Disproportionate Change"); provided, however, that any change in a stockholder's ownership percentage of less than ten percentage points shall not be deemed to be a Disproportionate Change, (2) a liquidation or sale of substantially all of the assets by the Corporation or any of its subsidiaries outside the ordinary course of business, or (3) a purchase of substantial assets by the Corporation or any of its subsidiaries outside the ordinary course of business; (iv) engage in any business other than telecommunications and multimedia communications services, including but not limited to data, voice or video transmission, cable, IP telephony, MMDS, Internet access or any other telecommunications service using wireless, wireline, fiber, LMDS or broadband access or any other technology, and also including any Internet content business; (v) increase the amount of Reserved Employee Stock above twelve percent (12%) of the Corporation's Common Stock Deemed Outstanding; or (vi) engage in any transaction with an affiliate of the Corporation, except for transactions involving wholly-owned subsidiaries, that is not approved by a majority of the Corporation's disinterested directors.

          (c) LIQUIDATION RIGHTS.

               (i) Liquidation Value. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Junior Stock or Common Stock, (i) first, the holders of the Series B/B-1 Preferred shall be entitled to be paid out of the assets of the Corporation an amount with respect to each share of the Series B/B-1 Preferred equal to the sum of (A) the Original Series B/B-1 Issue Price (as defined below) plus (B) all declared but unpaid dividends thereon (the "Series B/B-1 Liquidation Value") and (ii) second, after the payment of the full liquidation preference of the Series B/B-1 Preferred, the holders of the Series A Preferred shall be entitled to be paid out of the assets of the Corporation an amount with respect to each share of the Series A Preferred equal to the sum of (A) the Original Series A Issue Price (as defined below), plus (B) all declared but unpaid dividends thereon (the "Series A Liquidation Value"). The "Original Series A Issue Price" shall be Three Dollars ($3.00) per share, as appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions affecting the Series A Preferred. The "Original Series B/B-1 Issue Price" shall be Six Dollars ($6.00) per share, as appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions affecting the Series B/B-1 Preferred.

               (ii) Participation. After the payment of the full liquidation preference of the Series Preferred as set forth in Section 4.2(c)(i) above, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed to the holders of Junior Stock entitled to a preference over the Common Stock and, thereafter, to the holders of Common Stock. The holders of the Series Preferred shall be entitled to participate in distributions to holders of the Common Stock such that, giving effect to all distributions pursuant to Section 4.2(c)(i), the holders of the Series Preferred receive aggregate distributions equal to the greater of (A) the Series A Liquidation Value (in the case of the Series A Preferred) or the Series B/B-1 Liquidation Value (in the case of the Series B/B-1 Preferred), or (B) the amounts that such holders would have received if the Series Preferred had been converted into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation.

               (iii) Liquidation Events. At the option of the Required Holders, the following events shall be considered a liquidation for purposes of Section 4.2(c).

                    (A) any (1) merger, consolidation, business combination, reorganization or recapitalization of the Corporation that involves a Disproportionate Change; provided, however, that any change in a stockholder's ownership percentage of less than ten percentage points shall not be deemed to be a Disproportionate Change; or (2) transaction or series of related transactions in which capital stock representing in excess of thirty percent (30%) of the Corporation's voting power in electing the board of directors is transferred (an "Acquisition"); or

                    (B) a sale, lease or other disposition of all or substantially all of the assets of the Corporation (an "Asset Transfer").

               (iv) Proportionate Payments. If, upon any liquidation, dissolution or winding up, the assets of the Corporation shall be insufficient to make payment in full to all holders of the Series Preferred, then such assets shall be distributed first, among the holders of the Series B/B-1 Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be entitled and second, any remaining assets shall be distributed among the holders of the Series A Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be entitled.

          (d) REDEMPTION RIGHTS.

               (i) Scheduled Redemptions. Unless a holder of Series Preferred elects otherwise in accordance with Section 4.2(d)(iii) below, on January 26, 2005, the Corporation shall redeem thirty three and one-third percent (33"%) of the then-outstanding shares of each of the Series A Preferred and the Series B/B-1 Preferred held by such holder; on January 26, 2006, the Corporation shall redeem fifty percent (50%) of the then-outstanding shares of each of the Series A Preferred and the Series B/B-1 Preferred held by such holder; and shall redeem all remaining shares of the Series A Preferred and the Series B/B-1 Preferred held by such holder on January 26, 2007 (the "Scheduled Redemption Dates"), at a price per share equal to the Series A Liquidation Value or the Series B/B-1 Liquidation Value, respectively.

               (ii) Redemption Payments. For each share of the Series Preferred which is to be redeemed hereunder, the Corporation shall be obligated on the Scheduled Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share) an amount in cash equal to the Series A Liquidation Value or the Series B/B-1 Liquidation Value, as applicable. If the funds of the Corporation legally available for redemption of the Series Preferred on any Scheduled Redemption Date are insufficient to redeem the total number of shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of shares pro rata among the holders of the Series Preferred to be redeemed based upon the aggregate Liquidation Value of such shares of the Series Preferred held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of the Series Preferred, such funds shall immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Scheduled Redemption Date but which it has not redeemed.

               (iii) Notice of Redemption. Except as otherwise provided herein, the Corporation shall mail written notice of each redemption of the Series Preferred to each record holder thereof not more than 60 nor less than 30 days prior to the Scheduled Redemption Date (the "Corporation's Notice"). Any holder of the Series Preferred may elect not to participate in the redemption on any Scheduled Redemption Date by providing written notice to the Corporation of its election not to have its shares of Preferred Stock redeemed within 10 days after receipt of the Corporation's Notice. The holders of the Series Preferred to be redeemed shall in any event have the right to convert any or all of their shares into Common Stock at any time prior to the close of business on any Scheduled Redemption Date. In case fewer than the total number of shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed shares.

               (iv) Other Redemptions or Acquisitions. The Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any shares of the Series Preferred, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of the Series Preferred on the basis of the aggregate Liquidation Value of the shares of the Series Preferred owned by each such holder. If the assets of the Corporation shall be insufficient to make payment in full to all holders whose shares of Series Preferred are being redeemed or otherwise acquired, such assets shall be used first to redeem shares of Series B/B-1 Preferred, ratably in proportion to the redemption price for the shares that such holders otherwise would have been entitled to redeem, and second, any remaining assets shall be used to redeem shares of Series A Preferred, ratably in proportion to the redemption price for the shares that such holders otherwise would have been entitled to redeem.

          (e) CONVERSION RIGHTS - CONVERSION OF SERIES PREFERRED INTO COMMON STOCK.

     The holders of the Series Preferred shall have the following rights with respect to the conversion of the Series Preferred into shares of Common Stock:

               (i) Optional Conversion into Common Stock. Subject to and in compliance with the provisions of this Section 4.2(e), any shares of the Series Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock (either Voting Common Stock, in the case of Series A Preferred or Series B Preferred, or Non-Voting Common Stock, in the case of Series B-1 Preferred). The number of shares of Common Stock to which a holder of the Series A Preferred shall be entitled upon conversion shall be the product obtained by multiplying the "Series A Conversion Rate" then in effect (determined as provided in Section 4.2(e)(ii)) by the number of shares of the Series A Preferred being converted. The number of shares of Common Stock to which a holder of the Series B/B-1 Preferred shall be entitled upon conversion shall be the product obtained by multiplying the "Series B/B-1 Conversion Rate" then in effect (determined as provided in Section 4.2(e)(ii)) by the number of shares of the Series B/B-1 Preferred being converted.

               (ii) Series Conversion Rate. The conversion rate in effect at any time for conversion of the Series A Preferred (the "Series A Conversion Rate") shall be the quotient obtained by dividing the Series A Liquidation Value by the "Series A Conversion Price" calculated as provided in Section 4.2(e)(iii). The conversion rate in effect at any time for conversion of the Series B/B-1 Preferred (the "Series B/B-1 Conversion Rate") shall be the quotient obtained by dividing the Series B/B-1 Liquidation Value by the "Series B/B-1 Conversion Price" calculated as provided in Section 4.2(e)(iii).

               (iii) Conversion Price. The conversion price for the Series A Preferred (the "Series A Conversion Price") shall initially be the Original Series A Issue Price (i.e., $3.00). Such initial Series A Conversion Price shall be adjusted from time to time in accordance with this Section 4.2(e). If and whenever on or after the first date of issuance of any shares of Series A Preferred (the "Original Series A Issue Date") the Corporation issues or sells, or in accordance with this Section 4.2(e)(iii) is deemed to have issued or sold, any shares of its Common Stock (other than pursuant to a Permitted Issuance) for a consideration per share less than the Series A Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Series A Conversion Price shall be reduced to the amount determined by dividing (a) the sum of (1) the product derived by multiplying the Series A Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received or deemed to have been received by the Corporation upon such issue or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. All references to the Series A Conversion Price herein shall mean the Series A Conversion Price as so adjusted.

     The conversion price for the Series B/B-1 Preferred (the "Series B/B-1 Conversion Price") shall initially be the Original Series B/B-1 Issue Price (i.e., $6.00). Such initial Series B/B-1 Conversion Price shall be adjusted from time to time in accordance with this Section 4.2(e). Except with respect to Defaulting Purchasers (as defined in Section 4.2 (e)(ix) below) for whom the Series B/B-1 Conversion Price shall be as set forth in Section 4.2(e)(ix) below, if and whenever on or after the first date of issuance of any shares of Series B/B-1 Preferred (the "Original Series B/B-1 Issue Date") the Corporation issues or sells, or in accordance with this Section 4.2(e)(iii) is deemed to have issued or sold, any shares of its Common Stock (other than pursuant to a Permitted Issuance) for a consideration per share less than the Series B/B-1 Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Series B/B-1 Conversion Price shall be reduced to the amount determined by dividing (a) the sum of (1) the product derived by multiplying the Series B/B-1 Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus
(2) the consideration, if any, received or deemed to have been received by the Corporation upon such issue or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. All references to the Series B/B-1 Conversion Price herein shall mean the Series B/B-1 Conversion Price as adjusted pursuant to this Section 4.2(e)(iii) and Section 4.2 (e)(ix) below.

     For purposes of determining the adjusted Series A Conversion Price for any holder of Series Preferred and/or the adjusted Series B/B-1 Conversion Price for any holder of Series Preferred except for a Defaulting Purchaser, the following shall be applicable:

                    (A) Issuance of Rights or Options. Except for Permitted Issuances, if the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Series A Conversion Price and/or the Series B/B-1 Conversion Price, as the case may be, in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (1) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (2) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Series A Conversion Price and/or the Series B/B-1 Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                    (B) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Series A Conversion Price and/or the Series B/B-1 Conversion Price, as the case may be, in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (1) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (2) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Series A Conversion Price and/or the Series B/B-1 Conversion Price, as the case may be, shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Series A Conversion Price and/or the Series B/B-1 Conversion Price had been or are to be made pursuant to other provisions of this Section 4.2(e), no further adjustment of the Series A Conversion Price and/or the Series B/B-1 Conversion Price shall be made by reason of such issue or sale.

                    (C) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Series A Conversion Price and/or the Series B/B-1 Conversion Price, as the case may be, in effect at the time of such change shall be immediately adjusted to the Series A Conversion Price and/or the Series B/B-1 Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

                    (D) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Series A Conversion Price and/or the Series B/B-1 Conversion Price then in effect hereunder shall be adjusted immediately to the Series A Conversion Price and/or the Series B/B-1 Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                    (E) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the Required Holders. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the Required Holders. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

                    (F) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

                    (G) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

               (iv) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time effect a subdivision of the outstanding Common Stock, the Series A Conversion Price and the Series B/B-1 Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall at any time or from time to time combine the outstanding shares of Common Stock into a smaller number of shares, the Series A Conversion Price and the Series B/B-1 Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 4.2(e)(iv) shall become effective at the close of business on the date the subdivision or combination becomes effective.

               (v) Adjustment for Common Stock Dividends and Distributions. If the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a divided or other distribution payable in additional shares of Common Stock, in each such event the Series A Conversion Price and the Series B/B-1 Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying each of the Series A Conversion Price and the Series B/B-1 Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
(2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price and the Series B/B-1 Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price and the Series B/B-1 Conversion Price shall be adjusted pursuant to this Section 4.2(e)(v) to reflect the actual payment of such dividend or distribution.

               (vi) Adjustments for Other Dividends and Distributions. If the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, in each such event provision shall be made so that the holders of the Series Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Corporation which they would have received had their Series Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4.2(e) with respect to the rights of the holders of the Series Preferred or with respect to such other securities by their terms.

               (vii) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time the Common Stock issuable upon the conversion of the Series Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4.2), in any such event each holder of the Series Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable in connection with such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of the Series Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustments as provided herein or with respect to such other securities or property by the terms thereof.

               (viii) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 4.2), as a part of such capital reorganization, provision shall be made so that the holders of the Series Preferred shall thereafter be entitled to receive upon conversion of the Series Preferred the number of shares of stock or other securities or property of the Corporation to which a holder of the maximum number of shares of Common Stock deliverable upon conversion would have been entitled in connection with such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4.2(e) with respect to the rights of the holders of the Series Preferred after the capital reorganization to the end that the provisions of this Section 4.2 (including adjustment of the Series A Conversion Price and the Series B/B-1 Conversion Price then in effect and the number of shares of Common Stock issuable upon conversion of the Series Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

               (ix) Adjustment upon Default under Stock Purchase Agreements. With respect to the shares of Series B/B-1 Preferred owned by a Defaulting Purchaser who has not Cured such Default within a 10-day cure period, (as such terms are defined in Amendment No. 1 to Series B Preferred Stock Purchase Agreement dated as of December 31, 1999, and in Article 3 of the Follow-On Series B/B-1 Preferred

Stock Purchase Agreement dated December 20, 1999, in each case among the Corporation and certain purchasers of the Corporation's Series B/B-1 Preferred (collectively, the "Stock Purchase Agreements")), immediately upon the expiration of such 10-day cure period, the Series B/B-1 Conversion Price for such shares in effect immediately prior to such Default shall be increased to an amount equal to two (2) times the Original Series B/B-1 Issue Price. Once the Series B/B-1 Conversion Price for such shares of Series B/B-1 Preferred held by the Defaulting Purchaser is adjusted in accordance with this Section 4.2(e)(ix), it shall no longer be subject to any other adjustment provided in Section 4.2(e)(iii) of this Certificate of Incorporation. This Section 4.2(e)(ix) shall not affect the Series B/B-1 Conversion Price for any holder of Series B/B-1 Preferred other than the Defaulting Purchaser, shall not affect the Series A Conversion Price for shares of Series A Preferred held by the Defaulting Purchaser, and shall not affect the Series B/B-1 Liquidation Value for any holder of Series B/B-1 Preferred.

               (x) Certificate of Adjustment. In each case of an adjustment or readjustment of the Series A Conversion Price and/or the Series B/B-1 Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series Preferred, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series Preferred at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to be received by the Corporation for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the Series A Conversion Price and/or the Series B/B-1 Conversion Price at the time in effect,
(3) the number of additional shares of Common Stock issued or sold or deemed to have been issued or sold, and (4) the type and amount, if any, of other property which at the time would be received upon conversion of the Series Preferred.

               (xi) Notices of Record Date. Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 4.2(c)(iii)(A)) or other capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, any Asset Transfer (as defined in Section 4.2(c)(iii)(B)), or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of the Series Preferred at least twenty (20) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed for determining the holders of record of Common Stock (or other securities) that shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

               (xii) Automatic Conversion into Common Stock. Each share of the Series Preferred shall automatically be converted into shares of Common Stock (Voting Common Stock in the case of Series A Preferred and Series B Preferred, and Non-Voting Common Stock in the case of Series B-1 Preferred), based on the then-effective Series A Conversion Price and/or the Series B/B-1 Conversion Price, as the case may be, immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which (i) the per share price to the public is at least $15.00 per share (as adjusted for stock splits, recapitalizations and the like), and (ii) the gross cash proceeds to the Corporation (prior to expenses and underwriting commissions) are at least $50,000,000. Upon such automatic conversion, all declared but unpaid dividends, if any, shall be paid in accordance with Section 4.2(a).

               (xiii) Mechanics of Conversion.

                    (A) Optional Conversion. Each holder of the Series Preferred who desires to convert the same into shares of Common Stock pursuant to this
Section 4.2(e) shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series Preferred, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of the Series Preferred being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock's fair market value determined by the Corporation's board of directors as of the date of such conversion), any declared but unpaid dividends on the shares of the Series Preferred being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificate representing the shares of the Series Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

                    (B) Automatic Conversion. Upon the occurrence of the event specified in Section 4.2(e)(xii) above, the outstanding shares of the Series Preferred shall be converted into Common Stock (Voting Common Stock in the case of Series A Preferred and Series B Preferred, and Non-Voting Common Stock in the case of Series B-1 Preferred) automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the

Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of the Series Preferred are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon surrender by any holder of the certificates formerly representing shares of the Series Preferred at the office of the Corporation or any transfer agent for the Series Preferred, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of the Series Preferred surrendered were convertible on the date on which such automatic conversion occurred, and the Corporation shall promptly pay in cash or, at the option of the Corporation, Common Stock (at the Common Stock's fair market value determined by the Corporation's board of directors as of the date of such conversion) or, at the option of the Corporation, a combination of both, all declared but unpaid dividends on the shares of the Series Preferred being converted. Until surrendered as provided above, each certificate formerly representing shares of the Series Preferred shall be deemed for all corporate purposes to represent the number of shares of Common Stock resulting from such automatic conversion.

               (xiv) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of the Series Preferred by a holder thereof shall be aggregated for purposes of determination whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Corporation's board of directors) on the date of conversion.

          (f) CONVERSION RIGHTS - CONVERSION OF SERIES B PREFERRED INTO SERIES B-1 PREFERRED OR VICE-VERSA.

     The holders of Series B/B-1 Preferred shall have the following rights with respect to the conversion of Series B Preferred into Series B-1 Preferred or vice-versa:

               (i) Conversion of Series B Preferred into Series B-1 Preferred. At any Regulated Holder's request at any time (whether in connection with any action by the Corporation referred to in Section 4.2(f)(ii)(B) or otherwise), such Regulated Holder shall have the right, upon the occurrence or possible occurrence of a Regulatory Problem, to convert any number of shares of Series B Preferred then held by such Regulated Holder into an equal number of shares of Series B-1 Preferred.

               (ii) Conversion of Series B-1 Preferred into Series B Preferred.

                    (A) In connection with the occurrence (or the expected occurrence as described in Section 4.2(f)(ii)(C) below) of any Conversion Event, each holder of Series B-1 Preferred shall be entitled to convert into an equal number of Series B Preferred all of such holder's Series B-1 Preferred being (or expected to be) distributed, disposed of or sold in connection with such Conversion Event.

                    (B) A "Conversion Event" shall mean (i) any public offering or public sale of securities of the Corporation (including a public offering registered under the Securities Act and a public sale pursuant to Rule 144 of the Securities Exchange Commission or any similar rule then in force), (ii) any sale of securities of the Corporation to a person or group of persons (within the meaning of the U.S. Securities Exchange Act of 1934, as amended (the "1934 Act")) if, after such sale, such person or group of persons in the aggregate would own or control securities which possess in the aggregate the ordinary power to elect a majority of the Corporation's board of directors (provided that such sale has been approved by the Corporation's board of directors or a committee thereof), (iii) any sale of securities of the Corporation to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons in the aggregate would own or control securities of the Corporation (excluding any Series B-1 Preferred being converted and disposed of in connection with such Conversion Event) which possesses in the aggregate the ordinary power to elect a majority of the Corporation's board of directors, (iv) any sale of securities of the Corporation to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons would not, in the aggregate, own, control or have the right to acquire more than two percent (2%) of the outstanding securities of any class of voting securities of the Corporation, and (v) a merger, consolidation or similar transaction involving the Corporation if, after such transaction, a person or group of persons (within the meaning of the 1934 Act) in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the surviving company's directors (provided that the transaction has been approved by the Corporation's board of directors or a committee thereof).

                    (C) Each Regulated Holder holding Series B-1 Preferred shall be entitled to convert Series B-1 Preferred in connection with any Conversion Event if such Regulated Holder reasonably believes that such Conversion Event shall be consummated, and a written request for conversion from any Regulated Holder holding Series B-1 Preferred to the Corporation shall obligate the Corporation to effect such conversion in a timely manner so as to enable each such Regulated Holder to participate in such Conversion Event. The Corporation shall not cancel the Series B-1 Preferred so converted before the tenth day following such Conversion Event and shall reserve such Series B-1 Preferred until such tenth day for reissuance in compliance with the next sentence. If any Series B-1 Preferred are converted into Series B Preferred in connection with a Conversion Event and such Series B Preferred are not actually distributed, disposed of or sold pursuant to such Conversion Event, such Series B Preferred shall be promptly converted back into the same number of Series B-1 Preferred.

                    (D) If at any time the Bank Holding Company Act and the rules and regulations thereunder (the "BHCA Rules") are amended to allow a holder of Series B-1 Preferred to convert to Series B Preferred, then upon any Regulated Holder's request, such Regulated Holder shall have the right to convert shares of Series B-1 Preferred into an equal number of shares of Series B Preferred to the extent permissible at such time under the BHCA Rules (as determined by such holder in its sole discretion).

               (iii) Conversion Procedure.

                    (A) Unless otherwise provided in connection with any conversion, each conversion of Series B-1 Preferred or Series B Preferred, into Series B Preferred or Series B-1 Preferred, as the case may be, shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such shares stating that such holder desires to convert the shares, or a stated number of the shares, represented by such certificate or certificates into shares of the other class (and such statement shall obligate the Corporation to issue such shares). Unless otherwise provided in connection with any conversion, each conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Series B-1 Preferred and Series B Preferred, as the case may be, as such holder shall cease and the person or persons in whose name or names the certificate or certificates for shares of Series B Preferred or Series B-1 Preferred are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Series B Preferred and the Series B-1 Preferred represented thereby.

                    (B) Promptly after the surrender of certificates and the receipt of written notice, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions (i) the certificate or certificates for the Series B Preferred and the Series B-1 Preferred issuable upon such conversion and (ii) a certificate representing any Series B-1 Preferred and Series B Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                    (C) The issuance of certificates for Series B-1 Preferred or Series B Preferred upon conversion of Series B Preferred or Series B-1 Preferred, respectively, shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Series B Preferred and Series B-1 Preferred, as the case may be.

                    (D) The Corporation has duly authorized, solely for the purpose of issuance upon the conversion of the Series B-1 Preferred and Series B Preferred, respectively, such number of Series B Preferred and Series B-1 Preferred, as the case may be issuable upon the conversion of all outstanding Series B-1 Preferred and Series B Preferred, as the case may be. All shares which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to ensure that all such shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares may be listed (except for official notice of issuance which shall be immediately transmitted by the Corporation upon issuance).

                    (E) The Corporation shall not close its books against the transfer of Series B-1 Preferred and Series B Preferred in any manner which would interfere with the timely conversion of any Series B-1 Preferred or Series B Preferred. The Corporation shall assist and cooperate with any holder of Series B-1 Preferred and Series B Preferred required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Series B-1 Preferred and Series B Preferred hereunder (including, without limitation, making any filings required to be made by the Corporation).

                    (F) If the Corporation in any manner subdivides or combines the outstanding Series B-1 Preferred or Series B Preferred, the outstanding shares of the other class shall be proportionately subdivided or combined in a similar manner.

          (g) CONVERSION RIGHTS - CONVERSION OF NON-VOTING COMMON STOCK INTO VOTING COMMON STOCK AND VICE-VERSA.

     The holders of Common Stock shall have the following rights with respect to the conversion of Voting Common Stock into Non-Voting Common Stock or vice-versa:

               (i) Conversion of Voting Common Stock into Non-Voting Common Stock. At any Regulated Holder's request at any time (whether in connection with any action by the Corporation referred to in Section 4.2(f)(ii)(B) above or otherwise), such Regulated Holder shall have the right, upon the occurrence or possible occurrence of a Regulatory Problem, to convert any number of shares of Voting Common Stock then held by such Regulated Holder into an equal number of shares of Non-Voting Common Stock.

               (ii) Conversion of Non-Voting Common Stock into Voting Common Stock.

                    (A) In connection with the occurrence (or the expected occurrence as described in Section 4.2(g)(ii)(B) below) of any Conversion Event, each holder of Non-Voting Common Stock shall be entitled to convert into an equal number of Voting Common Stock all of such holder's Non-Voting Common Stock being (or expected to be) distributed, disposed of or sold in connection with such Conversion Event.

                    (B) Each Regulated Holder holding Non-Voting Common Stock shall be entitled to convert Non-Voting Common Stock in connection with any Conversion Event if such Regulated Holder reasonably believes that such Conversion Event shall be consummated, and a written request for conversion from any Regulated Holder holding Non-Voting Common Stock to the Corporation shall obligate the Corporation to effect such conversion in a timely manner so as to enable each such Regulated Holder to participate in such Conversion Event. The Corporation shall not cancel the Non-Voting Common Stock so converted before the tenth day following such Conversion Event and shall reserve such Non-Voting Common Stock until such tenth day for reissuance in compliance with the next sentence. If any Non-Voting Common Stock are converted into Voting Common Stock in connection with a Conversion Event and such Voting Common Stock are not actually distributed, disposed of or sold pursuant to such Conversion Event, such Voting Common Stock shall be promptly converted back into the same number of Non-Voting Common Stock.

                    (C) If at any time the BHCA Rules are amended to allow a holder of Non-Voting Common Stock to convert to Voting Common Stock, then upon any Regulated Holder's request, such Regulated Holder shall have the right to convert shares of Non-Voting Common Stock into an equal number of shares of Voting Common Stock to the extent permissible at such time under the BHCA Rules (as determined by such holder in its sole discretion).

               (iii) Conversion Procedure.

                    (A) Unless otherwise provided in connection with any conversion, each conversion of Non-Voting Common Stock or Voting Common Stock, into Voting Common Stock or Non-Voting Common Stock, as the case may be, shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such shares stating that such holder desires to convert the shares, or a stated number of the shares, represented by such certificate or certificates into shares of the other class (and such statement shall obligate the Corporation to issue such shares). Unless otherwise provided in connection with any conversion, each conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Non-Voting Common Stock and Voting Common Stock, as the case may be, as such holder shall cease and the person or persons in whose name or names the certificate or certificates for shares of Voting Common Stock or Non-Voting Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Voting Common Stock and the Non-Voting Common Stock represented thereby.

                    (B) Promptly after the surrender of certificates and the receipt of written notice, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions (i) the certificate or certificates for the Voting

Common Stock and the Non-Voting Common Stock issuable upon such conversion and
(ii) a certificate representing any Non-Voting Common Stock and Voting Common Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                    (C) The issuance of certificates for Non-Voting Common Stock or Voting Common Stock upon conversion of Voting Common Stock or Non-Voting Common Stock, respectively, shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Voting Common Stock and Non-Voting Common Stock, as the case may be.

                    (D) The Corporation has duly authorized, solely for the purpose of issuance upon the conversion of the Non-Voting Common Stock and Voting Common Stock, respectively, such number of Voting Common Stock and Non-Voting Common Stock, as the case may be issuable upon the conversion of all outstanding Non-Voting Common Stock and Voting Common Stock, as the case may be. All shares which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to ensure that all such shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares may be listed (except for official notice of issuance which shall be immediately transmitted by the Corporation upon issuance).

                    (E) The Corporation shall not close its books against the transfer of Non-Voting Common Stock and Voting Common Stock in any manner which would interfere with the timely conversion of any Non-Voting Common Stock or Voting Common Stock. The Corporation shall assist and cooperate with any holder of Non-Voting Common Stock and Voting Common Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Non-Voting Common Stock and Voting Common Stock hereunder (including, without limitation, making any filings required to be made by the Corporation).

                    (F) If the Corporation in any manner subdivides or combines the outstanding Non-Voting Common Stock or Voting Common Stock, the outstanding shares of the other class shall be proportionately subdivided or combined in a similar manner.

          (h) CERTAIN DEFINITIONS.

     "COMMON STOCK" means the Voting Common Stock and Non-Voting Common Stock, par value $.0001 per share, of the Corporation.

     "COMMON STOCK DEEMED OUTSTANDING" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus (a) the number of shares of Common Stock which would be issued upon exercise of all of the Corporation's outstanding Options and (b) the number of shares of Common Stock which would be issued upon conversion or exchange of all of the Corporation's outstanding Convertible Securities (including Convertible Securities issuable upon exercise of Options).

     "CONVERTIBLE SECURITIES" means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

     "OPTIONS" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

     "PERMITTED ISSUANCE" means any issuance of Reserved Employee Stock.

     "REGULATED HOLDER" means any holder of Preferred Stock or Common Stock who is regulated under the BHCA Rules.

     "REGULATORY PROBLEM" means any transaction, circumstance or situation whereby (i) any Regulated Holder and its affiliates would own, control or have power over a greater quantity of securities of any kind issued by the Corporation or any other entity than are permitted under any requirement of any governmental authority, or would cause such Regulated Holder or any of its affiliates to not be able to hold an investment in or provide financing to the Corporation in compliance with any applicable requirement of any governmental authority, or (ii) it has been asserted by any governmental regulatory agency (or any Regulated Holder believes that there is a risk of such assertion) that such Regulated Holder and its affiliates are not entitled to hold the shares held by such Regulated Holder and its affiliate or exercise any significant right with respect to the shares held by such person or provide financing to the Corporation in compliance with any applicable requirement of any governmental authority.

     "RESERVED EMPLOYEE STOCK" means the shares of Common Stock issuable to employees, directors or consultants of the Corporation and its Subsidiaries pursuant to options granted under the VeloCom Inc. Amended and Restated 1998 Stock Option Plan, which amount shall in no event exceed twelve percent (12%) of the Corporation's Common Stock Deemed Outstanding.

     "SUBSIDIARY" means any corporation of which 50% or more of the shares of outstanding capital stock possessing the voting power (under ordinary circumstances) in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through Subsidiaries.

          (i) AMENDMENT AND WAIVER.

     No amendment, modification or waiver of any of the terms or provisions of the Series Preferred shall be binding or effective without the prior written consent of the Required Holders and no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the Required Holders; provided, however, that no such action shall adversely alter or change any of the rights, preferences, or privileges of the Series A Preferred without the prior written consent of the holders of at least 75% of the Series A Preferred then outstanding; and provided, further, than no such action shall adversely alter or change any of the rights, preferences or privileges of the Series B/B-1 Preferred without the prior written consent of at least 75% of the Series B/B-1 Preferred then outstanding. Any amendment, modification or waiver of any of the terms or provisions of the Series Preferred by the Required Holders (or such higher vote as may be required), whether prospective or retroactively effective, shall be binding upon all holders of the Series Preferred.

          (j) GENERAL PROVISIONS.

               (i) Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of the Series Preferred. Upon the surrender of any certificate representing the Series Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

               (ii) Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of the Series Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided, however, that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

               (iii) Reservation of Common Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of the Series Preferred, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

               (iv) Notices. Any notice required by the provisions of this Amended and Restated Certificate of Incorporation shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices to stockholders shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

               (v) Payment of Taxes. The Corporation shall pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of the Series Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of the Series Preferred so converted were registered.

               (vi) No Dilution or Impairment. The Corporation shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation.

               (vii) No Reissuance of the Series Preferred. No share or shares of the Series Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.

                                  ARTICLE FIVE.

     The Corporation is to have perpetual existence.

                                  ARTICLE SIX.

     In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

                                 ARTICLE SEVEN.

     The management of the business and the conduct of the affairs of the Corporation shall be vested in its board of directors. The number of directors which shall constitute the whole board of directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation.

                                 ARTICLE EIGHT.

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the Bylaws of the Corporation. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

                                  ARTICLE NINE.

     The Corporation shall indemnify, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, all persons who it may indemnify pursuant thereto. The personal liability of a director of the Corporation to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director shall be limited to the fullest extent permitted by the Delaware General Corporation Law, as it now exists or may hereafter be amended. Any repeal or modification of this paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE TEN.

     The Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.

                                 ARTICLE ELEVEN.

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, the Corporation has caused this Second Amended & Restated Certificate of Incorporation to be signed and executed in its corporate name by David J. Leonard, its President and Chief Executive Officer, and attested to by Michael S. Quinn, its Assistant Secretary, and its Corporate Seal to be affixed on this ___ day of January, 2000.

                                        VELOCOM INC.


                                        By:
                                           -------------------------------------
                                            Name: David J. Leonard
                                            Title: President and Chief Executive
                                            Officer


Attest:


-----------------------------------
Name: Michael S. Quinn
Title: Assistant Secretary

            SUPPLEMENTAL FOLLOW-ON SERIES B STOCK PURCHASE AGREEMENT

                                    EXHIBIT C

                            FORM OF WARRANT AGREEMENT

                                                      INTEL/VELOCOM CONFIDENTIAL

                                     WARRANT

THE WARRANT EVIDENCED OR CONSTITUTED HEREBY, AND ALL SHARES OF COMMON STOCK ISSUABLE HEREUNDER, HAVE BEEN AND WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT") AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT UNLESS EITHER (i) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION OR (ii) THE COMPANY IS REASONABLY SATISFIED THAT THE SALE OF SUCH SECURITIES IS MADE PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 144.

                WARRANT TO PURCHASE COMMON STOCK OF VELOCOM INC.

NO. __

         THIS CERTIFIES THAT, for value received, Intel Corporation or its permitted assignees pursuant to Section 8 hereof (each individually, a "Holder"), is entitled, at any time or from time to time after February __, 2000 (the "Exercise Date") and before the expiration date defined in Section 2.9 below (the "Expiration Date"), to purchase from VeloCom Inc., a Delaware corporation ("VeloCom" or the "Company"), one hundred and twenty five thousand (125,000) shares of Common Stock (as defined in Section 1 below) of the Company at a price per share of $8.10 (the "Purchase Price"), subject to the vesting schedule listed in Attachment A hereto. Both the number of shares of Common Stock purchasable upon exercise of this Warrant and the Purchase Price are subject to adjustment and change as provided herein.

1. CERTAIN DEFINITIONS. As used in this Warrant the following terms shall have the following respective meanings:

         "Common Stock" shall mean the Company's voting common stock, $.0001 par value per share.

         "Fair Market Value" of a share of Common Stock as of a particular date shall mean:

                  (a) If traded on a securities exchange or the Nasdaq National Market, the Fair Market Value shall be deemed to be the average of the closing prices of the Common Stock of the Company on such exchange or market over the 5 business days ending immediately prior to the applicable date of valuation;

                  (b) If actively traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing bid and ask prices over the 30-day period ending immediately prior to the applicable date of valuation; and

                                                      INTEL/VELOCOM CONFIDENTIAL


                  (c) If there is no active public market, the Fair Market Value shall be the value thereof, as determined in good faith by the Company's board of directors.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

         "IPO" shall mean the Company's first firm commitment underwritten public offering of the Company's Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission.

         "Warrant" as used herein, shall include this Warrant and any warrant delivered in substitution or exchange therefor as provided herein.

2. EXERCISE OF WARRANT

         2.1. Payment. Subject to compliance with the terms and conditions of this Warrant and applicable securities laws and subject to the vesting conditions referenced in Section 2.8, this Warrant may be exercised, in whole or in part at any time or from time to time, on or before the Expiration Date by the delivery (including, without limitation, delivery by facsimile) of the form of Notice of Exercise attached hereto as Exhibit 1 (the "Notice of Exercise"), duly executed by the Holder, at the principal office of the Company, and as soon as practicable after such date, surrendering

              (a) this Warrant at the principal office of the Company, and

              (b) payment, in cash (by check) or by wire transfer, of an amount equal to the product obtained by multiplying the number of shares of Common Stock being purchased upon such exercise by the then effective Purchase Price (the "Exercise Amount"), except that if Holder is subject to HSR Act Restrictions (as defined in Section 2.6 below), the Exercise Amount shall be paid to the Company within five (5) business days of the termination of all HSR Act Restrictions.

         2.2. Net Issue Exercise. In lieu of the payment methods set forth in
Section 2.1(b) above, the Holder may elect to pay the Exercise Amount by surrendering shares of Common Stock having an aggregate fair market value on the date of exchange equal to the Exercise Amount. If Holder elects to exercise this Warrant as provided in this Section 2.2, Holder shall tender to the Company the Warrant for the amount being exercised, along with written notice of Holder's election to exercise some or all of the Warrant, and the Company shall issue to Holder the number of shares of Common Stock computed using the following formula:

                  X = Y (A-B)
                     ---------
                         A

                  Where X = the number of shares of Common Stock to be issued to Holder.


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                                                      INTEL/VELOCOM CONFIDENTIAL

                  Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (as adjusted to the date of such calculation).

                  A = the Fair Market Value of one share of the Company's Common Stock.

                  B = Purchase Price (as adjusted to the date of such calculation).

         2.3. Initial Public Offering. Upon receipt of a written notice of the Company's intention to raise capital by selling shares of Common Stock in an IPO (the "IPO Notice"), which notice shall be delivered to Holder at least thirty
(30) but not more than ninety (90) days before the anticipated date of the filing with the Securities and Exchange Commission of the registration statement associated with the IPO, the Holder shall notify the Company within 15 days after receiving the IPO Notice whether or not the Holder will exercise this Warrant pursuant to Section 2.2 prior to consummation of the IPO. If the Holder notifies the Company that it does not intend to exercise this Warrant before consummation of the IPO or if the Holder does not give timely notice in response to the IPO Notice, then the Holder will not be allowed to exercise this Warrant until after consummation of the IPO and completion of the distribution of the IPO shares or, if sooner, abandonment of the IPO by the Company. Notwithstanding whether or not an IPO Notice has been delivered to Holder or any other provision of this Warrant to the contrary, if Holder decides to exercise this Warrant while a registration statement is on file with the Securities and Exchange Commission (the "SEC") in connection with the IPO, this Warrant shall be deemed exercised immediately prior to the consummation of the IPO and the Fair Market Value of a share of Common Stock will be the "Price to Public" stated in the final prospectus used for the IPO. If Holder has elected to exercise this Warrant pursuant to Section 2.2 while a registration statement is on file with the Securities and Exchange Commission in connection with an IPO and the IPO is not consummated, then Holder's exercise of this Warrant shall not be effective unless Holder confirms in writing Holder's intention to go forward with the exercise of this Warrant.

         2.4. "Easy Sale" Exercise. In lieu of the payment methods set forth in
Section 2.1(b) above, when permitted by law and applicable regulations (including Nasdaq and NASD rules), the Holder may pay the Purchase Price through a "same day sale" commitment from the Holder (and if applicable a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD Dealer")), whereby the Holder irrevocably elects to exercise this Warrant and to sell a portion of the Common Stock so purchased to pay for the Purchase Price and the Holder (or, if applicable, the NASD Dealer) commits upon sale (or, in the case of the NASD Dealer, upon receipt) of such Common Stock to forward the Purchase Price directly to the Company.

         2.5. Stock Certificates; Fractional Shares. As soon as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share equal to such fraction of the current Fair Market Value of one whole share of Common Stock as of the date of exercise of this Warrant. No fractional shares or scrip representing fractional shares shall be issued upon an exercise of this Warrant.


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                                                      INTEL/VELOCOM CONFIDENTIAL

         2.6. HSR Act. The Company hereby acknowledges that exercise of this Warrant by Holder may subject the Company and/or the Holder to the filing requirements of the HSR Act and that Holder may be prevented from exercising this Warrant until the expiration or early termination of all waiting periods imposed by the HSR Act ("HSR Act Restrictions"). If on or before the Expiration Date Holder has sent the Notice of Exercise to Company and Holder has not been able to complete the exercise of this Warrant prior to the Expiration Date because of HSR Act Restrictions, the Holder shall be entitled to complete the process of exercising this Warrant in accordance with the procedures contained herein notwithstanding the fact that completion of the exercise of this Warrant would take place after the Expiration Date or the completion of the IPO.

         2.7. Partial Exercise; Effective Date of Exercise. Any partial exercise of this Warrant must be for a minimum of 50,000 shares of Common Stock. In case of any partial exercise of this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares of Common Stock purchasable hereunder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. However, if Holder is subject to HSR Act Restrictions this Warrant shall be deemed to have been exercised on the date immediately following the date of the expiration of all HSR Act Restrictions. The person entitled to receive the shares of Common Stock issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such shares as of the close of business on the date the Holder is deemed to have exercised this Warrant.

         2.8. Vesting. This Warrant may be exercised only to the extent it has vested in accordance with attached Attachment A and Attachment B.

         2.9 Expiration Date. This Warrant shall expire on the earliest to occur of the following: (i) February __, 2003 or (ii) the closing of an acquisition of the Company by another entity by means of a merger, reorganization, consolidation or otherwise.

3. VALID ISSUANCE: TAXES. All shares of Common Stock issued upon the exercise of this Warrant (and shares of Common Stock for issuance on conversion of such Common Stock) shall be validly issued, fully paid and non-assessable, and the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof. The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for shares of Common Stock in any name other than that of the Registered Holder of this Warrant, which will only be done in accordance with and will be subject to the provisions of the Investors Agreement (defined below), and in such case the Company shall not be required to issue or deliver any stock certificate or security until such tax or other charge has been paid, or it has been established to the Company's reasonable satisfaction that no tax or other charge is due.

4. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES. In addition to any adjustment to the Common Stock required by the terms of such Common Stock in the Company's Certificate of Incorporation, the number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property receivable or



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                                                      INTEL/VELOCOM CONFIDENTIAL

issuable upon exercise of this Warrant) and the Purchase Price are subject to adjustment upon occurrence of the following events:

         4.1. Adjustment for Stock Splits, Stock Subdivisions or Combinations of Shares. The Purchase Price of this Warrant shall be proportionally decreased and the number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally increased to reflect any stock split or subdivision of the Company's Common Stock. The Purchase Price of this Warrant shall be proportionally increased and the number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally decreased to reflect any combination or reduction of the Company's Common Stock.

         4.2. Adjustment for Dividends or Distributions of Stock or Other Securities or Property. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Common Stock (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) payable in (a) securities of the Company or (b) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, the Holder of this Warrant on exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the shares of Common Stock (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period giving effect to all adjustments called for by this Section 4.

         4.3. Reclassification. If the Company, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Purchase Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this
Section 4. No adjustment shall be made pursuant to this Section 4.3 upon any conversion or redemption of the Common Stock which is the subject of Section 4.5.

         4.4. Adjustment for Capital Reorganization. In case of any capital reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), then, as a part of such reorganization, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization that a holder of the shares

                                                      INTEL/VELOCOM CONFIDENTIAL


deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization if this Warrant had been exercised immediately before such reorganization, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4.4 shall similarly apply to successive reorganizations and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

         4.5. Conversion of Common Stock. In case all or any portion of the authorized and outstanding shares of Common Stock of the Company are redeemed or converted or reclassified into other securities or property pursuant to the Company's Certificate of Incorporation or otherwise, or the Common Stock otherwise ceases to exist, then, in such case, the Holder of this Warrant, upon exercise hereof at any time after the date on which the Common Stock is so redeemed or converted, reclassified or ceases to exist (the "Termination Date"), shall receive, in lieu of the number of shares of Common Stock that would have been issuable upon such exercise immediately prior to the Termination Date, the securities or property that would have been received if this Warrant had been exercised in full and the Common Stock received thereupon had been simultaneously converted immediately prior to the Termination Date, all subject to further adjustment as provided in this Warrant.

5. CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment in the Purchase Price, or number or type of shares issuable upon exercise of this Warrant, the Chief Financial Officer or Controller of the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Purchase Price. The Company shall promptly send (by facsimile and by either first class mail, postage prepaid or overnight delivery) a copy of each such certificate to the Holder.

6. LOSS OR MUTILATION. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

7. RESERVATION OF COMMON STOCK. The Company hereby covenants that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock or other shares of capital stock of the Company as are from time to time issuable upon exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant (and shares of its Common Stock for


                                      -6-
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                                                      INTEL/VELOCOM CONFIDENTIAL

issuance on conversion of such Common Stock). All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws and the Investors Agreement. Issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock (and shares of Common Stock for issuance on conversion of such Common Stock) upon the exercise of this Warrant.

8. TRANSFER AND EXCHANGE. Upon the closing of the Company's IPO and after Intel Corporation has fully vested all shares of Common Stock pursuant to the conditions described in Attachment A hereto, subject to the terms and conditions of this Warrant and compliance with all applicable securities laws, this Warrant and all rights hereunder may be transferred to any Registered Holder parent, subsidiary or affiliate, in whole or in part, on the books of the Company maintained for such purpose at the principal office of the Company referred to above, by the Registered Holder hereof in person, or by duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any permitted partial transfer, the Company will issue and deliver to the Registered Holder a new Warrant or Warrants with respect to the shares of Common Stock not so transferred. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; provided, however that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Registered Holder hereof as the owner for all purposes.

         In addition, the Holder agrees that upon exercise (in full or in part) of this Warrant, the Holder shall become a party to the Company's Third Amended and Restated Investors Agreement dated as of January 7, 2000 by and among the Company and certain of the holders of the Company's securities (the "Investors Agreement"), that the Holder shall be deemed to be an "Investor" under the Investors Agreement, that the Common Stock will be deemed to be "Investor Stock" under the Investors Agreement, and that the Common Stock will be subject to all restrictions contained in the Investors Agreement to the extent such restrictions have not terminated.

9. RESTRICTIONS ON TRANSFER. The Holder, by acceptance hereof, agrees that, absent an effective registration statement filed with the SEC under the Securities Act of 1933, as amended (the "1933 Act"), covering the disposition or sale of this Warrant or the Common Stock issued or issuable upon exercise hereof, as the case may be, and registration or qualification under applicable state securities laws, such Holder will not sell, transfer, pledge, or hypothecate any or all such Warrants or Common Stock, as the case may be, unless
(A) the conditions and restriction of Section 8 above have been met, and (B) either (i) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect

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                                                      INTEL/VELOCOM CONFIDENTIAL

that such registration is not required in connection with such disposition or
(ii) the Company is reasonably satisfied that the sale of such securities is made pursuant to SEC Rule 144.

10. COMPLIANCE WITH SECURITIES LAWS. By acceptance of this Warrant, the Holder hereby represents, warrants and covenants that any shares of Common Stock purchased upon exercise of this Warrant shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof; that the Holder has had such opportunity as such Holder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of its investment in the Company; that the Holder is able to bear the economic risk of holding such shares as may be acquired pursuant to the exercise of this Warrant for an indefinite period; that the Holder understands that the shares of Common Stock acquired pursuant to the exercise of this Warrant will not be registered under the 1933 Act (unless otherwise required pursuant to exercise by the Holder of the registration rights, if any, previously granted to the Holder) and will be "restricted securities" within the meaning of Rule 144 under the 1933 Act and that the exemption from registration under Rule 144 will not be available for at least one year from the date of exercise of this Warrant, subject to any special treatment by the SEC for exercise of this Warrant pursuant to Section 2.2, and even then will not be available unless a public market then exists for the stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and that all stock certificates representing shares of Common Stock issued to the Holder upon exercise of this Warrant may have affixed thereto a legend substantially in the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE OR OTHERWISE DISPOSED OF UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT OR OTHER QUALIFICATION RELATING TO SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS THE CORPORATION RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION OR OTHER QUALIFICATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH TRANSFER, SALE, OFFER OR DISPOSITION.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A THIRD AMENDED AND RESTATED INVESTORS AGREEMENT, DATED AS OF JANUARY 7, 2000, AS AMENDED (THE "INVESTORS AGREEMENT") AMONG VELOCOM INC. (THE "CORPORATION") AND CERTAIN OF THE CORPORATION'S STOCKHOLDERS. A COPY OF SUCH INVESTORS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE CORPORATION TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

11. NO RIGHTS OR LIABILITIES AS STOCKHOLDERS. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the

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                                                      INTEL/VELOCOM CONFIDENTIAL

absence of affirmative action by such Holder to purchase Common Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder hereof shall cause such Holder hereof to be a stockholder of the Company for any purpose.

12. REGISTRATION RIGHTS. All shares of Common Stock issuable upon exercise of this Warrant shall be "Registrable Securities" or such other definition of securities entitled to registration rights pursuant to the Investors Agreement.

13. NOTICES. All notices and other communications from the Company to the Holder shall be given to: Intel Capital Portfolio Manager c/o Tamiko Hutchinson, Intel Corporation, 2200 Mission College Boulevard, Mail Stop RN6-46, Santa Clara, CA 95052, fax (408) 765-6038, phone (408) 765-5636.

14. HEADINGS. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

15. LAW GOVERNING. This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware.

16. NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon exercise of this Warrant and Common Stock issued in conversion thereof.

17. NOTICES OF RECORD DATE. In case:

    17.1. the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant), for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities or to receive any other right; or

    17.2. of any consolidation or merger of the Company with or into another corporation, any capital reorganization of the Company, any reclassification of the capital stock of the Company, or any conveyance of all or substantially all of the assets of the Company to another corporation in which holders of the Company's stock are to receive stock, securities or property of another corporation; or

    17.3. of any voluntary dissolution, liquidation or winding-up of the Company; or

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                                                      INTEL/VELOCOM CONFIDENTIAL


    17.4. of any redemption or conversion of all outstanding Common Stock or Common Stock;

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock or (such stock or securities as at the time are receivable upon the exercise of this Warrant), shall be entitled to exchange their shares of Common Stock (or such other stock or securities), for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be delivered at least thirty (30) days prior to the date therein specified.

18. SEVERABILITY. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

19. COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Warrant may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

20. NO INCONSISTENT AGREEMENTS. The Company will not on or after the date of this Warrant enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of this Warrant or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to holders of the Company's securities under any other agreements, except rights that have been waived. Nothing herein will restrict the ability of the Company to issue securities senior in right to the Common Stock.

21. SATURDAYS, SUNDAYS AND HOLIDAYS. If the Expiration Date falls on a Saturday, Sunday or legal holiday, the Expiration Date shall automatically be extended until 5:00 p.m. the next business day.

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

                                                      INTEL/VELOCOM CONFIDENTIAL


IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of February __, 2000.

INTEL CORPORATION                         VELOCOM INC.



By:                                       By:
   -------------------------------           ----------------------------------



----------------------------------        --------------------------------------
Printed Name                              Printed Name



----------------------------------        --------------------------------------
Title                                     Title













                      SIGNATURE PAGE TO WARRANT TO PURCHASE
                                 COMMON STOCK OF
                                  VELOCOM INC.

                                                      INTEL/VELOCOM CONFIDENTIAL

                                   EXHIBIT 1

                               NOTICE OF EXERCISE

                    (To be executed upon exercise of Warrant)

VELOCOM INC.                                                    WARRANT NO. ___

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, the securities of Velocom Inc., as provided for therein, and (check the applicable box):

[ ] Tenders herewith payment of the exercise price in full in the form of cash or a certified or official bank check in same-day funds in the amount of $____________ for _________ such securities.

[ ] Elects the Net Issue Exercise option pursuant to Section 2.2 of the Warrant, and accordingly requests delivery of a net of ______________ of such securities, according to the following calculation:

             X = Y (A-B)               (    ) =  (____) [(_____) - (_____)]
                 -------                         --------------------------
                    A                                    (_____)

                  Where X = the number of shares of Common Stock to be issued to Holder.

                  Y = the number of shares of Common Stock purchasable under the amount of the Warrant being exchanged (as adjusted to the date of such calculation).

                  A = the Fair Market Value of one share of the Company's Common Stock.

                  B = Purchase Price (as adjusted to the date of such calculation).

[ ] Elects the Easy Sale Exercise option pursuant to Section 2.4 of the Warrant, and accordingly requests delivery of a net of ______________ of such securities.

Please issue a certificate or certificates for such securities in the name of, and pay any cash for any fractional share to (please print name, address and social security number):

Name:
                ----------------------------------------
Address:
                ----------------------------------------
Signature:
                ----------------------------------------

Note: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

If said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher whole number of shares.

                                                      INTEL/VELOCOM CONFIDENTIAL



                                   EXHIBIT 2

                                   ASSIGNMENT

(To be executed only upon assignment of Warrant Certificate)    WARRANT NO. ___

For value received, hereby sells, assigns and transfers unto ________________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company with respect to the number of Warrants set forth below, with full power of substitution in the premises:



        NAME(S) OF ASSIGNEE(S)                         ADDRESS                            # OF WARRANTS
        ----------------------                         -------                            -------------


---------------------------------------- ------------------------------------- -------------------------------------

---------------------------------------- ------------------------------------- -------------------------------------

---------------------------------------- ------------------------------------- -------------------------------------

---------------------------------------- ------------------------------------- -------------------------------------

---------------------------------------- ------------------------------------- -------------------------------------

And if said number of Warrants shall not be all the Warrants represented by the Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the Warrants registered by said Warrant Certificate.

Dated:
               ------------------------------

Signature:
               ------------------------------

Notice: The signature to the foregoing Assignment must correspond to the name as written upon the face of this security in every particular, without alteration or any change whatsoever; signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17Ad-15.

                                  ATTACHMENT A

                         SALES AND MARKETING MILESTONES


All terms not defined herein shall have the definition assigned to them in that Intel - Velocom Marketing Activities Agreement dated as of February __, 2000. Performance milestones, to be performed sequentially, which trigger the vesting of one hundred and twenty five thousand (125,000) shares of Warrant Stock (the "Warrant Shares") issuable upon exercise of the Warrant are as follows:

MILESTONE 1. The right to exercise 40% of the shares shall vest upon Intel extending VeloCom Affiliates a bona fide offer to participate in Intel channel training events occurring on or before December 31, 2000. The offer will be for a total of three (3) South American initial cities. VeloCom Affiliates may participate in the training within a particular country, assuming VeloCom Affiliates has announced commercial service for Internet or data services within the country, or the announcement is within a month after the training. Upon VeloCom Affiliates confirming it plans to participate in the training, then Intel shall notify the Resellers in advance of the training regarding VeloCom Affiliates' participation by: 1) sending an email-blast to the Resellers prior to the training, highlighting VeloCom Affiliates inclusion; and 2) highlighting VeloCom Affiliates service at the training. Should VeloCom Affiliates for any reason not be able to support the marketing program trial and participate in the Reseller training in Brazil or Argentina by December 31, 2000, the conditions for Milestone 1 will be deemed satisfied and the Warrant Shares associated with Milestone 1 shall vest.

MILESTONE 2. The right to exercise 40% of the Warrant Shares shall vest upon Intel's delivering to VeloCom Affiliates the Reseller contact names and phone numbers and mailing introductory electronic mail, letters, or similar communications from the Intel country manager to the pre-selected Reseller segment a) explaining the strategic relationship between the Parties, b) positioning VeloCom Affiliate services as an important link in the internet economy, c) explaining the benefits to the Reseller of entering into an agreement with VeloCom Affiliates, d) providing the contact name at VeloCom Affiliates. As defined in Section 2 of the Agreement, Intel shall select Resellers from its channel with the technical orientation and/or proven capabilities to sell services. As Intel is not a party to the sales agreement between VeloCom Affiliates and the independent Resellers, does not have any control over what sells in a given market, and does not have responsibility or control over the quality and competitiveness of VeloCom Affiliates service or offer to the Resellers, the satisfaction of Milestone 2 will not be based on any pre-defined number of Resellers that choose to participate, nor on predefined sales target numbers. The consideration flowing from Intel to VeloCom is Intel's introductory communications to the Resellers and the Reseller list derived from the pre-selection process, which will be based on data collected by Intel from the Resellers, developed by Intel and protected as Intel confidential information. Intel will select from its Reseller channels, those that have purchased from Intel server motherboards, high end microprocessors, small/medium networking equipment, and related products. The conditions for Milestone 2 will be deemed to have been satisfied and the Warrant Shares associated with Milestone 2 shall vest upon Intel's providing the above deliverables, independent of whether VeloCom Affiliates, for any reason, undertakes or elects not to undertake, the channel expansion effort with these Resellers.

MILESTONE 3. The remaining 20% of the Warrant Shares shall vest upon VeloCom Affiliates and Intel launching the Marketing and Sales Program described in Sections 1 and 2 of the Agreement, in an additional city, either in Brazil, Argentina or an additional country, to be named by VeloCom. This city must be selected no later than March 31, 2001 with the intent of ramping the program and services within nine (9) months of the selection. The conditions for Milestone 3 will be deemed to have been satisfied upon Intel making a bona fide offer to VeloCom Affiliates to participate in training events in an additional city covered by VeloCom Affiliates' rollout plan, and delivering to VeloCom Affiliates the target lists for sales development. If no additional city is selected by VeloCom Affiliates by March 31, 2001, then the conditions for Milestone 3 will be deemed to have been satisfied and the Warrant Shares associated with Milestone 3 shall vest.

Notwithstanding anything to the contrary in the Agreement, upon the occurrence of a Corporate Event (defined below), the Warrant will become fully vested and immediately exercisable as to all of the Warrant Shares. For purposes of determining the number of shares covered under this paragraph the conditions precedent to coverage shall be deemed fulfilled for each group of shares described above, except to the extent that Intel has failed to fulfill a condition precedent for a group of shares where the cut-off date for such fulfillment precedes the date of the subject Corporate Event. The term "Corporate Event" shall mean: (1) a consolidation or merger of VeloCom with or into any other corporation or corporations; (2) a sale, conveyance or disposition of all or substantially all of the assets of VeloCom ; (3) the effectuation by VeloCom of a transaction or series of related transactions in which more than 50% of the voting power of VeloCom is disposed of except in connection with capital raisings; or (4) any affirmative action by VeloCom or a Velocom Affiliate that would prevent Intel from fulfilling any of its proposed obligations under the Agreement. Notwithstanding the foregoing, 'Corporate Event' shall not include mergers, reorganizations or other transactions that are internal to VeloCom and its subsidiaries and do not (1) materially affect VeloCom' ultimate indirect ownership of the assets owned by the entities engaged in such transaction or (2) affect Intel's ability to fulfill its proposed obligations under the Agreement. The occurrence of a corporate event shall not relieve Intel of its obligations hereunder.

                                  ATTACHMENT B

                    INTERNET AND DATA PERFORMANCE MILESTONES


Performance milestones which, if not met by VeloCom, trigger the vesting of up to one hundred and twenty five thousand (125,000) shares of Warrant Stock (the "Warrant Shares") issuable upon exercise of the Warrant are as follows:


Fifty percent (50%) of the total unvested Warrant Shares as of December 31, 2000 shall vest and become exercisable should VeloCom not achieve revenues earned by VeloCom Affiliates other than Telelatina for offering Internet and data services in the calendar year 2000 of at least equal to the size of Intel's total equity investment of $5,000,000 in VeloCom. An additional fifty percent (50%) of the total unvested Warrant Shares as of December 31, 2000 shall vest and become exercisable should the total Internet and data customers achieved by VeloCom Affiliates other than Telelatina not total at least 50,000 on December 31, 2000. The term "Internet or data customer" shall mean a unique household or business customer location (street address) which was being provided Internet access or other data transmission services on December 31, 2000. Velocom will provide Intel on or before February 28, 2001 a written summary of: i) total Internet and data services revenues (in equivalent U.S. dollar terms) earned by each entity making up the Velocom Affiliates in calendar year 2000; and ii) total Internet and data customers on December 31, 2000 for each entity making up the Velocom Affiliates.

                 SUPPLEMENTAL SERIES B STOCK PURCHASE AGREEMENT

                                    EXHIBIT D

                              CAPITALIZATION CHART




                                  SEE ATTACHED

                       VELOCOM CAPITAL STRUCTURE - 1/8/00


                                                                  TOTAL                  TOTAL
                                           TOTAL    SERIES A    SERIES A    SERIES B    SERIES B            FULLY DILUTED      %
NAME                           COMMON     COMMON    PREFERRED   PREFERRED  PREFERRED    PREFERRED  OPTIONS    OWNERSHIP    OWNERSHIP
----                          ---------  ---------  ---------   ---------  ---------    ---------  -------  -------------  ---------
Telecom Partners II, L.P.       200,000               855,556
                              1,300,000             2,811,111
                                         1,500,000  1,939,108   5,605,775    833,333      833,333             7,939,108      0.1184
Centennial Fund V, L.P.         932,600               652,820                                                        --          --
                                                    2,144,980                                                        --          --
                                                    1,388,831                250,000                                 --          --
Centennial Fund VI, L.P.             --                    --              1,244,319                                 --
Centennial Entrepreneurs
Fund V L.P.                      28,940                20,260                                                        --          --
                                                       66,560                                                        --          --
                                                       43,098                                                        --          --
Centennial Entrepreneurs
Fund VI, L.P.                        --                    --                 32,745                                 --
Centennial Holdings I, L.L.C     38,460                26,920                                                        --          --
                                                       88,460                                                        --          --
Centennial Strategic
Partners VI, L.P.                                                             65,490                                 --
                                         1,000,000     57,275   4,489,204     36,506    1,629,060             7,118,264      0.1061
                                                                                                                     --
Crescendo World Fund,
L.L.C                           477,150               742,234                                  --                    --          --
                                                      457,649                159,050                                 --          --
Crescendo III, L.P.
                                     --             2,555,555              1,190,115                                 --          --
                                                      959,128                                                        --          --

                                                                  TOTAL                  TOTAL
                                           TOTAL    SERIES A    SERIES A    SERIES B    SERIES B            FULLY DILUTED      %
NAME                           COMMON     COMMON    PREFERRED   PREFERRED  PREFERRED    PREFERRED  OPTIONS    OWNERSHIP    OWNERSHIP
----                          ---------  ---------  ---------   ---------  ---------    ---------  -------  -------------  ---------
Eagle Ventures WF, L.L.C         22,850                35,544                                                          --
                                                       21,916                  7,617                                   --         --
Crescendo III, GbR                   --                    --                 24,539                                   --         --
Crescendo III Executive
Fund, L.P.                           --    500,000         --   4,772,026     35,347    1,416,668               6,688,694     0.0997
SLI Wireless S.A              4,330,709  4,330,709  7,840,000   7,840,000  2,416,667    2,416,667              14,587,376     0.2175
Formus Communications -
Latin America Holdings, LLC   1,574,803  1,574,803  7,866,333   7,866,333    933,333      933,333              10,374,469     0.1547
Janco Capital, L.P.                  --                    --                 41,667       41,667                  41,667     0.0006
Brad Peery Capital, L.P.             --                    --                 25,850                                   --         --
Brad Peery Capital Ventures,
L.P.                                 --                    --                 21,900                                   --         --
Brad Peery Capital,
International                        --                    --                 16,900                                   --         --
Brad Peery Capital, Inc.             --                    --                  2,050       66,700                  66,700     0.0010
Mellon Ventures II, L.P.             --                    --              1,666,667    1,666,667               1,666,667     0.0249
Taquari Participacoes S.A     1,035,064  1,035,064         --          --         --           --               1,035,064     0.0154
Black Coral Enterprises Inc.    638,164    638,164         --          --         --           --                 638,164     0.0095
C. James Frank                    5,000                 1,862                                  --                      --
                                 14,805     19,805                  1,862         --           --                  21,667     0.0003
Sean White                        1,666      1,666         --          --         --           --                   1,666     0.0000
Francis McInerney                 1,667      1,667         --          --         --           --                   1,667     0.0000
North River Ventures, Inc.
Pension Plan                      5,000      5,000         --          --         --           --                   5,000     0.0001
Michael Lisogurski               24,000     24,000         --          --         --           --                  24,000     0.0004
Clarence Endy                     1,000      1,000         --          --         --           --                   1,000     0.0000

                                                                TOTAL                  TOTAL
                                         TOTAL    SERIES A    SERIES A    SERIES B    SERIES B             FULLY DILUTED      %
NAME                         COMMON     COMMON    PREFERRED   PREFERRED  PREFERRED   PREFERRED    OPTIONS    OWNERSHIP    OWNERSHIP
----                         ------   ----------  ---------  ----------  ----------  ----------  --------- -------------  ---------
Telecom Partners III, L.P.                                                3,333,333   3,333,333                3,333,333      0.0497
BankAmerica Investment
Corporation*                                                              2,916,667   2,916,667                2,916,667      0.0435
Qualcomm Incorporated                                                     1,250,000   1,250,000                1,250,000      0.0186
Chestnut Hill VeloCom, LLC                                                1,725,000   1,725,000                1,725,000      0.0257
Dolphin Communications
Fund, LP                                                                    293,140     293,140                  293,140      0.0044
Dolphin Communications
Parallel Fund                                                               123,527     123,527                  123,527      0.0018
First Union Merchant
Banking 1999                                                              1,595,489   1,595,489                1,595,489      0.0238
Toronto Dominion
Investments, Inc.                                                           583,333     583,333                  583,333      0.0087
CRI Media Partners , L.P.                                                    13,333      13,333                   13,333      0.0002
CRI Media Partners II, L.P.                                                  53,333      53,333                   53,333      0.0008
Northwood Ventures LLC                                                      125,000     125,000                  125,000      0.0019
Aleks Acimovic                                                                8,333       8,333                    8,333      0.0001
Orlin R. Jacobson                                                             5,000       5,000                    5,000      0.0001
Ravi Mhatre                                                                   6,250       6,250                    6,250      0.0001
TD Securities (USA), Inc.                                                    25,000      25,000                   25,000      0.0004
DIRECTORS, EMPLOYEES AND
OPTIONS                          --      651,948         --     131,133     209,999     209,999  3,798,544     4,791,624      0.0715

                                                                                                                      --
TOTAL                                 11,283,826             30,706,333  21,270,832  21,270,832  3,798,544    67,059,535      1.0000
 *Includes Series B and B-1

                                                                       EXHIBIT E



              FORM OF FIRST AMENDMENT TO THIRD AMENDED AND RESTATED
                               INVESTORS AGREEMENT

               FILED AS EXHIBIT 4.1 TO THE REGISTRATION STATEMENT

                 SUPPLEMENTAL SERIES B STOCK PURCHASE AGREEMENT

                                    EXHIBIT F

                              FORM OF LEGAL OPINION

                                                                       EXHIBIT F


                              FORM OF LEGAL OPINION

         We are of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business. The Company is qualified to do business and in good standing in each jurisdiction in the United States where the failure to be so qualified would result in a material adverse effect on the business, operations, assets, prospects or condition (financial or otherwise) of the Company (a "Material Adverse Effect").

         2. The authorized capital stock of the Company, immediately prior to the Closing Date, shall consist of (a) one hundred nine million seven hundred fifty nine thousand four hundred twenty one (109,759,421) shares of Common Stock, of which (i) one hundred seven million seven hundred ninety one thousand six hundred sixty seven (107,791,667) will be designated as Voting Common Stock, eleven million two hundred eighty three thousand eight hundred twenty six (11,283,826) of which will be issued and outstanding immediately prior to the Closing Date, and (ii) one million nine hundred sixty seven thousand seven hundred fifty four (1,967,754) will be designated as Non-Voting Common Stock, none of which will be issued and outstanding immediately prior to the Closing Date, and (b) seventy nine million six hundred thirty four thousand four hundred twenty one (79,634,421) shares of Preferred Stock, of which (i) thirty one million (31,000,000) will be designated as Series A Preferred Stock, thirty million seven hundred six thousand three hundred thirty three (30,706,333) of which will be issued and outstanding immediately prior to the Closing Date, (ii) forty two million six hundred sixty six thousand six hundred sixty seven (42,666,667) will be designated as Series B Preferred Stock, of which nineteen million three hundred three thousand and seventy eight (19,303,078) will be issued and outstanding immediately prior to the Closing Date, and (iii) one million nine hundred sixty seven thousand seven hundred fifty four (1,967,754) will be designated as Series B-1 Preferred Stock, all of which shares will be issued and outstanding immediately prior to the Closing Date. To our knowledge, except for the six million two hundred ninety thirty three thousand three hundred thirty three (6,233,333) options outstanding immediately prior to the Closing Date, except for the conversion privileges of the Series A Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock, except for the shares of Series B Preferred Stock to be purchased pursuant to the Series B Preferred Stock Purchase Agreement dated as of December 6, 1999 among the Company and the Purchasers listed on the Schedule of Purchasers attached thereto, as amended by Amendment No. 1 thereto, dated as of December 31, 1999, except for the shares of Series B Preferred Stock and Series B-1 Preferred Stock to be purchased pursuant to the Follow-On Series B/B-1 Preferred

Stock Purchase Agreement dated as of December 20, 1999 among the Company and the Purchasers listed on the Schedule of Purchasers attached thereto, and except as disclosed in the Agreements or the exhibits or schedules attached thereto, there are no options, warrants, conversion privileges, preemptive rights, rights of first refusal or other rights to purchase from the Company any of its equity securities that are outstanding immediately prior to the Closing Date.

         3. All the shares of capital stock of the Company outstanding prior to the Closing Date have been duly authorized, validly issued and are fully paid and nonassessable. The rights, preferences and privileges of the Series B Preferred Stock are as stated in the Certificate of Incorporation.

         4. To our knowledge, Schedule 3.12 to the Purchase Agreement sets forth the ownership structure of the Company and its Subsidiaries.

         5. Each of the Agreements has been duly authorized, validly executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity under Section 2.5 of the Investors Agreement may be limited by applicable laws and public policy and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

         6. The issuance, sale and delivery of the Series B Preferred Stock pursuant to the Purchase Agreement has been duly authorized by the Company and, upon delivery to the Purchasers against payment therefor in accordance with the Purchase Agreement and the terms of the Series B Preferred Stock, the shares of Series B Preferred Stock will be validly issued, fully paid and nonassessable.

         7. The shares of Common Stock to be issued upon conversion of the Series B Preferred Stock have been duly authorized and reserved for issuance by the Company and, when issued and delivered upon conversion of the Series B Preferred Stock in accordance with the Certificate of Incorporation, such shares of Common Stock will have been validly issued and will be fully paid and nonassessable.

         8. The execution of the Agreements by the Company, the compliance by the Company with the terms thereof, and the offer and sale of the Series B Preferred Stock pursuant to the Purchase Agreement (a) do not and will not violate any provision of the Company's Certificate of Incorporation or Bylaws, and (b) do not violate or contravene (i) the laws of the State of Colorado, the General Corporation Law of the State of Delaware or any Federal law of the United States of America applicable to the Company or (ii) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we have knowledge, the default, violation or contravention of which would materially and adversely affect the Company, its assets, financial condition or operations.

         9. All consents, approvals, authorizations or orders of, and filings, registrations, and qualifications with, any regulatory authority or governmental body in the United States required for the consummation by the Company of the transactions contemplated by the Purchase Agreement have been made or obtained, except for any filings required under federal or state securities laws, and except for any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         10. To our knowledge, there is no suit, action, claim, arbitration or similar proceeding or investigation pending or threatened against the Company or against the Company's business or assets which, if adversely resolved, would be reasonably likely to have a Material Adverse Effect.

         11. Subject to the accuracy of the Purchasers' representations in
Section 4 of the Purchase Agreement and assuming all required filings are made under federal and state securities laws, the offer, sale and issuance of the Series B Preferred Stock pursuant to the Purchase Agreement constitutes a transaction exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act") and from the securities registration requirements of the Colorado securities laws. In addition, subject to the accuracy of the Purchasers' representations in Section 4 of the Purchase Agreement, assuming such securities are not being exchanged in a case under title 11 of the United States Code, and assuming no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange, the issuance of the Common Stock issuable upon conversion of the Series B Preferred Stock would also constitute a transaction exempt from the registration requirements of Section 5 of the Securities Act and from the securities registration requirements of the Colorado securities laws.

                                  SCHEDULES TO

            SUPPLEMENTAL SERIES B PREFERRED STOCK PURCHASE AGREEMENT

           SCHEDULES TO SUPPLEMENTAL SERIES B STOCK PURCHASE AGREEMENT

Argentina LLC                           Formus Communications - Argentina
                                        LLC

Bell Canada                             Bell Canada International

Bolivia LLC                             Formus Communications - Bolivia LLC

Brasil Holdings                         VeloCom Cayman Brasil Holdings
                                        (formerly WLL Cayman S.P. Company)

Centennial                              Centennial Fund V, Centennial
                                        Entrepreneurs Fund and Centennial
                                        Holdings

Centennial Entrepreneurs Fund           Centennial Entrepreneurs Fund V, L.P.

Centennial Fund V                       Centennial Fund V, L.P.

Centennial Holdings                     Centennial Holdings I, LLC

Chile Holdings                          VeloCom Cayman Chile Holdings

Chile LLC                               Formus Communications - Chile LLC

Colombia Holdings                       VeloCom Cayman Colombia Holdings

Colombia LLC                            Formus Communications - Colombia
                                        LLC

Crescendo                               Eagle Ventures, Crescendo World Fund
                                        and Crescendo III

Crescendo III                           Crescendo III, L.P.

Crescendo World Fund                    Crescendo World Fund, LLC

Eagle Ventures                          Eagle Ventures WF, LLC

Formus                                  Formus Communications Inc.

Formus Argentina                        Formus S.A.

Formus Bolivia                          Formus Bolivia S.A.

Formus Chile                            Formus Communicaciones de Chile
                                        Limitada

Formus Colombia                         Formus Colombia S.A. E.S.P.

Formus LA                               Formus Communications - Latin
                                        America LLC

Formus Peru                             Formus Peru S.A.

Formus Venezuela                        Telecomunicaciones Interactivas de
                                        Venezuela C.A.

Interloop BVI                           Interloop Americas Inc.

Interloop Colombia                      Interloop S.A. Nacional de
                                        Telecomunicaciones E.S.P.

MegaTel                                 Vesper Sao Paulo S.A. (formerly
                                        MegaTel do Brasil S.A.)

PCN                                     PCN Investment S.A.

Peru LLC                                Formus Communications - Peru LLC

Qualcomm                                QUALCOMM Incorporated

Qualcomm Brasil                         QUALCOMM do Brasil S.A.

SLI                                     SLI Wireless S.A.

Smartel                                 Smartel S.A.

Taquari                                 Taquari Participacoes S.A.

Telecom                                 Telecom Partners II, L.P.

Telelatina                              Telelatina S.A.

TMC                                     Telelatina Management Company LLC

VeloCom                                 VeloCom Inc. (also referred to as the
                                        "Company")

VeloCom Argentina                       VeloCom SRL

VeloCom Brasil                          VeloCom do Brasil Ltda. (formerly
                                        WLL Brasil Holdings, Ltda.)

VeloCom Chile                           WLL International Chile Ltda.

Venezuela LLC                           Formus Communications - Venezuela
                                        LLC

Vesper                                  Vesper (formerly Mirror S.A. and/or
                                        Canbra Telefonica, S.A.)

Vesper Cayman                           Vesper Cayman

Vesper Sac Paulo Cayman                 Vesper Sao Paulo Cayman, Ltd.

Vesper Holding                          Vesper Holding S.A. (formerly Mirror
                                        Holding S.A. and/or Canbra Holding
                                        S.A.)

Vesper Sao Paulo Holding                Vesper Sao Paulo Holding S.A.
                                        (formerly MegaTel Holding S.A.)

WLL Argentina                           WLL Argentina SRL

                               INDEX OF SCHEDULES


3.4                 Consents and Approvals
3.5(a)              Compliance With Laws
3.5(b)              Material Permits
3.6                 Patent and Trademark Rights
3.8                 Contracts
3.12                Subsidiaries
3.13                Capitalization of Subsidiaries
3.14(a)             Share Ownership of Company
3.14(b)             Agreements Relating to Equity Interests in Companies
3.18(a)             Licenses
3.20                Liabilities
3.22(a)             Collective Bargaining Agreements or Employment Agreements
                    Not Terminable at Will
3.22(b)             Employees and Directors of the Company
3.23(a)             Employee Benefit Plans
3.24                Recordkeeping Compliance

                                  SCHEDULE 3.4

                             CONSENTS AND APPROVALS


VELOCOM

     Filing of Form D with the United States Securities and Exchange Commission and applicable state securities authorities will be required post-Closing.

                                SCHEDULE 3.5(a)

                              COMPLIANCE WITH LAWS

VELOCOM CHILE

     VeloCom Chile (a non-operating company with no assets) has not filed certain monthly tax reports with Chilean tax authorities. The Company is in the process of making such filings.

INTERLOOP COLOMBIA

     Interloop Colombia has not made certain payments in respect of its license obligations, the result of which could be a loss of this entity's license. In addition, the buildout requirements in respect of this license have not been fully complied with. Interloop Colombia has also not complied with all legal requirements relating to its financial statements.

                                SCHEDULE 3.5(b)

                                MATERIAL PERMITS


VESPER HOLDING

     Vesper Holding was registered with Brazilian Federal tax authorities under registration No. 02.763.387/0001-6.

VESPER SAO PAULO HOLDING

     Vesper Sao Paulo Holding was registered with Brazilian Federal tax authorities under registration No. 03.008.468/0001-10.


VESPER

     1. Termo de Autorizacao do Servico Telefonico Fixo Comutado, Modalidade Local, Que Entre Si Celebram A Agencia Nacional de Telecomunicacoes - ANATEL e Vesper.

     2. Termo de Autorizacao do Servico Telefonico Fixo Comutado, Modalidade Longa Distancia Nacional de Ambito Intra-Regional, Que Entre Si Celebram A Agencia Nacional de Telecomunicacoes - ANATEL e Vesper.

     3. Vesper was registered with Brazilian Federal and State tax authorities under registrations No. 02.730.101/0001-4 and 85297791, respectively.

     4. License for Packet Switched Network Services issued by Anatel on September 23, 1999.

     5. License for Circuit Switched Network Services issued by Anatel on September 23, 1999.

     6. License for Dedicated Line Services issued by Anatel on September 23, 1999.

     7. License for Special Services of Audio and Video Signal Retransmission issued by Anatel on September 23, 1999.

     8. License for Network Transport issued by Anatel on September 23, 1999.

MEGATEL

     1. Termo de Autorizacao do Servico Telefonico Fixo Comutado, Modalidade Local, Que Entre Si Celebram A Agencia Nacional de Telecomunicacoes - ANATEL e MegaTel.

     2. Termo de Autorizacao do Servico Telefonico Fixo Comutado, Modalidade Longa Distancia Nacional de Ambito Intra-Regional, Que Entre Si Celebram A Agencia Nacional de Telecomunicacoes - ANATEL e MegaTel.

     3. MegaTel was registered with Brazilian Federal and State tax authorities under registrations No. 02.629.188/0001-6 and 115.322.817.110, respectively.

     4. License for Packet Switched Network Services issued by Anatel on September 23, 1999.

     5. License for Circuit Switched Network Services issued by Anatel on September 23, 1999.

     6. License for Dedicated Line Services issued by Anatel on September 23, 1999.

     7. License for Special Services of Audio and Video Signal issued by Anatel on September 23, 1999.

     8. License for Retransmission issued by Anatel on September 23, 1999.

     9. Liceneca para transporte de dados - ANATEL ("data transport license" under analysis regarding all possible applications)

TELELATINA

     1. By Resolution 2617SC/97 issued by the Secretary of Communications on September 4, 1997, Telelatina was granted a license to provide Value Added Services, Data Transmission Services and Videoconferencing services nationwide.

     2. By Resolution 3064SC/97, issued by the Secretary of Communications on October 15, 1997, Telelatina was granted an authorization to use, the frequency bandwidth from 3,450 MHz to 3,475 MHz. and from 3,550 MHz. to 3,575 MHz. The use of these frequencies is governed by Resolution 2879SC/97 as amended by 869SC/98.

     3. Telelatina has obtained the National Communications Commission's authorization to install and operate two microwave links, and is in the process of obtaining authorization for various other microwave links.

     4. Telelatina has filed a petition with the National Communications Commission to obtain authorization to install eight cells within the City of Buenos Aires.

SMARTEL

     1. By Resolution 1130SC/98 issued by the Secretary of Communications on May 7, 1998, Smartel was granted a license to provide Value Added Services, Data Transmission Services, Broadcasting signals carriage services and Videoconferencing services.

     2. By Resolution 1247SC/98, issued by the Secretary of Communications on May 22, 1998, Smartel was granted an authorization to use, for the AMBA (which area comprises the City of Buenos Aires and certain locations nearby), Rosario, Cordoba and Mendoza the frequency bandwidth from 26,850 GHz to 27,350 GHz. and from 31,075 GHz. to 31,150 GHz. The use of these frequencies is governed by Resolution 869SC/98, as amended.

FORMUS ARGENTINA

     Bands: E Band which totals 575 MHz and consists of the following frequencies; 25.85 to 26.35 GHz and 29.175 to 29.25 GHz (awarded November
     1998). This spectrum assignment may initially be used only in the following cities: AMBA (Area Multiple Buenos Aires), La Plata and Cordoba.

     Services: Data transmission, value added and videoconferencing (awarded September and November 1998).

FORMUS COLOMBIA

     Bands: 300 MHz at 38 GHz; channels 13, 14, 17 (awarded November 1998). The license fees for the 38 GHz spectrum license has been increased from approximately US$222,000 to approximately US$534,000. This increase is effective for the year 2000 payment due January 2000.

     Services: Local carrier and value added (awarded August 1998 and May 1999)

FORMUS PERU

     Bands: 400 MHz at 38 GHz; channels 1-4 (awarded May 1999).

     Services: Local carrier and value added (awarded April 1999).

INTERLOOP COLUMBIA

     1. License to provide Basic Commuted Telephone Services in Colombia. Such license was granted by Resolution 4262 issued on 9/23/97, expiring on 12/23/2007, the scope of this license shall be for the territory of Santa Fe de Bogota, DC (Departamento de Curdinamarca), Cali (Departamento de Valle del Cauca), Medellin (Departamento de Antioqula), Barranquilla (Departamento de Atlantico), Bucaramanga (Departamento de Santander), Cartagena (Departamento de Bolivar), Santa Marta (Departamento de Magdalena), Pereira (Departamento de Risaralda), Cucuta (Departamento del Norte de Santander) y Villavicencio (Departamento del Meta).

     2. License to provide Telematics and Value Added Services, and the constitution of an Associate Value Added Service Network, which was granted by Resolution 4472 issued on 10/10/97 expiring on 10/10/2007.

     3. Interloop Colombia was authorized to use the radioelectric spectrum as per Resolution 5195 issued on 29/12/97. By Resolution 106 of 1999, Interloop was authorized to use exclusively bands 23 y 3.4 GHz within the cities where it had been awarded with a license until 9/22/2007.

ODECAR S.A.

     1. Odecar S.A. was assigned, on December 14, 1999, per Resolution No.
     404.99 of the Direccion Nacional de Comunicaciones of Uruguay, the radloelectric sub-blocks 24.600 GHz - 24.850 GHz in Montevideo and 25,100 GHz - 25.350 GHZ, 25.600 GHZ - 25.850 GHz and 26.100 GHz - 26.350 GHz in
     Maldonado for use in providing commercial data transmission service.

                                  SCHEDULE 3.6

                           PATENT AND TRADEMARK RIGHTS

VELOCOM

     1. Applications for trademark for "VELOCOM" and "VESPER" have been filed in:

        Argentina
        Bolivia
        Brazil (VeloCom only)
        Colombia
        Chile
        Mexico
        Paraguay
        Peru
        Uruguay
        Venezuela
        United States of America

     All applications are pending.

     2. Applications for trademark for "VELOCOMM" have been filed in:

        Argentina
        Brazil
        Colombia
        Chile
        Mexico
        Peru
        Uruguay
        Venezuela
        United States of America

     All applications have been abandoned or will be abandoned.

     3. The domain name "VELOCOM" has been secured by the Company.

VESPER

     1. Applications for the following trademarks have been filed in Brazil:

        "CLARIDA"
        "ATIMO"

     All applications are pending.

TMC

     1. Trademark application for:


                                [TRADEMARK LOGO]

         Application No. 2.210.763 filed on March 29, 1999 to cover all services in International Class 38. This application has encountered an opposition by Radio Mitre S.A. on the basis of the trademark "CADENA LATINA," Registration No. 1.675.177 in International Class 38.

     2. Trademark application for:


                                [TRADEMARK LOGO]


         Application No. 2.210.764 filed on March 29, 1999 to cover all services in International Class 38.

     3. Trademark application for:



                                [TRADEMARK LOGO]

         Application No. 2.210.765 filed on March 29, 1999 to cover all services in International Class 38.

     4. Trademark application for "TMC": Application No. 2.210.766 filed on March 29, 1999 to cover all services in International Class 38. This application has encountered an opposition by T.M.C. Learreta y Ramirez S.E., Ramirez, Fernando Luis / Learreta, Leonardo, on the basis of their trademark "TMC COMPUTACION", Registrations Nos. 1.661.729 granted on March 23, 1998 covering all services in International Class 42, and 1.666.293 granted on April 24, 1998 covering all goods in International Class 9.

TELELATINA

     1. Trademark application for "LATIN WAY": international class No, 38 (minutes 2,173,040) filed on September 2, 1998, and published in the Trademark Bulletin on October 28, 1998. This application has encountered an opposition by Miniphone S.A. based on its trademark "LATINNET (COMUNICACIONES PERSONALES LATINOAMERICANAS)" Registration No. 1.576.565 of international class 38.

     2. Trademark application for "LATINCOM": international class No. 38 (minutes 2,173,041) filed on September 2, 1998, and published in the Trademark Bulletin on October 28, 1998. This application has encountered an opposition by Miniphone S.A. based on its trademark "LATINNET (COMUNICACIONES PERSONALES. LATINOAMERICANAS)" Registration No. 1.576.565 of international class 38.

     3. Trademark application for "LATINLINK": international class No. 38 (minutes 2,l73,038) filed on September 2, 1998, and published in the Trademark Bulletin on October 28, 1998. This application has encountered an opposition by Miniphone S.A, based on its trademark "LATINNET (COMUNICACIONES PERSONALES LATINO-AMERICANAS)" Registration No. 1.576.565 of international class 38.

     4. Trademark application for "LATINDATA", international class No. 38 (minutes 2,173,039) filed on September 2, 1998, and published in the Trademark Bulletin on October 28, 1998. This application has encountered an opposition by Miniphone S.A. based on its trademark "LATINNET (COMUNICACIONES PERSONALES LATINOAMERICANAS)" Registration No. 1.576.565 of international class 38.

     5. Trademark application for "TELELATINA" and logo:

                               [TELELATINA LOGO]


     Application No. 2.198.589 filed on January 20, 1999 to cover all services in International Class 38. This application has encountered an opposition by Radio Mitre S.A. on the basis of their trademark "CADENA LATINA", Registration No. 1.675.177, in International Class 38.

     6. Please note that according to the Trademarks Office database FEDERACION DE COOP. DE TELECOMUNICACIONES DE LA REP. ARG. LTDA owns the trademark application of "TELELATINA", Application No. 2.091.831, filed on July 14, 1997, to cover all services in Int. Class 38.

     7. Trademark application for "ICONWEB": application No. 2.210.176, filed by Mr. Miguel Angel de Dios on March 25, 1999, to cover all services in International Class 38. This application did not encounter oppositions by third parties. This application trademark is in process of being assigned by Mr. Miguel Angel de Dios in favor of Telelatina

     8. Trademark application for "WIDENET": application No. 2.210.177, filed by Mr. Miguel Angel de Dios on March 25, 1999, to cover all services in International Class 38. This application did not encounter oppositions by third parties. This application trademark is in process of being assigned by Mr. Miguel Angel de Dios in favor of Telelatina.

     9. Trademark application for "WIDENET.COM": application No. 2.217.827, filed by Mr. Miguel Angel de Dios on May 6, 1999, to cover all services in International Class 38. This application has been published in the Trademark Bulletin for opposition purposes. The term to oppose this trademark expires on August 27, 1999. Please note that the following applications have not yet been published for opposition purposes. This application trademark is in process of being assigned by Mr. Miguel Angel de Dios in favor of Telelatina.

     10. Trademark application for "W": application No. 2.222.712, filed by Mr. Miguel Angel de Dios on June 4, 1999, to cover all services in International Class 38. This application trademark is in process of being assigned by Mr. Miguel Angel de Dios in favor of Telelatina.

     11. Trademark application for "WIDENET W": application No. 2.223.045, filed by Mr. Miguel Angel de Dios on June 7, 1999, to cover all services in International Class 38. This application trademark is in process of being assigned by Mr. Miguel Angel de Dios in favor of Telelatina.

     12. Trademark application for "WIDENET": application No. 2.223.046, filed by Mr. Miguel Angel de Dios on June 7, 1999, to cover all services in International Class 38. This application trademark is in process of being assigned by Mr. Miguel Angel de Dios in favor of Telelatina.

     13. Trademark application for "I": application No. 2.230.853, filed by Mr. Miguel Angel de Dios on July 26, 1999, to cover all services in International Class 38. This application trademark is in process of being assigned by Mr. Miguel Angel de Dios in favor of Telelatina.

SMARTEL

     1. Trademark application for "SMARTEL": Application No. 2.196.692, filed on January 8, 1999, to cover all goods in International Class 9. This application has encountered oppositions by: a) TELEFONICA DE ARGENTINA S.A., on the basis of "SMART-NET", Application No. 2.113.255, filed on November 7, 1997, to cover all services in International Class 38; b) STARTEL S.A., on the basis of "STARTEL", Registration No. 1.574.537, granted on September 7, 1995, covering all goods in International Class 9, and on the basis of their corporate name STARTEL; and c) DATCO S.A., on the basis of"SMARTTIME", Registration No. 1.608.708, granted on July 29, 1996 to cover all goods in International Class 9.

     2. Trademark application for "SMARTEL": Application No. 2.196.693, filed on January 8, 1999, to cover all services in International Class 38. This application encountered oppositions by: a) TELEFONICA DE ARGENTINA S.A.. on the basis of "SMART-NET", Application No. 2.113.255, filed on November 7, 1997 to cover all services in International Class 38; and b) STARTEL S.A., on the basis of STARTEL S.A. SERVICIOS ARGENTINOS DE TELECOMUNICACIONES", Registration No. 1.574.520, granted on September 7, 1995 covering all services in International Class 38. and on the basis of their corporate name STARTEL.

                                  SCHEDULE 3.8

                                    CONTRACTS

VELOCOM

     1. Equity Subscription Agreement dated as of June 30, 1998 between the Company, Telecom Partners, Centennial Fund V, Centennial Entrepreneurs Fund, Centennial Holdings I, IAI World Fund, L.L.C., Eagle Ventures, Fred
     A. Vierra, Robert McKenzie and Jim Frank, as amended by the First Amendment to the Seed Round Agreement dated January 6, 1999, and the Second Amendment to the Seed Round Agreement dated May 21, 1999.

     2. Letter Agreement dated as of December 4, 1998 between the Company, Telecom, Centennial, Crescendo World Fund, Eagle Ventures, Fred A. Vierra, Robert McKenzie, Jim Frank, David J. Leonard and Greg Sadler.

     3. Irrevocable Equity Contribution Agreement dated December 7, 1998 by and among the Company, Telecom, Crescendo World Fund and Centennial.

     4. Security Agreement dated December 8, 1998 by and among Telecom, Centennial Fund V and Crescendo World Fund.

     5. Letter Agreement dated December 8, 1998 by and among Telecom, Centennial Fund V and Crescendo World Fund.

     6. Control Agreement dated December 8, 1998 by and among Crescendo World Fund, Centennial Fund V, Telecom, BankBoston, NA. and Boston 1784 Funds.

     7. Equity Subscription Agreements between the Company and each of Nicolas Kauser, David Leonard, R. Dwayne House, REINCO Corp., Michael S. Quinn,
     C. James Frank, Michael Lisogurski, North River Ventures, Inc. Pension Plan, Francis McInerney, Clarence Endy, Brad Johnson, Sean White, Bernard Schotters, David Leonard and Barry Rowan.

     8. Joinder Agreements between the Company and each of R. Dwayne House, REINCO Corp., Nicolas Kauser, Michael S. Quinn, Clarence Endy, Brad Johnson and Barry Rowan.

     9. Series A Preferred Stock Purchase Agreement dated as of January 26, 1999 between the Company, Telecom, Centennial and Crescendo.

     10. Pro Rata Letter Agreements dated as of March 31, 1999 between the Company and each of Telecom, Centennial, Crescendo, REINCO Corp., C. James

     Frank, R. Dwayne House, Nicolas Kauser, David J. Leonard, Robert McKenzie, Gregory P. Sadler and Frank A. Vierra.

     11. Second Irrevocable Equity Contribution Agreement dated as of April 16, 1999 between the Company, Telecom, Crescendo, Centennial, David J. Leonard, Gregory P. Sadler, Fred A. Vierra, Robert McKenzie, C. James Frank,
     R. Dwayne House and Nicolas Kauser.

     12. Second Series A Preferred Stock Purchase Agreement dated as of May 7, 1999 between the Company, Telecom, Crescendo, Centennial, David J. Leonard, Gregory P. Sadler, Fred A. Vierra, Robert McKenzie, C. James Frank,
     R. Dwayne House and Nicolas Kauser.

     13. Employment Letters between the Company and each of David Leonard, Charles Schneider, Derek Koecher, Henry Peraza, Michael Casullo, Lisa Gamel, Patricia Reichman, R. Dwayne House, John Gowen, Michael Quinn, Barry Rowan, Antonio Salles, Steve Dougherty, Greg Sadler, Julia Hughes, Nicolas Kauser, Brad Johnson, Diego Rodrigues, Guillermo ("Willie") Ramirez, Mark Johnson, Dave Tomizuka, Phillip Shoemaker, Anne Doris, Julie Garcia, and Wendy Shantz.

     14. Stock Option Agreements between the Company and each of David Leonard (10/1/98), David Leonard (10/1/98), David Leonard (5/21/99), Nicolas Kauser (10/1/98), Nicolas Kauser (5/21/99), Clarence Endy (4/12/99), Clarence Endy (5/21/99), Clarence Endy (5/21/99), Barry Rowan (7/12/99); Barry Rowan (7/12/99), John Gowen (12/7/98), John Gowen (5/21/99), John Gowen
     (5/21/99), Michael Quinn (7/16/99), Michael Quinn (7/16/99), Greg Sadler (12/7/98), Greg Sadler (5/21/99), Greg Sadler (5/21/99), R. Dwayne House (1/4/99), R. Dwayne House (5/21/99), R. Dwayne House (5/21/99), Michael Casullo (3/15/99), Michael Casullo (5/21/99), Derek Koecher (6/7/99), Patricia Reichman (4/1/99), Julia Hughes (10/5/98), Julia Hughes (12/7/98), Julia Hughes (5/21/99), Shaun Orton (5/21/99), Lisa Gamel (3/8/99), Lisa Gamel (5/21/99), Brad Johnson (5/3/99), Brad Johnson (5/21/99), Brad Johnson (5/21/99), Charles Schneider (7/11/99), Henry Peraza (6/1/99), Henry Peraza (6/1/99), Fred Vierra (9/17/98), Fred Vierra (5/21/99), Bernard Schotters (6/18/99), Steve Dougherty (8/1/99), Antonio Salles (8/1/99), David Tomizuka (10/1/99), Mario Janovich (10/1/99), Luis Gonzalez Lanuza (10/1/99), Bob McKenzie (5/21/99), Bob McKenzie (9/17/98), Patti Reichman (5/21/99), Wendy Shantz (7/16/99).

     15. Engagement Letter dated March 11, 1999 by and between the Company and Lehman Brothers.

     16. Engagement Letter dated March 15, l999 by and between the Company and TD Securities (USA) Inc.

     17. Engagement Letter dated March 15, 1999 by and between the Company and Donaldson, Lufkin & Jenrette Securities Corporation.

     18. Engagement Letter dated July 12, 1999 by and between the Company and Fisher & Hilligoss LLC as amended.

     19. Oral Agreement between the Company and Straight Marketing to provide marketing and consulting services.

     20. Multiparty Non-Disclosure Agreement, between Qualcomm Brasil, the Company and Qualcomm, dated November 4, 1998.

     21. Joint Bidding Agreement, between the Company and Qualcomm Brasil, dated November 9, 1998.

     22. Memorandum of Understanding between the Company, Bell Canada, Taquari, and Qualcomm Brasil, dated December 8,1998.

     23. Option Agreement between the company, Bell Canada, Taquari, SLI, BID S.A. and Qualcomm Brasil, dated January 15, 1999.

     24. Multiparty Non-Disclosure Agreement, between Qualcomm Brasil, Bell Canada, the Company, Taquari, SLI and BID S.A., dated January 20, 1999.

     25. Memorandum of Understanding, between the Company, Bell Canada, SLI and Qualcomm Brasil, dated March 15, 1999.

     26. Letter of Agreement, between the Company, Bell Canada, SLI and Qualcomm Brasil, dated May 4, 1999.

     27. Second Letter of Agreement, between the Company, Bell Canada, SLI and Qualcomm Brasil, dated May 26, 1999.

     28. Purchase Agreement by and among Formus, Formus International, Inc. and the Company dated as of August 20, 1999.

     29. Subscription Agreement between Formus and the Company dated August 20, 1999.

     30. Consolidation Agreement by and among SLI, Sociedad Latinoamericana S.A., Brasil Holdings and the Company dated as of August 20, 1999.

     31. Subscription Agreement between SLI and the Company dated August 20,
     1999.

     32. Purchase Agreement between Taquari and the Company dated as of August 20, 1999.

     33. Subscription Agreement between Taquari and the Company dated August 20, 1999.

     34. Amended and Restated Investors Agreement dated as of September 27, 1999 between the Company and its principal stockholders.

     35. Purchase Agreement between the Company and PCN do Brasil S.A. dated as of September 27, 1999.

     36. Purchase Agreement between the Company and Inepar S.A. dated as of September 27, 1999.

     37. Pledge Agreement dated September 27, 1999 between the Company and PCN do Brasil S.A.

     38. Escrow Agreement dated September 27, 1999 between the Company, PCN do Brasil S.A. and Bank Boston S.A.

     39. Letter Agreement dated August 23, 1999 between the Company and SLI in respect of the bid for Region II in Brazil.

     40. Joint Bidding Agreement dated August 25, 1999 between the Company, Bell Canada and Qualcomm in respect of the bid for Region II in Brazil.

     41. Consent and Agreement dated September 22, 1999 between the Company and its affiliates, SLI and its affiliates, Qualcomm and its affiliates, Taquari and its affiliates and Bell Canada and its affiliates.

     42. Equity Investment Agreement dated October 21, 1999 between the Company and certain of its stockholders.

     43. Affiliate Agreement made as of November 9, 1998 between Telecom Management II LLC and the Company (Lease Agreement relating to the Company's premises at 6400 South Fiddlers Green Circle).

     44. Capital Contribution Agreement executed by the Company and Brasil Holdings dated December 13, 1999 in favor of ABN Amro as agent for certain lenders.

     45. Additional Capital Contribution Agreement executed by the Company and Brasil Holdings dated December 13, 1999 in favor of ABN Amro as agent for certain lenders.

     46. Two Support Obligations dated December 13, 1999, to be executed by the Company in respect of the Capital Contribution Agreement and Additional Capital Contribution Agreement referred to in items numbered 45 and 46 above.

     47. Side Letter dated December 13, 1999 to be executed by the Company VeloCom Brasil and Brasil Holdings in respect of the Additional Capital Contribution Agreement referred to in item 46 above.

     48. Commitment Letter dated as of August 10,1999 from Nortel Networks Corporation, Northern Telecom do Brasil Comercio e Servicos Ltda. and Northern Telecom do Brasil Industria e Comercio Ltda. to Bell Canada International (Brazil Telecom 1) Limited, SLI, Qualcomm Brasil, Taquari, VeloCom Brasil, Vesper, Bell Canada, VeloCom, Qualcomm, Rio Purus Participacoes Ltda., CFL Participacoes Ltda., Samuel Liberman and Guillermo Liberman.

     49. Letter Agreement dated August 10, 1999 by and among Nortel Networks Corporation, Northern Telecom do Brasil Comercio e Servicos Ltda, and Northern Telecom do Brasil Industria e Comercio Ltda., Bell Canada International (Brazil Telecom 1) Limited, SLI, Qualcomm Brasil, Taquari, VeloCom Brasil, Vesper, Bell Canada, VeloCom, Qualcomm, Rio Purus Participacoes Ltda., CFL Participacoes Ltda,, Samuel Liberman and Guillermo Liberman.

     50. Technical Assistance Agreement between the Company and Formus International dated September 27, 1999.

     51. Management Rights Agreement dated October 28, 1999 between the Company and Crescendo III.

     52. Assignment and Assumption Agreement between Formus International Inc. and the Company dated September 27, 1999 in connection with a certain Uruguay LMDS development project.

     53. Consulting Agreement dated October 22, 1999, by and between Rigoberto Costa and the Company.

     54. Loan Agreement dated as of November 19, 1999 among the Company, as borrower, and Telecom Partners II, L.P., Crescendo World Fund, L.L.C., Eagle Ventures WF, LLC, Crescendo III, L.P., Crescendo III, GbR, Crescendo III Executive Fund, L.P., Centennial Fund V., L.P., Centennial Holdings I, LLC, SLI Wireless S.A., Formus Communications - Latin America Holdings, LLC.

     55. Term sheet between BankAmerica International Investment Corporation and the Company dated December 1, 1999.

     56. Purchase Agreement dated December 6, 1999 between the Company and the investors listed therein.

     57. Second Amended and Restated Investors Agreement between the Company and the stockholders listed therein.

     58. Memorandum of Understanding between the Company, Ejemil S.A., Odecar S.A., Mr. Diego Beltran Storace and El Pais S.A. dated November 29, 1999.

     59. Letter of Intent between the Company, Bell Canada International, BRHS S.A. and Roberto Jose Rigotto de Gouvea dated December 21, 1999.

     60. Escrow Agreement between the Company, Bell Canada International, BRHS S.A. and Roberto Jose Rigotto de Gouvea and State Street Bank and Trust Company dated December 21, 1999.

     61. Amended and Restated Shareholders Agreement (Vesper Holding) dated as of December 16, 1999 between the Company, Vesper Holding, Brasil Holding, Bell Canada International and Qualcomm, and their affiliates.

     62. Amended and Restated Shareholders Agreement (Vesper Sao Paulo Holding) dated as of December 23, 1999 between the Company, Brasil Holdings, Vesper Sao Paulo Holding, Bell Canada International and Qualcomm, and their affiliates.

     63. Shareholder Pledge Agreement in respect of the Nortel/Ericsson Financing dated December 16, 1999 between Bell Canada International, the Company, Qualcomm, BCI Brazil, Brasil Holdings, Qualcomm Brasil and the Collateral Agent.

     64. Sponsor Support Agreement (Lucent) dated December 27, 1999 between Lucent, Bell Canada International, Qualcomm, Brasil Holdings, the Company and their affiliates.

     65. Substitute Financing Letter dated December 27, 1999, between Vesper Sao Paulo Holding, Lucent, Bell Canada International, Qualcomm, Brasil Holdings, the Company and their affiliates.

     66. Marketing Assistance Letter dated December 27, 1999 between Lucent, Bell Canada International, Qualcomm, Brasil Holdings, Vesper Sao Paulo Holding, the Company and their Affiliates.

     67. Memorandum of Understanding dated December 21, 1999 between the Company and Qualcomm Incorporated.

     68. Follow-On Purchase Agreement dated as of December 20, 1999 between the Company and the investors listed therein.

     69. Third Amended and Restated Investors Agreement dated as of January 7, 2000 between the Company and the stockholders listed therein.

VELOCOM BRASIL

     1. Commitment Letter dated as of August 10, 1999 from Nortel Networks Corporation, Northern Telecom do Brasil Comercio e Servicos Ltda. and Northern Telecom do Brasil Industria e Comercio Ltda. to Bell Canada International (Brazil Telecom 1) Limited, SLI, Qualcomm Brasil, Taquari, VeloCom Brasil, Vesper, Bell Canada, VeloCom, Qualcomm, Rio Purus Participacoes Ltda., CFL Participacoes Ltda., Samuel Liberman and Guillermo Liberman.

     2. Letter Agreement dated August 10, 1999 by and among Nortel Networks Corporation, Northern Telecom do Brasil Comercio e Servicos Ltda. and Northern Telecom do Brasil Industria e Comercio Ltda., Bell Canada International (Brazil Telecom 1) Limited, SLI, Qualcomm Brasil, Taquari, VeloCom Brasil, Vesper, Bell Canada, VeloCom, Qualcomm, Rio Purus Participacoes Ltda., CFL Participacoes Ltda., Samuel Liberman and Guillermo Liberman.

     3. Shareholders Agreement between Taquari, SLI, Qualcomm Brasil, Bell Canada, VeloCom Brasil and Vesper, dated February 4, 1999.

     4. Option Agreement between Bell Canada and VeloCom Brasil, dated February 4, 1999.

     5. Agreement between VeloCom Brasil and Qualcomm Brasil, dated February 4, 1999, concerning Option Agreement.

     6. Shareholders Agreement between Taquari, SLI, Qualcomm Brasil, Bell Canada, VeloCom Brasil and Vesper Holding, dated February 4, 1999.

BRASIL HOLDINGS

     1. Shareholders Agreement between SLI, Qualcomm Brasil, Bell Canada International (MegaTel) Limited, Brasil Holdings and Vesper Sao Paulo Holding dated as of July 30, 1999.

     2. Option Agreement dated as of July 30, 1999 by and between Bell Canada International (MegaTel) Limited and Brasil Holdings.

     3. Capital Contribution Agreement to be executed by Brasil Holdings dated December 13, 1999 in favor of ABN Amro as agent for certain lenders.

     4. Additional Capital Contribution Agreement to be executed by Brasil Holdings dated December 13, 1999 in favor of ABN Amro as agent for certain lenders.

     5. Side Letter dated December 13, 1999 to be executed by the Company and Brasil Holding in respect of the Additional Capital Contribution referred to above.

     6. Amended and Restated Shareholders Agreement (Vesper Holding) dated as of December 16, 1999 between the Company, Vesper Holding, Brasil Holdings, Bell Canada International and Qualcomm, and their affiliates.

     7. Amended and Restated Shareholders Agreement (Vesper Sao Paulo Holding) dated as of December 23, 1999 between the Company, Brasil Holdings, Vesper Sao Paulo Holding, Bell Canada International, Qualcomm and their affiliates.

     8. Shareholder Pledge Agreement in respect of the Nortel/Ericsson Financing dated December 16, 1999 between Bell Canada International, the Company, Qualcomm, BCI Brasil, Brasil Holdings, Qualcomm Brasil and the Collateral Agent.

     9. Substitute Financing Side Letter, dated December 27, 1999, among Qualcomm, the Company, BCI, the Lenders and the Agents.

VESPER HOLDING

     1. Shareholders Agreement between Taquari, SLI, Qualcomm Brasil, Bell Canada, VeloCom Brasil and Vesper Holding, dated February 4, 1999.

     2. Common Terms Agreement to be executed between Vesper, Vesper Holding, ABN Amro and the lenders thereto dated December 13, 1999.

     3. Amended and Restated Shareholders Agreement dated as of December 16, 1999 between the Company, Vesper Holding, Bell Canada, Brasil Holding, Qualcomm, and their affiliates.

     4. Capital Contribution Agreement dated December 13, 1999 between Vesper Holding and the Collateral Agent (Nortel/Ericsson financing).

     5. Stock Pledge Agreement in respect of stock of Vesper dated December 16, 1999 between Vesper Holding, and the Collateral Agent and related powers of attorney.

     6. Guaranty executed by Vesper Holding in respect of Vesper dated December 16, 1999.

     7. Shareholder Pledge Agreement and related filings dated December 16, 1999 executed by Vesper Holding.

VESPER SAO PAULO HOLDING

     1. Shareholders Agreement between SLI, Qualcomm Brasil, Bell Canada International (MegaTel) Limited, Brasil Holdings and Vesper Sao Paulo Holding dated as of July 30, 1999.

     2. Amended and Restated Shareholders Agreement between Qualcomm Brasil, Bell Canada, Brasil Holdings, the Company, Vesper Sao Paulo Holding and their affiliates dated as of December 23, 1999.

     3. Sponsor Support Agreement dated December 27, 1999 in respect of Lucent financing.

     4. Lucent Credit Agreement dated December 27, 1999 between Vesper Sao Paulo Holding, Vesper Sao Paulo, and Lucent.

     5. Common Agreement dated December 27, 1999 between Vesper Sao Paulo Holding, Vesper Sao Paulo, Lucent and the Collateral Agent.

     6. Pledge and Related Security Agreements in respect of the Lucent financing referred to above.

VESPER

     1. Termo de Autorizacao do Servico Telefonico Fixo Comutado, Modalidade Local, Que Entre Si Celebram A Agencia Nacional de Telecomunicacoes - ANATEL e Canbra Telefonica S.A.

     2. Termo de Autorizacao do Servico Telefonico Fixo Comutado, Modalidade Longa Distancia Nacional de Ambito Intra-Regional, Que Entre Si Celebram A Agencia Nacional de Telecomunicacoes - ANATEL e Canbra Telefonica S.A.

     3. The following described lease agreements:

          (i) LOCATION: Rooms 801, 802, 803 and 806 of the 8th floor with right to use 06 (six) vacancies at the garage - numbers 56, 57, 58, 59, 60 and 64 which correspond to the floors mentioned, at the building located at 3131, President Vargas Avenue, Cidade Nova, Rio de Janeiro.
               TERM: 60 (sixty) months with right to renew for an additional 60 (sixty) months.
               AMOUNT: The monthly rent is R$42.787,00 (forty-two thousand and seven hundred and eighty seven reais).
               RENEWAL: May 6, 2004.

          (ii) LOCATION: 24th and 25th floors of the building located at 500, Chile Avenue, Rio de Janeiro with right to use 36 (thirty-six) vacancies at the garage,
               TERM: 60 (sixty) months with right to renew for an additional 60 (sixty) months.
               AMOUNT: The monthly rent is R$66.000,00 (sixty-six thousand reais).
               RENEWAL: March 10, 2004.

          (iii) LOCATION: 21st floor of the building located at 500, Chile Avenue, Rio de Janeiro with right to use 18 (eighteen) vacancies at the garage.
               TERM: 12 (twelve) months with right to renew for an additional 12 (twelve) months,
               AMOUNT: The monthly rent is R$33.000,00 (thirty-three thousand reais).
               RENEWAL: June 6, 2000.

          (iv) LOCATION: 22nd floor of the building located at 500, Chile Avenue, Rio de Janeiro with right to use 18 (eighteen) vacancies at the garage.
               TERM: 12 (twelve) months with right to renew for an additional 48 (forty-eight) months.
               AMOUNT: The monthly rent is R$33.000,00 (thirty-three thousand reais).
               RENEWAL: June 20, 2000.

          (v) LOCATION: 23rd floor of the building located at 500, Chile Avenue, Rio de Janeiro with right to use 18 (eighteen) vacancies at the garage.
               TERM: 60 (sixty) months with right to renew for an additional 60 (sixty) months.
               AMOUNT: The monthly rent is R$33.000,00 (thirty-three thousand reais).
               RENEWAL: May 13, 2004.

          (vi) LOCATION: 01, Rio Branco Avenue, Santa Lucia, Vitoria, Espirito Santo.
               TERM: 60 (sixty) months with right to renew for an additional 60 (sixty) months.
               AMOUNT: The monthly rent is R$18.000,00 (eighteen thousand reais).
               RENEWAL: June 10, 2004.

     4. Technical Services Agreement between Bell Canada and Vesper dated May 27, 1999.

     5. Secondment Agreement dated as of May 27, 1999 between Vesper and Bell Canada.

     6. Technical Services Agreement dated as of May 27, 1999 between Vesper and Bell Canada.

     7. Contrato de Interconexao de Redes de Telecomunicacoes Entre a Embratel (Empresa Brasileira de Telecomunicacoes S.A.) e a Vesper.

     8. Contrato de Interconexao de Redes de Telecomunicacoes Entre a Vesper e a Concessionarios do STFC - Regiao 1 (Tele Norte Leste).

     9. Program Agreement established between the State of Rio de Janeiro and Vesper dated July 13, 1999.

     10. Memorandum of Understanding between Vesper and BCP S.A. dated May 21, 1999.

     11. Memorandum of Understanding between CGI Telecom International Inc. and Vesper, dated as of June 23, 1999, and respective amendment dated October 15, 1999.

     12. Deed of a promise of purchase and sale of land in the city of Macae entered between Vesper and Rocinio Oliveira Fragoso dated July 30, 1999.

     13. Deed of a promise of purchase and sale of a building in the city of Belem entered between Vesper and Angelo Jose Barletta Grisolia and Vicente Grisolia Neto dated July 19, 1999.

     14. Equipment Supply Agreement between Ericsson Inc. and Vesper dated August 4, 1999.

     15. Commitment Letter dated as of August 10, 1999 from Nortel Networks Corporation, Northern Telecom do Brasil Comercio e Servicos Ltda. and Northern Telecom do Brasil Industria e Comercio Ltda. to Bell Canada International (Brazil Telecom 1) Limited, SLI, Qualcomm Brasil, Taquari, VeloCom Brasil, Vesper, Bell Canada, VeloCom, Qualcomm, Rio Purus Participacoes Ltda., CFL Participacoes Ltda., Samuel Liberman and Guillermo Liberman.

     16. Letter Agreement dated August 10, 1999 by and among Nortel Networks Corporation, Northern Telecom do Brasil Comercio e Servicos Ltda. and Northern Telecom do Brasil Industria e Comercio Ltda., Bell Canada International (Brazil Telecom 1) Limited, SLI, Qualcomm Brasil, Taquari,

     VeloCom Brasil, Vesper, Bell Canada International Inc., VeloCom, Qualcomm, Rio Purus Participacoes Ltda., CFL Participacoes Ltda., Samuel Liberman and Guillermo Liberman.

     17. Summary of Indicative Terms and Conditions dated August 4, 1999 proposed by Nortel Networks Corporation.

     18. Contrato de Locacao de Area e Compartilhamento de Infra-Estructura entre a Empresa Brasileira de Telecomunicacoes S.A. -EMBRATEL e a Vesper

     19. Contrato de Locacao de Sistema de Telecomunicacoes entre a Light Telecom Ltda. e a Vesper

     20. Commitment Letter between Ericsson, Qualcomm and Vesper dated August 4, 1999.

     21. Contract for Services between Vesper and Netstream Telecom Ltda. dated as of August 15, 1999.

     22. Instrument for the Construction of Call Center between Vesper and Engineering S.A. Servicios Tecnicos dated August 27, 1999.

     23. Interconnection Agreement between Vesper and Intelig
     Telecomunicaciones.

     24. Senior Secured Note Purchase Agreements each dated December 13, 1999 between Vesper and Nortel Networks Corporation, Qualcomm/Ericsson, Harris Corporation and ABN Amro, as agent and related loan documentation.

     25. Common Terms Agreement dated December 13, 1999 between Vesper, Vesper Holding, ABN Amro and the lenders thereto dated December 1999.

     26. Technical Assistance Agreement between VeloCom and Vesper to be effective as of November 30, 1999.

     27. Equipment Supply and Services Agreement dated July 9, 1999 between Vesper, Nortel Networks Corporation, Northern Telecom do Brasil Industria e Comerico Ltda. and Northern Telecom do Brasil Comerico e Servicios Ltda.

     28. License for Packet Switched Network Services issued by Anatel on September 23, 1999.

     29. License for Circuit Switched Network Services issued by Anatel on September 23, 1999.

     30. License for Dedicated Line Services issued by Anatel on September 23, 1999.

     31. License for Special Services of Audio and Video Signal issued by Anatel on September 23, 1999.

     32. License for Retransmission issued by Anatel on September 23, 1999.

     33. Fiber Contract between Vesper and Energedes dated August 12, 1999.

     34. Switch Site Lease Contract between Vesper and Embratel.

     35. Fiber Contract between Vesper and Metrored dated September 3, 1999.

     36. Colocation Agreement between Vesper and North Brazil Telecom dated October 1999.

     37. Memorandum of Understanding between Vesper and NQT for fiber.

     38. Memorandum of Understanding between Vesper and Barramas for dark fiber and ducts.

     39. Memorandum of Understanding between Vesper and Escelsa for fiber.

     40. Satellite Agreement between Vesper and Embratel dated September 3,
     1999.

     41. Mobile Interconnection Agreements with Telefonica, ATL, TIW, NBT, Maxitel, BSE and TIM.

     42. Local Backbone Agreement between Vesper and Escelsa dated October 20, 1999.

     43. Local and Long Distance Backbone Agreements between Vesper and NQT dated October 20, 1999.

     44. Equipment Supply and Services Agreement between Vesper and NEC do Brasil for Macapu and Boa Vista.

     45. Equipment Supply and Services Agreement with Priority Call Management for Prepaid and Voice Mail Solution.

     46. CPE Equipment Supply Letter of Intent with Motorola.

     47. Consulting Services Agreement with Spectralliance LLC.

     48. CPE Equipment Supply Letter of Intent with LG Information
     Communications.

     49. Fiber Lease Contract with NQT.

     50. Capital Contribution Agreement dated December 13, 1999 between Vesper Holdings, Vesper, Bell Canada, Qualcomm, Brasil Holdings, and the Collateral Agent.

     51. Global Notes executed by Vesper in favor of Nortel, Qualcomm/Ericsson and Harris Corporation dated December 13, 1999.

     52. Exchange Debt Agreement between Vesper, Nortel, Qualcomm, Ericsson and Harris Corporation dated December 16, 1999.

     53. Equipment Pledge Agreement dated December 16, 1999 executed by Vesper in favor of the Collateral Agent and various related powers of attorney.

     54. Receivables Pledge Agreement dated December 16, 1999 between Vesper and the Collateral Agent and related powers of attorney.

     55. Eight Deposit Account Agreements dated December 16, 1999 executed by Vesper in favor of the Collateral Agent.

     56. Contracts Pledge Agreement dated December 16, 1999 executed by Vesper in favor of the Collateral Agent and related power of attorney.

     57. Cash Collateral Pledge Agreement dated December 16, 1999 between Vesper and the Collateral Agent.

     58. Proceeds Account Pledge Agreement dated December 16, 1999 between Vesper and the Collateral Agent.

     59. Mortgages executed by Vesper in connection with Nortel/Qualcomm/ Ericsson/Harris Corporation financing.

     60. Fee letters executed by Vesper in connection with financings dated December 13, 1999.

     61. Paying Agency Agreement dated December 13, 1999 between Vesper and Chase Manhattan Bank.

     62. Equipment Supply Agreement dated December 6, 1999 between Vesper and Motorola do Brasil.

     63. Financing Commitment letter between Vesper and Motorola do Brasil.

MEGATEL

     1. Termo de Autorizacao do Servico Telefonico Fixo Comutado, Modalidade Local, Que Entre Si Celebram A Agencia Nacional de Telecomunicacoes - ANATEL e MegaTel.

     2. Termo de Autorizacao do Servico Telefonico Fixo Comutado, Modalidade Longa Distancia Nacional de Ambito Intra-Regional, Que Entre Si Celebram A Agencia Nacional de Telecomunicacoes - ANATEL e MegaTel.

     3. The following described lease agreements:

          (i) LOCATION: 11th floor, parts A and B of the building Villa-Lobos, with right to use 36 (thirty-six) vacancies at the garage of the mentioned building which is located at Nacoes Unidas Avenue number 4.777, at Sao Paulo, State of Sao Paulo, Brazil.
               TERM: 60 (sixty) months with right to renew for an additional 60 (sixty) months.
               AMOUNT: R$37.159,00
               RENEWAL: 06/30/2.004

          (ii) LOCATION: 10th floor, part B of the building mentioned above with right to have 18 (eighteen) vacancies at the garage of the same building, located at the same address.
               TERM: 60 (sixty) months with right to renew for an additional 60 (sixty) months.
               AMOUNT: R$18.579,00
               RENEWAL: 06/30/2.004

         (iii) LOCATION: l2th floor, parts A and B of the building mentioned above with right to have 36 (thirty-six) vacancies at the garage of the same building, located at the same address.
               TERM: 60 (sixty) months with right to renew for an additional 60 (sixty) months.
               AMOUNT: R$92.897,50
               RENEWAL: 06/30/2.004

     4. Know-how Transfer and Technical Services Agreement between Bell Canada and MegaTel dated as of July 30, 1999.

     5. Agreement between IBM Brasil Leasing Arrendamento Mercantil S.A. and MegaTel dated July 21, 1999.

     6. Letter of Understanding dated as of July 30, 1999 between MegaTel and Bell Canada.

     7. Secondment Agreement dated as of July 30, 1999 between Bell Canada and MegaTel.

     8. Technical Services Agreement dated as of July 30, 1999 between Bell Canada and MegaTel.

     9. Equipment Supply Agreement dated September 27, 1999 between MegaTel and Lucent.

     10. Commitment Letter between Lucent Technologies Network Systems do Brasil Ltda. and MegaTel dated September 27, 1999.

     11. Interconnection Agreement between MegaTel and Bonari dated August 15, 1999.

     12. Interconnection Agreement between MegaTel and Embratel dated August 10, 1999.

     13. Agreement between MegaTel and Netstream S.A. regarding use of fiber.

     14. License for Packet Switched Network Services issued by Anatel on September 23, 1999.

     15. License for Circuit Switched Network Services issued by Anatel on September 23, 1999.

     16. License for Dedicated Line Services issued by Anatel on September 23, 1999.

     17. License for Special Services of Audio and Video Signal issued by Anatel on September 23, 1999.

     18. License for Retransmission issued by Anatel on September 23, 1999.

     19. Interconnection Agreement between MegaTel and Telesp dated August 20, 1999.

     20. Fiber Agreement between MegaTel and Eletropaulo.

     21. Agreement between MegaTel and SAP.

     22. Contrato de Arrendamento Mercantil com a IBM Brasil Leasing Arrendamento Mercantil S.A. para o arrendamento mercantil de equipamentos de informatica e telecomunicacoes, dentre outros com IBM Brasil - Industria, Maquinas e Servicos Ltda. e Northern Telecom do Brasil Comercio e Servicos Ltda. ("leasing agreement with IBL for IT and Telecom/call center equipment, includes IBM and other IT vendors as well as Nortel").

     23. Contrato de fornecimento de equipamentos e servicos de telecomunicacoes com a Lucent Technologies Network Systems do Brasil Ltda. e outros. ("supply agreement with Lucent Technologies").

     24. Compromisso de compra e venda dos imoveis ("switch buildings purchase commitments" - the purchase agreements will probably be signed by a finance company which will lease the buildings to us for a 15 year term, still under negotiation) 1. Lapa - Rua Heitor Penteado, n(o) 2.200, Perdizes - Sao Paulo; 2. Jabaquara - Rua Mauro, n(o)s 382 e 384, Saude - Sao Paulo;
     3. Osasco - Rua Paulo Licio Rizzo, n(o)s 66 e 96, Vila Osasco - Osasco; 4. Paraiso - Rua Conselheiro Ramalho, n(o)s 778 e 768 Bela Vista - Sao Paulo;
     5. Sao Bernardo - Avenida Piraporinha , n(o) 125, Piraporinha - Sao Bernardo do Campo; 6. Campinas - Marechal Rondon.

     25. Licenca para transporte de dados - ANATEL ("data transport license" - under analysis by regulatory regarding all possible applications).

     26. Credit Agreement dated December 27, 1999 between Megatel, Vesper Sao Paulo Cayman, the lenders thereto and the administrative agent.

     27. Common Agreement dated December 27, 1999 between Megatel, Vesper Sao Paulo Holding, Lucent and the Collateral Agent.

     28. Pledge and Security Agreements and other collateral documents executed in connection with the Lucent financing referred to above.

     29. Equipment Supply Agreement dated December 1999 between Megatel and Motorola do Brasil.

     30. Interconnection Agreement, dated August 5, 1999, between Intelig (Bonari Holding) and Megatel.

     31. Interconnection Agreement, dated August 20, 1999, between Embratel and Megatel.

     32. Interconnection Agreement, dated August 20, 1999, between Telefonica and Megatel.

     33. Interconnection Agreement, dated August 20, 1999, between Compania Telefonica da Borda do Campo and Megatel.

     34. Interconnection Agreement, dated November 16, 1999, between BCP and Megatel.

     35. Interconnection Agreement, dated November 26, 1999, between Tess and Megatel.

     36. Lease Agreement, dated August 20, 1999, between Megatel and IBM.

     37. Lease Agreement, dated August 20, 1999, between Megatel and IBM.

     38. Lease Agreement, dated August 20, 1999, between Megatel and IBM.

     39. Know-How Transfer and Technical Services Agreement, dated December 27, 1999, between BCI and Megatel.

     40. Credit Agreement dated as of December 27, 1999, among Vesper Sao Paulo Holdings, Megatel, Vesper Cayman Sao Paulo, the Lenders thereunder and Societe Genera1e, New York Branch, as Administrative Agent.

     41. Paying Agency Agreement dated as of December 27, 1999, among the Japanese Paying Agent, Megatel and Vesper Cayman Sao Paulo,

     42. Share Pledge Agreement, dated December 27, 1999, by and among Vesper Holdings, Qualcomm do Brasil S.A., Vesper Cayman Sao Paulo, and the Lenders.

     43. Secondment Agreement, dated December 27, 1999 between BCI and Megatel.

     44. Substitute Financing Side Letter, dated December 27, 1999, among Qualcomm, the Company, BCI, the Lenders and the Agents.

     45. Technical Services Agreement dated July 30, 1999, between BCI and Vesper, as amended by Amendment No. 1, dated December 23, 1999, between the same parties.

     46. Telecom and Eletropaulo Rental Agreement, dated October 22, 1999, by and among Megatel, Eletropaulo Telecomunicacoes Ltda. and Eletropaulo Metropolitana Eletricidade de Sao Paulo S.A.

     47. Loan Guarantee, dated as of December 27, 1999, made by Megatel in favor of the Collateral Agent.

     48. Fee letter dated December 27, 1999, between Megatel and Lucent.

TMC

     1. Limited Liability Company Agreement: dated as of February 11, 1999, among SLI, PCN, Argentina LLC, and TMC.

     2. Agreement for Lease of Telecommunications Network dated as of January 11, 1999, between Smartel and TMC.

     3. Agreement for Lease of Telecommunications Network dated as of January 11, 1999 between Formus Argentina and TMC.

     4. Agreement for Lease of Telecommunications Network dated as of January 11, 1999 between Telelatina and TMC.

     5. Management Agreement dated as of February 11, 1999 between Smartel and TMC.

     6. Management Agreement dated as of February 11, 1999 between Telelatina and TMC.

     7. Management Agreement dated as of February 11, 1999 between Formus Argentina and TMC.

     8. Sales And Assignment Agreement dated as of February 11, 1999 between Telelatina and TMC.

     9. Trial Agreement, effective as of August 10, 1998 among Lucent Technologies World Services Inc., Lucent Technologies S.A Argentina and Telelatina. Assigned in favor of TMC on March 11, 1999.

     10. Purchase and Sale Agreement (Products, Software And Services), among Lucent Technologies World Services Inc., Lucent Technologies S.A Argentina and Telelatina executed on February 20, 1999, February 23, 1999 and February 26, 1999, respectively. Assigned in favor of TMC on March 11, 1999.

     11. Lease Agreement with Option to Purchase between Lucent Technologies Sociedad Anonima and TMC dated as of June 25, 1999.

     12. Lease Agreement with Option to Purchase between Lucent Technologies Sociedad Anonima and TMC dated as of June 25, 1999.

     13. Purchase Order between Lucent Technologies World Services Inc., Lucent Technologies S.A Argentina and TMC dated as of July 8, 1999.

     14. Services Contract, dated February 25, 1999 between IMPSAT S.A and TMC.

     15. Services Contract, dated April 21, 1999 between Codner & Co. Personas y Organizaciones S.R.L and TMC.

     16. Lease Contract, dated March 12, 1999 between Eduardo Manuel Stigol (Lessor) and Rigoberto Almeida Costa (Lessee). Property Location: Godoy Cruz 3046, Apartment 23 "Golf".

     17. Lease Contract, dated March 17, 1999 between Jorge Eduardo Taquini (Lessor) and TMC (Lessee). Property Location: Sinclair 3158, Apartment 9B.

     18. Lease Contract, dated March 17, 1999 between Gerardo Adrian Blachman (Lessor) and TMC (Lessee). Property Location: Mendoza 1925, 4th Floor.

     19. Lease Contract, dated March 26, 1999 between Forobra S.A (Lessor) and TMC (Lessee). Property Location: Av. San Martin 638/40.

     20. Lease Contract, dated March 10, 1999 between Financiera Buenos Aires S.A. (Lessor) and TMC (Lessee). Property Location: Maipu 255, 19th Floor, with three (3) fixed parking spaces.

     21. Gratuitous Assignment Of Lease Contract, dated March 10, 1999 among Telelatina (Assignor), TMC (Assignee) and Financiera Buenos Aires S.A (Lessor). Property Location: Maipu 255, 20th Floor, three (3) fixed parking spaces and space on the terrace for installation of telecommunication equipment (as gratuitous commodatum).

     22. Lease Contract, dated July 5, 1999 between Consorcio de Propietarios de La Calle Ugarteche 2871/73/75/77 (Lessor) and TMC (Lessee). Property
     Location: Ugarteche 2873; space on the terrace of the building for the installation of telecommunication equipment.

     23. Lease Contract, dated June 9, 1999 between Consorcio de Propietarios Avenida De Los Incas numero 3310 esquina calle CONDE numeros 1586 y 1594 Capital Federal (Lessor) and TMC (Lessee). Property Location: Av. de los Incas 3310; space on the terrace of the building for the installation of telecommunication equipment.

     24. Lease Contract, dated June 18, 1999 between COCABA S.R.L (Lessor) and TMC (Lessee). Property Location: Arcos 3433; space on the terrace of the building for the installation of telecommunication equipment.

     25. Lease Contract, dated June 18, 1999 between Consorcio de Propietarios de La Calle ARCOS 2419 (Lessor) and TMC (Lessee). Property Location: Arcos 2419; space on the terrace of the building for the installation of telecommunication equipment.

     26. Lease Contract, dated June 25, 1999 between Consorcio de Propietarios Del Edificio de La Calle Chile l342/44 (Lessor) and TMC (Lessee). Property
     Location: Chile 1342/44; space on the terrace of the building for the installation of telecommunication equipment.

     27. Lease Contract, dated June 30, 1999 between Consorcio de Propietarios de La Calle Honduras 5597 (Lessor) and TMC (Lessee). Property Location:
     Honduras 5597; space on the terrace of the building for the installation of telecommunication equipment.

     28. Lease Contract, dated June 30, 1999 between Consorcio de Propietarios de La Calle Medrano 1670 (Lessor) and TMC (Lessee). Property Location:
     Medrano

     1670; space on the terrace of the building for the installation of telecommunication equipment.

     29. Lease Contract, dated June 18, 1999 between Consorcio de Propietarios Edificio Galeria Jardin (Lessor) and TMC (Lessee). Property Location:
     Florida 537/71; space on the terrace of the building for the installation of telecommunication equipment.

     30. Electric Supply Contract, dated May 11, 1999 between Edesur S.A and
     TMC.

     31. Service Contract, dated May 17, 1999 between TMC and Tamabru S.A

     32. Lease Contract, dated July 15, 1999 between Consorcio de Propietarios Del Edificio Ubicado En La Calle Teniente General Juan D. Peron 1457 (Lessor) and TMC Sucursal Argentina (Lessee), Property Location; Teniente General Juan D. Peron 1457, Buenos Aires, space on the terrace of the building for the installation of telecommunication equipment.

     33. Lease Contract, dated July 8, 1999 between Demaria Construcciones S.A. (Lessor) and TMC Sucursal Argentina (Lessee): Property Location:
     Demaria 4721, Buenos Aires; space on the terrace of the building for the installation of teleecommunication equipment.

     34. Service Order subscribed between Metrored and TMC, dated as of June 15, 1999.

     35. Service Order subscribed between Metrored and TMC, dated as of June 22, 1999.

     36. Purchase Order, subscribed by TMC to Idabour Construcciones, dated as June 15, l999

     37. Subscription and Redemption of Mutual Funds, dated July 16, 1999 between Citibank N.A. and TMC.

     38. Maintenance Service Contract, dated as July 1, 1999 between TMC and Lucent Technologies S.A. Argentina.

     39. Lease Contract, dated July 23, 1999 between Consorcio de propietarios Ramon Freire 3005 (Lessor) and TMC, Sucursal Argentina (Lessee); Property
     Location: Ramon Freire 3005, Buenos Aires; space on the terrace of the building for the installation of telecommunication equipment.

     40. Lease Contract, dated July 25, 1999 between Consorcio de propietarios Olleros 2344 (Lessor) and TMC, Sucursal Argentina (Lessee); Property
     Location: Olleros 2344, Buenos Aires; space on the terrace of the building for the installation of telecommunication equipment.

     41. Lease Contract, dated August 20, 1999 between Consorcio de Propietarios de Larrea 785 and TMC. Property Location: Larrea 785; space on the terrace of the building for the installation of telecommunications equipment.

     42. Lease Contract, dated September 13, 1999 between Asoc. Civil y Mutual Circular Militar and TMC. Property Location: Santa Fe 760, space on the terrace of the building for the installation of telecommunications equipment.

     43. Lease Contract, dated October 8, 1999 between Consorcio de Propietarios de Av. Gral. Las Heras 2263 and TMC. Property location: Heras 2263; space on the terrace of the building for the installation of telecommunications equipment.

     44. Lease Contract, dated September 10, 1999 between Prefectura Naval Argentina and TMC. Property Location: Edificio Guardacostas; space on the terrace of the building for the installation of telecommunications equipment.

     45. Lease Contract, dated September 6, 1999 between Consorcio de Propietarios de Maure 3149/51 and TMC. Property Location: Maure 3149/51; space on the terrace of the building for the installation of telecommunications equipment.

     46. Services Contract, dated March 23, 1999 between El Sitio and TMC.

     47. Letter of Intent dated July 28, 1999, between TMC and Transistemas S.A.

     48. Purchase Order dated July 8, 1999 between TMC and Lucent Technologies S.A. Argentina and Lucent Technologies World Services Inc. in respect of $10,739,987 of equipment.

TELELATINA

     1. Memorandum Of Understanding "Memorandum de Entendimiento" dated July, 1998 between Telelatina and Datacoop S.A

     2. Management Agreement, as of February 11, 1999 between Telelatina and
     TMC.

     3. Agreement for Lease of Telecommunications Network, as of January 11, 1999 between Telelatina and TMC.

     4. Lease Contract, dated June 24, 1998 between Consorcio de Propietarios del Edificio Ubicado en La Calle Dorrego 2699 (Lessor) and TMC (Lessee). Property Location: Dorrego 2699.

     5. Infrastructure Sharing Agreement, as of February 11, 1999 among Telelatina, Smartel and Formus Argentina.

     6. Agreement for the Rendering of Services, as of May 31, 1999 between Telelatina and Gire S.A.

     7. Sales and Assignment Agreement, as of February 11, 1999 between Telelatina and TMC.

SMARTEL

     1. Infrastructure Sharing Agreement, as of February 11, 1999 among Telelatina, Smartel and Formus Argentina.

     2. Agreement For Lease of Telecommunications Network, as of January 11, 1999, between Smartel and TMC.

     3. Management Agreement, as of February 11, 1999 between Smartel and TMC.

FORMUS ARGENTINA

     1. Management Agreement dated as of February 11, 1999 by and among Formus Argentina and TMC.

     2. Agreement for Lease of Telecommunications Network dated as of January 11, 1999 by and among Formus Argentina and TMC.

     3. Infrastructure Sharing Agreement dated as of February 11, 1999 by and among Telelatina, Formus Argentina and Smartel.

FORMUS CHILE

     Foreign Investment Contract with Chile.

FORMUS COLUMBIA

     1. Purchase order to Wireless Inc. for $125,000 to purchase six 38 GHz links.

     2. Purchase Order Agreement between Formus Colombia and Tess dated October 1999.

ARGENTINA LLC

     Limited Liability Company Agreement dated as of February 11, 1999, among SLI, PCN, Argentina LLC, and TMC.

COLUMBIA LLC

     Consulting Agreement dated January 27, 1998 by Jacobson & Associates, Inc. and Colombia LLC.

VESPER CAYMAN

     1. Purchase Fee Letters dated December 13, 1999 between Vesper Cayman and ABN Amro.

VESPER SAO PAULO CAYMAN LTDA.

     1. Common Terms Agreement, Credit Agreement and various pledge and security documents executed in connection with the Lucent vendor financing.

EJEMIL S.A. AND ODECAR S.A.

     1. Memorandum of Understanding between the Company, Ejemil S.A., Odecar S.A., Mr. Diego Beltran Storace and El Pais S.A. dated November 29, 1999.

                                 SCHEDULE 3.12


                                  SUBSIDIARIES



See attached.

                                  SCHEDULE 3.13

                         CAPITALIZATION OF SUBSIDIARIES

       VELOCOM BRASIL

               Velocom Brasil has an authorized and issued capital of R$23,377,392.00 divided into 23,377,392 quotas of par value R$1.00 each. In connection with the restructuring of this entity, its capital is being reduced.

       BRASIL HOLDINGS

               Brasil Holdings has an authorized capital of US$50,000 divided into 50,000 shares of par value $1.00 each, of which 2 shares are issued and outstanding in the name of VeloCom.

       VESPER HOLDING

               Vesper Holding has an authorized and issued capital of R$184,445,760 divided into 536,000 ordinary shares with no par value and 536,000 preferred shares with no par value.

       VESPER SAO PAULO HOLDING

               Vesper Sao Paulo Holding has an authorized and issued capital of R$119,119,000 divided into 119,000 ordinary shares with no par value and 119,000 preferred shares with no par value.

       VESPER

               Vesper has an authorized and issued capital of R$77,033,010 divided into 431,171 ordinary shares with no par value.

       VESPER CAYMAN

               Vesper Cayman has an authorized and issued capital of US$1.00 divided into 1 share.

       MEGATEL

               MegaTel has an authorized and issued capital of R$69,913,000 divided into 70,813 ordinary shares with no par value.

       VESPER SAO PAULO CAYMAN LTD.

               Vesper Sao Paulo Cayman has an authorized and issued capital of US$1.00 divided into 1 share.

               ENCUMBRANCES

               The shares of Vesper, Vesper Holding, Vesper Sao Paulo Holding and MegaTel are subject to the terms of the respective shareholders agreements, constituent documents and Licenses. The shares of Vesper and MegaTel will be pledged to certain lenders pursuant to the terms of the vendor financing arrangements currently being negotiated as described in the Schedules to this Agreement.

      TMC

               Capital contributions of US$15,963,953 have been made to TMC. The number of shares authorized and issued is 1,000.

      TELELATINA

               1. Telelatina has an authorized and issued capital of A$l,000,000 divided into 1,000,000 shares with a par value of A$1.00 per share. There is also an irrevocable capital contribution of A$2,242,326 recorded on the books of this company.

               2. Sales And Assignment Agreement, as of February 11, 1999 between Telelatina and TMC.

      VELOCOM ARGENTINA

               VeloCom Argentina has an authorized and issued capital of A$3,000 divided into 3,000 quotas of par value A$1.00 each.

      WLL ARGENTINA

               WLL Argentina has an authorized and issued capital of A$2,000 divided into 200 quotas of par value A$l0.00 each.

      SMARTEL

               Smartel has an authorized and issued capital of A$20,000 divided into 20,000 shares with a par value of A$1.00 per share. There is also an irrevocable capital contribution of A$2,000,000 recorded on the books of the Company which has not yet been funded.

      PCN

               PCN has an authorized and issued capital of US$100,000, divided into 100,000 shares with a par value of US$l.00 per share. There is also an irrevocable capital contribution of US$4,767,238.86 recorded on the books of this company.

      VELOCOM CHILE

               VeloCom Chile has an authorized and issued capital of CH$910,455 divided into 910,455 quotas.

      EJEMIL S.A.

               Ejemil S.A. has nominal capital.

      ODECAR S.A.

               Odecar S.A. has nominal capital.

      CHILE HOLDINGS

               Chile Holdings has an authorized capital of US$50,000 divided into 50,000 shares of par value US$1.00 each, of which 2 shares are issued and outstanding in the name of VeloCom.

      COLOMBIA HOLDINGS

               Colombia Holdings has an authorized capital of US$50,000 divided into 50,000 shares of par value US$1.00 each, of which 2 shares are issued and outstanding in the name of VeloCom.

      FORMUS ARGENTINA

               Formus Argentina has an authorized and issued capital of A$12,000 divided into 12,000 ordinary shares with a par value of A$l.00.

      FORMUS BOLIVIA

               Formus Bolivia has an authorized and issued capital of Bs$10,000,000 divided into 200 shares or Bs$20,000,000 with a par value of Bs$ 100,000.

      FORMUS CHILE

               Formus Chile has an authorized and issued capital of CH$455,000,455 divided into unlimited equity interest with no par value.

      FORMUS COLOMBIA

               Formus Colombia has an authorized and issued capital of C$800,522,200 divided into 8,005,222 shares with a par value of C$100.

      FORMUS LA

               Formus LA has one membership interest outstanding which was issued for US$100.

      FORMUS PERU

               Formus Peru has an authorized and issued capital of NS$2,700 divided into 2,700 unlimited equity interest with no par value.

      FORMUS VENEZUELA

               Formus Venezuela has an authorized and issued capital of B$4,000,000 divided into 2,000 shares with a par value of B$l0,000.

      ARGENTINA LLC

               Argentina LLC has one membership interest outstanding which was issued for US$100.

      BOLIVIA LLC

               Bolivia LLC has one membership interest outstanding which was issued for US$100.

      CHILE LLC

               Chile LLC has one membership interest outstanding which was issued for US$100.

      COLOMBIA LLC

               Colombia LLC has one membership interest outstanding which was issued for US$100.

      PERU LLC

               Peru LLC has one membership interest outstanding which was issued for US$100.

      VENEZUELA LLC

               Venezuela LLC has one membership interest outstanding which was issued for US$100.

      INTERLOOP BVI

               Interloop BVI has an authorized and issued capital of US$3,400,000 divided into 3,400,000 shares with a par value of $1.00 per share.

      INTERLOOP COLOMBIA

               Interloop Colombia has an authorized and issued capital of CP$2,397,950,000 divided into 2,397,950 shares with a par value of CP$1.00 per share.

                                SCHEDULE 3.14(a)

                           SHARE OWNERSHIP OF COMPANY



                       VELOCOM CAPITAL STRUCTURE - 1/8/00

                                                                  TOTAL                  TOTAL
                                           TOTAL    SERIES A    SERIES A    SERIES B    SERIES B            FULLY DILUTED      %
NAME                           COMMON     COMMON    PREFERRED   PREFERRED  PREFERRED    PREFERRED  OPTIONS    OWNERSHIP    OWNERSHIP
----                          ---------  ---------  ---------   ---------  ---------    ---------  -------  -------------  ---------
Telecom Partners II, L.P.       200,000               855,556
                              1,300,000             2,811,111
                                         1,500,000  1,939,108   5,605,775    833,333      833,333             7,939,108      0.1184
Centennial Fund V, L.P.         932,600               652,820                                                        --          --
                                                    2,144,980                                                        --          --
                                                    1,388,831                250,000                                 --          --
Centennial Fund VI, L.P.             --                    --              1,244,319                                 --          --
Centennial Entrepreneurs
Fund V L.P.                      28,940                20,260                                                        --          --
                                                       66,560                                                        --          --
                                                       43,098                                                        --          --
Centennial Entrepreneurs
Fund VI, L.P.                        --                    --                 32,745                                 --          --
Centennial Holdings I, L.L.C.    38,460                26,920                                                        --          --
                                                       88,460                                                        --          --
Centennial Strategic
Partners VI, L.P.                                                             65,490                                 --          --
                                         1,000,000     57,275   4,489,204     36,506    1,629,060             7,118,264      0.1061
                                                                                                                     --

                       VELOCOM CAPITAL STRUCTURE - 1/8/00



                                                                  TOTAL                  TOTAL
                                           TOTAL    SERIES A    SERIES A    SERIES B    SERIES B            FULLY DILUTED      %
NAME                           COMMON     COMMON    PREFERRED   PREFERRED  PREFERRED    PREFERRED  OPTIONS    OWNERSHIP    OWNERSHIP
----                          ---------  ---------  ---------   ---------  ---------    ---------  -------  -------------  ---------
Crescendo World Fund,
L.L.C                           477,150               742,234                                  --                      --         --
                                                      457,649                159,050                                   --         --
Crescendo III, L.P.
                                     --             2,555,555              1,190,115                                   --         --
                                                      959,128                                                          --         --
Eagle Ventures WF, L.L.C.        22,850                35,544                                                          --         --
                                                       21,916                  7,617                                   --         --
Crescendo III, GbR                   --                    --                 24,539                                   --
Crescendo III Executive
Fund, L.P.                           --    500,000         --   4,772,026     35,347    1,416,668               6,688,694     0.0997
SLI Wireless S.A              4,330,709  4,330,709  7,840,000   7,840,000  2,416,667    2,416,667              14,587,376     0.2175
Formus Communications -
Latin America Holdings, LLC   1,574,803  1,574,803  7,866,333   7,866,333    933,333      933,333              10,374,469     0.1547
Janco Capital, L.P.                  --                    --                 41,667       41,667                  41,667     0.0006
Brad Peery Capital, L.P.             --                    --                 25,850                                   --         --
Brad Peery Capital Ventures,
L.P.                                 --                    --                 21,900                                   --         --
Brad Peery Capital,
International                        --                    --                 16,900                                   --         --
Brad Peery Capital, Inc.             --                    --                  2,050       66,700                  66,700     0.0010
Mellon Ventures II, L.P.             --                    --              1,666,667    1,666,667               1,666,667     0.0249
Taquari Participacoes S.A     1,035,064  1,035,064         --          --         --           --               1,035,064     0.0154
Black Coral Enterprises Inc.    638,164    638,164         --          --         --           --                 638,164     0.0095
C. James Frank                    5,000                 1,862                                                          --
                                 14,805     19,805                  1,862         --           --                  21,667     0.0003
Sean White                        1,666      1,666         --          --         --           --                   1,666     0.0000

                       VELOCOM CAPITAL STRUCTURE - 1/8/00


                                                                TOTAL                  TOTAL
                                         TOTAL    SERIES A    SERIES A    SERIES B    SERIES B             FULLY DILUTED      %
NAME                         COMMON     COMMON    PREFERRED   PREFERRED  PREFERRED   PREFERRED    OPTIONS    OWNERSHIP    OWNERSHIP
----                         ------   ----------  ---------  ----------  ----------  ----------  --------- -------------  ---------
Francis McInerney             1,667        1,667         --          --          --          --                    1,667      0.0000
North River Ventures, Inc.
Pension Plan                  5,000        5,000         --          --          --          --                    5,000      0.0001
Michael Lisogurski           24,000       24,000         --          --          --          --                   24,000      0.0004
Clarence Endy                 1,000        1,000         --          --          --          --                    1,000      0.0000
Telecom Partners III, L.P.                                                3,333,333   3,333,333                3,333,333      0.0497
BankAmerica Investment
Corporation*                                                              2,916,667   2,916,667                2,916,667      0.0435
Qualcomm Incorporated                                                     1,250,000   1,250,000                1,250,000      0.0186
Chestnut Hill VeloCom, LLC                                                1,725,000   1,725,000                1,725,000      0.0257
Dolphin Communications
Fund, LP                                                                    293,140     293,140                  293,140      0.0044
Dolphin Communications
Parallel Fund                                                               123,527     123,527                  123,527      0.0018
First Union Merchant
Banking 1999                                                              1,595,489   1,595,489                1,595,489      0.0238
Toronto Dominion
Investments, Inc.                                                           583,333     583,333                  583,333      0.0087
CRI Media Partners, L.P.                                                     13,333      13,333                   13,333      0.0002
CRI Media Partners II, L.P.                                                  53,333      53,333                   53,333      0.0008
Northwood Ventures LLC                                                      125,000     125,000                  125,000      0.0019
Aleks Acimovic                                                                8,333       8,333                    8,333      0.0001
Orlin R. Jacobson                                                             5,000       5,000                    5,000      0.0001
Ravi Mhatre                                                                   6,250       6,250                    6,250      0.0001
TD Securities (USA), Inc.                                                    25,000      25,000                   25,000      0.0004
DIRECTORS, EMPLOYEES AND
OPTIONS                          --      651,948         --     131,133     209,999     209,999  3,798,544     4,791,624      0.0715
                                                                                                                      --
TOTAL                                 11,283,826             30,706,333  21,270,832  21,270,832  3,798,544    67,059,535      1.0000
 *Includes Series B and B-1

                                SCHEDULE 3.14(b)

              AGREEMENTS RELATING TO EQUITY INTERESTS IN COMPANIES

     VELOCOM

              1. Option Agreement dated as of January 15, 1999 among the Company, Bell Canada International Inc., Taquari, SLI, Qualcomm, and BID S.A.

              2. Subscription Agreement between Formus and the Company dated August 20, 1999.

              3. Subscription Agreement between SLI and the Company dated August 20, 1999.

              4. Subscription Agreement between Taquari and the Company dated August 20, 1999.

              5. Amended and Restated Investors Agreement dated as of September 27, 1999 between the Company and its principal stockholders.

              6. Consent and Agreement dated September 22, 1999 between BCI, SLI, Qualcomm, Vicunha and the Company.

              7. Equity Subscription Agreements between the Company and each of Nicolas Kauser, David Leonard, R. Dwayne House, REINCO Corp., Michael S. Quinn, C. James Frank, Michael Lisogurski, North River Ventures, Inc. Pension Plan, Francis McInerney, Clarence Endy, Brad Johnson, Sean White, Bernard Schotters, David Leonard, Barry Rowan and David Tomizuka.

              8. Joinder Agreements between the Company and each of R. Dwayne House, REINCO Corp., Nicolas Kauser, Michael S. Quinn, Clarence Endy, David Tomizuka, Brad Johnson and Barry Rowan.

              9. Series A Preferred Stock Purchase Agreement dated as of January 26, 1999 between the Company, Telecom, Centennial and Crescendo.

              10. Second Series A Preferred Stock Purchase Agreement dated as of May 7, 1999 between the Company, Telecom, Crescendo, Centennial, David J. Leonard, Gregory P. Sadler, Fred A. Vierra, Robert McKenzie, C. James Frank, R. Dwayne House and Nicolas Kauser.

              11. Employment Letters between the Company and each of David Leonard, Charles Schneider, Derek Koecher, Henry Peraza, Michael Casullo, Lisa Gamel, Patricia Reichman, R. Dwayne House, John Gowen, Michael Quinn, Barry Rowan, Antonio Salles, Steve Dougherty, Greg Sadler, Julia Hughes,

              Nicolas Kauser, Endy, Brad Johnson, Diego Rodrigues, Willie Hernandez, Mark Johnson, Dave Tomizuka, and Phillip Shoemaker.

              12. Stock Option Agreements between the Company and each of David Leonard (10/1/98), David Leonard (10/1/98), David Leonard (5/21/99), Nicolas Kauser (10/1/98), Nicolas Kauser (5/21/99),
              Clarence Endy (4/12/99), Clarence Endy (5/21/99), Clarence Endy (5/21/99), Barry Rowan (7/12/99), Barry Rowan (7/12/99), John
              Gowen (12/7/98), John Gowen (5/21/99), John Gowen (5/21/99),
              Michael Quinn (7/16/99), Michael Quinn (7/16/99), Greg Sadler (12/7/98), Greg Sadler (5/21/99), Greg Sadler (5/21/99), R.
              Dwayne House (1/4/99), R. Dwayne House (5/21/99), R. Dwayne
              House (5/21/99), Michael Casullo (3/15/99), Michael Casullo (5/21/99), Derek Koecher (6/7/99), Patricia Reichman (4/1/99), Julia Hughes (10/5/98), Julia Hughes (12/7/98), Julia Hughes (12/7/98), Julia Hughes (5/21/99), Shaun Orton (5/21/99), Lisa
              Gamel (3/8/99), Lisa Gamel (5/21/99), Brad Johnson (5/3/99),
              Brad Johnson (5/21/99), Brad Johnson (5/21/99), Charles Schneider (7/11/99), Henry Peraza (6/1/99), Henry Peraza (6/1/99), Fred
              Vierra (9/17/98), Fred Vierra (5/21/99) and Bernard Schotters (6/18/99), David Tomizuka (10/1/99), Steve Dougherty (8/1/99),
              Antonio Salles (8/1/99), Luis Gonzalez Lanuza (10/1/99) and Mario Janovich (10/1/99).

              13. Equity Investment Agreement dated October 21, 1999 between the Company and certain of its stockholders.

              14. Purchase Agreement dated December 6, 1999, as amended by Amendment No. 1 on December 31, 1999 between the Company and the investors set forth therein.

              15. Follow-On Purchase Agreement dated as of December 20, 1999 between the Company and the investors set forth therein.

       VELOCOM BRASIL

              1. Option Agreement dated as of February 4, 1999 by and between Bell Canada International (Brazil Telecom I) Limited and VeloCom Brasil.

              2. Agreement dated as of February 4, 1999 by and between VeloCom Brasil and QUALCOMM do Brasil S.A.

              3. Shareholder Agreement between Taquari, SLI, Qualcomm, Bell Canada International (Brazil Telecom I) Limited, VeloCom Brasil and Vesper Holding, dated February 4, 1999.

       BRASIL HOLDINGS

              1. Option Agreement dated as of July 30, 1999 by and between Bell Canada International (MegaTel) Limited and Brasil Holdings.

              2. Shareholder Agreement between SLI, QUALCOMM, Bell Canada International (MegaTel) Limited, Brasil Holdings and Vesper Sao Paulo Holding dated July 30, 1999.

              3. Amended and Restated Shareholders Agreement dated as of December 23, 1999 between the shareholders of Vesper Sao Paulo Holding.

              4. Amended and Restated Shareholders Agreement dated as of December 23, 1999 between the shareholders of Vesper Holding.

       VESPER HOLDING

              1. Shareholder Agreement between Taquari Participacoes S.A. ("Taquari"), SLI Wireless S.A. ("SLI"), QUALCOMM do Brasil S.A. ("QUALCOMM"), Bell Canada International (Brazil Telecom I) Limited, VeloCom Brasil and Vesper Holding, dated February 4, 1999.

              2. Amended and Restated Shareholder Agreement dated as of December 23, 1999 between the shareholders of Vesper Holding.

       VESPER SAO PAULO HOLDING

               1. Shareholder Agreement between SLI, QUALCOMM, Bell Canada International (MegaTel) Limited, Brasil Holdings and Vesper Sao Paulo Holding dated July 30, 1999.

               2. Amended and Restated Shareholders Agreement dated as of December 23, 1999 between the shareholders of Vesper Sao Paulo Holdings.

       ARGENTINA LLC

               Oral agreement with Alfredo Iribarren for 1% of Formus Argentina LLC's interest in TMC at such time that a liquidity event occurs.

       COLOMBIA LLC

              Consulting Agreement between Colombia LLC and Jacobsen Consulting dated January 27, 1999.

                                SCHEDULE 3.18(a)

                                    LICENSES

       VESPER

              1. Termo de Autorizacao do Servico Telefonico Fixo Comutado, Modalidade Local, Que Entre Si Celebram A Agencia Nacional de Telecomunicacoes - ANATEL e Vesper.)

              2. Termo de Autorizacao do Servico Telefonico Fixo Comutado, Modalidade Longa Distancia Nacional de Ambito Intra-Regional, Que Entre Si Celebram A Agencia Nacional de Telecomunicacoes - ANATEL e Vesper.

              3. License for Packet Switched Network Services issued by Anatel on September 23, 1999.

              4. License for Circuit Switched Network Services issued by Anatel on September 23, 1999.

              5. License for Dedicated Line Services issued by Anatel on September 23, 1999.

              6. License for Special Services of Audio and Video Signal issued by Anatel on September 23, 1999.

              7. License for Retransmission issued by Anatel on September 23, 1999.

       Vesper may experience certain delays in meeting its build out obligations under its licenses. The Company does not believe that the impact of these delays will be material but there could be resulting fines due to such delays.

       MEGATEL

              1. Termo de Autorizacao do Servico Telefonico Fixo Comutado, Modalidade Local, Que Entre Si Celebram A Agencia Nacional de Telecomunicacoes - ANATEL e MegaTel.

              2. Termo de Autorizacao do Servico Telefonico Fixo Comutado, Modalidade Longa Distancia Nacional de Ambito Intra-Regional, Que Entre Si Celebram A Agencia Nacional de Te1ecomunicacoes - ANATEL e MegaTel.

              3. Licenca para transporte de dados - ANATEL ("data transport license" - under analysis regarding all possible applications).

       MegaTel may experience certain delays in meeting its build out obligations under its licenses. The Company does not believe that the impact of these delays will be material but there could be resulting fines due to such delays.

       TELELATINA

              1. By Resolution 2617SC/97 issued by the Secretary of Communications on September 4, 1997, Telelatina was granted a license to provide Value Added Services, Data Transmission Services and Videoconferencing services nationwide.

              2. By Resolution 3064SC/97, issued by the Secretary of Communications on October 15, 1997, Telelatina was granted an authorization to use the frequency bandwidth from 3,450 Mhz to 3,475 Mhz. and from 3,550 Mhz. to 3,575 Mhz. The use of these frequencies is governed by Resolution 2879SC/97 as amended by 869SC/98.

       Telelatina has applied for modifications to the build out schedule under its licenses due to the fact that certain of the equipment to be used by it is still in the testing phase. The Company expects that each of these requests for modification will be granted.

       SMARTEL

              1. By Resolution 1130SC/98 issued by the Secretary of Communications on May 7, 1998, Smartel was granted a license to provide Value Added Services, Data Transmission Services, Broadcasting signals carriage services and Videoconferencing services.

              2. By Resolution 1247SC/98, issued by the Secretary of Communications on May 22, 1998, Smartel was granted an authorization to use on a precarious basis, for the AMBA (which area comprises the City of Buenos Aires and certain locations nearby), Rosario, Cordoba and Mendoza the frequency bandwidth from 26,850 Ghz to 27,350 Ghz. and from 31,075 Ghz. to 31,150 Ghz. The use of these frequencies is governed by Resolution 869SC/98, as amended.

       Smartel has applied for modifications to the build out schedule under its licenses due to the fact that certain of the equipment to be used by it is still in the testing phase. The Company expects that each of these requests for modification will be granted.

       FORMUS ARGENTINA

              Bands: E Band which totals 575 MHz and consists of the following frequencies: 25.85 to 26.35 GHz and 29.175 to 29.25 GHz (awarded November 1998). This spectrum assignment may initially be used only in the following cities: AMBA

              (Area Multiple Buenos Aires), La Plata and Cordoba.
              Services: Data transmission, value added and videoconferencing (awarded September and November 1998).

       Formus Argentina has applied for modifications to the build out schedule under its licenses due to the fact that certain of the equipment to be used by it is still in the testing phase. The Company expects that each of these requests for modification will be granted.

       FORMUS COLOMBIA

              Bands: 300 MHz at 38 GHz; channels 13, 14, 17 (awarded November
              1998). The license fees for the 38 GHz spectrum license has been increased from approximately US$222,000 to approximately US$534,000. This increase is effective for the year 2000 payment due January 2000.

              Services: Local carrier and value added (awarded August 1998 and May 1999)

       Formus Colombia may be slightly delayed in connection with its implementation deadline of the end of November 1999. The Company believes that any delay will be slight and will not have a material adverse effect on its license.

       FORMUS PERU

              Bands: 400 MHz at 38 GHz; channels 1-4 (awarded May 1999).

              Services: Local carrier and value added (awarded April 1999).

       INTERLOOP COLOMBIA

              1. License to provide Basic Commuted Telephone Service in Colombia. Such license was granted by Resolution 4262 issued on 9/23/97, expiring on 12/23/2007, the scope of this license shall be for the territory of Santa Fe de Bogota, DC (Departamento de Curdinamarca), Cali (Departamento de Valle del Cauca), Medellin (Departamento de Antioquia), Barranquilla (Departamento de Atlantico), Bucaramanga (Departamento de Santander), Cartagena (Departamento de Bolivar), Santa Marta (Departamento de Magdalena), Pereira (Departamento de Risaralda), Cucuta (Departamento del Norte de Santander) y Villavicencio (Departamento del Meta);

              2. License to provide Value Added Services, Telematics services, and the constitution of an Associate Value Added Services Network, which was granted by Resolucion 4472 issued on 10/10/97 expiring on 10/10/2007.

              3. Interloop Colombia was authorized to use the radioelectric spectrum as per Resolution 5195 issued on 29/12/97. By Resolution 106 of 1999, Interloop was authorized to use exclusively bands 23 y 3.4 Ghz within the cities where it had been awarded with a License until 9/22/2007.

       Interloop Colombia is not in compliance with certain of its build out obligations and may face fines or revocation of its license.

       ODECAR S.A.

       Odecar S.A. was assigned, on December 14, 1999, per Resolution No.
       404.99 of the Direccion Nacional de Comunicaciones of Uruguay, the radioelectric sub-blocks 24.600 GHz - 24.850 GHz in Montevideo and 25,100 GHz - 25.350 GHz, 25.600 GHz - 25.850 GHz and 26.100 GHz - 26.350
       GHz in Maldonado for use in providing commercial data transmission service.

                                 SCHEDULE 3.20

                                   LIABILITIES

               PLEASE SEE SCHEDULE 3.18 FOR POTENTIAL LIABILITIES
                  UNDER CERTAIN LICENSES HELD BY THE COMPANIES.

       THE COMPANY

              1. The Company has posted a US$1 million guarantee in respect of a license bid in Uruguay which will be replaced by a US$300,000 performance bond.

       VELOCOM BRASIL

              Guarantee for three months of rent payments by VeloCom Brasil of Charles Schneider's residential lease in Sao Paulo, Brazil.

       VESPER

              1. Liabilities under cell site and switch site leases entered into by Vesper.

              2. Vesper has guaranteed the residential leases of the following employees of Vesper:

                        (a)      William Dunbar

                        (b)      Luis Gentil

                        (c)      Norman Gaudreau

                        (d)      Jim Greenlaw

                        (e)      Paul Newman

                        (f)      Pamela Goossen

                        (g)      Timothy Quinn

                        (h)      Francisco Neves Filho

                        (i)      Jean Provencher

                        (j)      Jacques Despars

                        (k)      Charles Laflamme

                        (l)      Edmund del Sol

                        (m)      Sebastian Poisson

                        (n)      Yuan Ringuetti


              3. Capitalized Leases pursuant to that certain Leasing Agreement with IBM Brasil Leasing Arrendamento Mercantil S.A. in the total amount of $1,800,000.

              4. Debt incurred pursuant to that certain loan facility agreement between Vesper S.A. and Nortel dated as of October 25, 1999.

              5. Debt incurred pursuant to note purchase agreements dated December 16, 1999 between Vesper S.A. and Ericsson
              Telecomunicacoes S.A., Nortel and Harris Corporation Networks.

              6. Debt incurred pursuant to Motorola CPE Supply Agreement and related vendor financing.

       VESPER HOLDINGS

              1. Guaranty of Indebtedness of Vesper set forth in number 6 above.

       MEGATEL

              1. Liabilities under cell site and switch site leases entered into by MegaTel.

              2. MegaTel has guaranteed the residential leases of the following employees of MegaTel:

                        (a)      Norman Taylor

                        (b)      Giles Leclerc

                        (c)      Roland L'Esperance

                        (d)      Claude Page

                        (e)      Monique Baril

                        (f)      Francois Levesque

                        (g)      Robin Constantin

                        (h)      Rene Quenneville

                        (i)      Roger Croteau

                        (j)      Francois Cote

                        (k)      Glenda Maillaux

                        (l)      Denis Dion

                        (m)      Keith Knox


              3. Bridge loan facility by Lucent to MegaTel under the Equipment Supply Agreement dated September 27, 1999.

              4. Debt Pursuant to Credit Agreement dated December 27, 1999.

              5. Debt incurred pursuant to Motorola CPE Supply Agreement and related vendor financing.

       VESPER SAO PAULO HOLDING

              1. Guaranty of Indebtedness of Megatel set forth in number 4 above.

       TMC

              1. Pursuant to the Lease Contract, dated March 12, 1999 between Eduardo Manuel Stigol (Lessor) and Rigoberto Almeida Costa (Lessee). Guarantee for three months of rent payments by TMC of Mr. Costa's residential lease in Buenos Aires, Argentina.

              2. Liabilities under cell site and switch site leases entered into by TMC.

       VELOCOM ARGENTINA

              1. VeloCom Argentina has agreed to pay the residential lease for Derek Koecher.

                                SCHEDULE 3.22(a)

                        COLLECTIVE BARGAINING AGREEMENTS
                 OR EMPLOYMENT AGREEMENTS NOT TERMINABLE AT WILL

       VESPER

              As of the date hereof, there exists no agreement between Vesper and any union. However, Vesper will need to enter into a collective beginning agreement with the union of telecommunication workers.

       MEGATEL

              As of the date hereof, there exists no agreement between MegaTel and any union. However, MegaTel will need to enter into a collective beginning agreement with the union of telecommunication workers.

       TMC

              1. Collective Bargaining Agreements: TMC is not currently making payments according to any collective bargaining agreement, but there is a risk that certain of its employees be deemed to be included under the following collective bargaining agreements:

                     (i) Collective Bargaining Agreement for Commercial Employees ("CBACE") Nbr. 130/7.


                     (ii) FOEESITRA (Federacion de Obreros. Especialistas y Empleados de los Servicios e Industria de las Telecomunicaciones de la Republica Argentina).

                     (iii) Traveling Salesman - Collective Bargaining Agreement for traveling salesmen, Nbr. 308/75.

              No dispute, arbitration, litigation or breach exists under any collective bargaining agreement.

              2. TMC Employment Agreements which are not terminable at will without making severance payments:

                     NAME OF THE EMPLOYEE:

                     ALVAREZ Jose Luis
                     ARCE Walter Javier
                     ASEF Felix Nadir
                     BERTOLA Marcelo E.

                     NAME OF THE EMPLOYEE:

                     BLAUZWIRN LABORDE Pablo Ernesto
                     BOSSIO Rafael
                     BRAVO Ricardo Luis
                     BURGUENO SCALONE Juan Manuel
                     CARBONE LORENA Alejandra
                     CAZENAVE Luciana
                     CHOROVICZ Demian
                     COCCIOLO Roberto Anibal
                     COCIMANO Daniel
                     CONTSOMANOLAKY Alejandro
                     CRISTALLO Alejandro
                     CUESTA Fernando Anibal
                     DE LUQUE Mariano
                     ESCALA Nestor Alberto
                     ESPERON Jose Luis
                     FERNANDEZ Maria Jose
                     FERNANDEZ Nestor
                     FOURCADE Juan Edgardo
                     ADRIANO GALLINEA Fabio
                     GARCIA Jose
                     GARCIA Natalia
                     GERARDI Maximiliano
                     GORINI Fernando Gabriel
                     GRANJA Anabella Dafne
                     HORVAT Jacobo
                     IGLESIAS Sergio Gustavo
                     IGOUNET Maria Jose
                     IURCOVICH Patricia
                     JANCZUK Juan Carlos
                     JOVENICH Victor Augusto
                     KRAEFFT Mariano Ricardo
                     L'AVENA Teresa Haydee
                     LISJAK Ariel
                     LOPEZ Pablo David
                     MEDINA Felix Adolfo
                     MELERO Roberto Eduardo
                     MENDEZ Guerin Nicolas
                     MERLIS Alfredo Guillermo
                     MOIX Roman Angel
                     MOLLO FREYTAZ Carlos
                     MOREY Gustavo Nicolas

                     NAME OF THE EMPLOYEE:

                     MUSUMECI Sergio Dario
                     NUGUER Karina
                     PELIZZA Luis Jorge
                     PEREYRA Ricardo Hector
                     PONCE Maria Sandra
                     RICKE William
                     ROBLEDO Mabel
                     ROMEO Mariano
                     RUBIN Ubaldo
                     RUIZ Maria Alejandra
                     SAINT-JEAN Pedro Miguel
                     SALAS GRABOLO Gustavo
                     SAWON Ricardo
                     SCOTTI Alejandro
                     TIBALDO Mauricio Edgardo
                     TORRES Julio Oscar
                     VENENATI Mariano
                     VILLALBA Eduardo Humberto
                     VILLECO Diego
                     ZAIDEL Alejandro
                     ZAYAT Gonzalo Manuel
                     ZUMARRAGA Juan Pablo

       VELOCOM ARGENTINA

              Velocom Argentina employment agreements which are not terminable at will without making severance payments:

              1.     Rudolfo Pella

              2.     Ana Guiqou

              In addition, this entity is responsible for social security "OSDE" benefits for these employees.

                                SCHEDULE 3.22(b)

                     EMPLOYEES AND DIRECTORS OF THE COMPANY

                                                                                       TERM OF
EMPLOYEE            POSITION                              SALARY       BENEFITS      EMPLOYMENT*
--------            --------                           -----------    ----------     -----------
Fred Vierra         Chairman - Non-Employee            $ 12,000.00    $ 3,600.00       At Will
David Leonard       President & CEO                    $300,000.00    $90,000.00       At Will
Nick Kauser         Chief Technology Officer           $120,000.00    $36,000.00       At Will
Barry Rowan         Chief Financial Officer            $225,000.00    $52,500.00       At Will
John Gowen          Chief Development Officer          $200,000.00    $60,000.00       At Will
Michael Quinn       VP Legal & Strategic Affairs       $250,000.00    $75,000.00       At Will
Greg Sadler         VP Finance                         $150,000.00    $45,000.00       At Will
Dwayne House        VP Operations                      $150,000.00    $45,000.00       At Will
Mike Casullo        VP - Info Technology               $110,000.00    $33,000.00       At Will
David Tomizuka      VP - Internet Strategy & Bus.      $200,000.00    $60,000.00       At Will
                    Dev.
Mark Johnson        VP - IP Services                   $110,000.00    $33,000.00       At Will
Ann Doris           VP - Marketing Strategy/           $175,000.00    $51,000.00       At Will
                    Communications
Derek Koecher       Financial Analyst                  $ 65,000.00    $19,500.00       At Will
Patti Reichman      Controller                         $ 90,000.00    $27,000.00       At Will
Julia K. Hughes     Executive Assistant                $ 45,000.00    $13,500.00       At Will
                    MIS Manager                        $ 35,000.00    $10,500.00       At Will
Lisa Gamel          Administrative Assistant           $ 33,000.00    $ 9,900.00       At Will
Wendy Shantz        Administrative Assistant           $ 40,000.00    $12,000.00       At Will
                    Receptionist/Admin Assist          $ 29,000.00    $ 9,000.00       At Will
Brad Johnson        VP Southern Cone                   $225,000.00    $67,500.00       At Will
Steve Dougherty     VP Brazil                          $250,000.00    $75,000.00       At Will
Chuck Schneider     Brazil CFO                         $150,000.00    $45,000.00       At Will

Henry Peraza                       Pres-Brazil Sm Markets       $150,000.00       $45,000.00        At Will
Barney Schotters                   Board Member - Non           $ 12,000.00       $       --
                                   Employee
Bob McKenzie                       Board Member - Non           $ 12,000.00       $       --
                                   Employee
Diego Rodriguez                    Director of Transition       $120,000.00       $       --
                                   Management
Phil Shoemaker                     Director of Implementation   $110,000.00       $33,000.00
                                   and Deployment
William J. Elsner                  Board Member - Non
                                   Employee
Steven Halstedt                    Board Member - Non
                                   Employee
Anthony Daffer                     Board Member - Non
                                   Employee
Guillermo Liberman                 Board Member - Non
                                   Employee
Luis Gonzalez Lanuza               Board Member - Non
                                   Employee
Scott Perper                       Board Member - Non
                                   Employee
Michael Greeley                    Board Member - Non
                                   Employee
Jacques Gliksberg                  Board Member - Non
                                   Employee
Bernard G. Dvorak                  Board Member - Non
                                   Employee


through Brazil and Argentia:
     Guillermo Ramirez             Senior Project Manager       $ 97,750.00       $29,000.00
     Ana Guigou                    Argentina Admin              $ 35,000.00       $10,500.00        At Will
     Cristina Diegues              Secretary                    $ 29,750.00       $ 3,000.00        At Will
     Naomi Periera                 Secretary                    $ 25,000.00       $18,000.00        At Will
     Rudolfo Pella                 Argentine Engineer           $ 65,000.00       $19,500.00        At Will
     Antonio de Salles             Operations Manager           $125,000.00       $36,000.00        At Will

                                SCHEDULE 3.23(a)

                             EMPLOYEE BENEFIT PLANS

       VELOCOM

              1.     VeloCom Stock Option Plan.

              2.     VeloCom Death and Disability Plan.

              3.     Vision Care Plan.

              4.     Humana Medical PPO Plan.

              5.     Reliant Life Insurance Plan.

              6.     Delta Dental Plan.

       VESPER

              Vesper executive compensation package.

       MEGATEL

              MegaTel executive compensation package.

       TMC
              1. Insurance policy No. 1996 of Generali Argentina Compania de Seguros Patrimoniales regarding labor risk of employees.

              2. Tickets for buying at restaurants "Ticket Restaurant" ($10 per employee for each working day) and Tickets for buying other goods "Ticket Canasta" ($150 per employee, per month).

              3. Social security "OSDE", "Docthos", "OSECAC" and Accion Social de Empresarios for employees.

              4. Difference of price of social security (Argentine pesos 35 per month) in favor of Carlos Esteban Castro.

              5. Other benefits arising out of the labor agreements entered into by: (i) Rigoberto Almeida Costa, TMC and Fabio Adriano Gallinea, and (ii) William Ricke.

              6. TMC has agreed to institute a phantom stock option plan for senior management by year end. This stock option plan is subject to the approval of the Company's board of directors.

                                 SCHEDULE 3.24

                            RECORDKEEPING COMPLIANCE

       VELOCOM CHILE

               VeloCom Chile has not filed certain monthly tax reports with Chilean tax authorities. The Company is in the process of making such filings.

       FORMUS ARGENTINA

               Certain tax documents are in the process of being filed.


                                        1